Exhibit 10.1

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted and replaced by [***], as the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

EXECUTION VERSION

_____ July 2025

DEED OF AMENDMENT AND RESTATEMENT

Relating to a Sale and Purchase Agreement entered into by the following parties:

LIFE MEDICAL GROUP LIMITED

AND

LIFE HEALTHCARE GROUP HOLDINGS LIMITED

AND

LANTHEUS RADIOPHARMACEUTICALS UK LIMITED

AND

LANTHEUS MEDICAL IMAGING, INC.

This Deed (the Deed) is made on ____ July 2025

BETWEEN:

(1)
LIFE MEDICAL GROUP LIMITED, a private limited liability company incorporated under the laws of England with registered number 08601376 and whose registered office is at c/o KPMG LLP, One St. Peter's Square, Manchester, United Kingdom, M2 3AE (the Seller);
(2)
LIFE HEALTHCARE GROUP HOLDINGS LIMITED, a public limited liability company incorporated under the laws of South Africa with registration number 2003/002733/06 and whose registered office is at Building 2, Oxford Parks, 203 Oxford Road, Dunkeld 2196, South Africa (Life Healthcare Group Holdings or the Seller’s Guarantor);
(3)
LANTHEUS RADIOPHARMACEUTICALS UK LIMITED, a private limited liability company incorporated under the laws of England with registered number 16107946 and whose registered office is at Ashcombe Court, Woolsack Way, Godalming, Surrey, United Kingdom, GU7 1LQ (the Purchaser); and
(4)
LANTHEUS MEDICAL IMAGING, INC., a Delaware corporation (the Purchaser’s Guarantor),

each a Party and together, the Parties.

BACKGROUND:

(A)
The Seller, Seller’s Guarantor, Purchaser and Purchaser’s Guarantor entered into the Original Agreement on 12 January 2025.
(B)
The Seller, Seller’s Guarantor, Purchaser and Purchaser’s Guarantor now wish to amend and restate the Original Agreement in the form of the Amended Agreement.

IT IS AGREED as follows:

1.
DEFINITIONS AND INTERPRETATION

In this Deed, unless the context otherwise requires, the provisions of this clause 1 apply.

1.1.
Incorporation of Defined Terms

Unless otherwise stated, terms defined in the Original Agreement shall have the same meaning in this Deed.

1.2.
Definitions

Amended Agreement means the Original Agreement, as amended and restated in the form set out in the Schedule to this Deed;

Original Agreement means the Sale and Purchase Agreement relating to the sale and purchase of Life Molecular Imaging Limited entered into between the Seller, Seller’s Guarantor, Purchaser and Purchaser’s Guarantor on 12 January 2025; and

Signing Date means 12 January 2025.

1.3.
Interpretation clauses
(a)
The principles of interpretation set out in clause 1 of the Original Agreement shall have effect as if set out in this Deed, save that references to “this agreement” shall be construed as references to “this Deed”
(b)
References to this Deed include its Schedule.
2.
AMENDMENT and restatement
2.1.
In accordance with clause 29.8 of the Original Agreement, the Parties agree that the Original Agreement shall be amended and restated in the form set out in the Schedule to this Deed.
2.2.
The amendment and restatement of the Original Agreement pursuant to clause 2.1 shall take effect from the Signing Date, as if the Amended Agreement had been entered into on the Signing Date.
2.3.
Upon this Deed being entered into, the Amended Agreement shall supersede the Original Agreement in its entirety.
2.4.
The Purchaser hereby irrevocably releases, waives and discharges any and all actions, claims, rights, demands and set-offs that it has, may have or hereafter shall or may have against the Seller under or in connection with any of the steps referred to in clause 7.8(b) of the Amended Agreement having been taken prior to (rather than on or after) the date of this Deed.
3.
INCORPORATION OF TERMS

The provisions of clause 20 (Announcements and Confidentiality), clause 21 (Notices), clause 23 (Assignments), clause 29 (General), clause 30 (Whole Agreement) and clause 33 (Language) of the Amended Agreement shall apply to this Deed as if set out in full in this Deed and as if references in those clauses to “this Agreement” are references to this Deed and references to “party” or “parties” are references to parties to this Deed.

4.
Guarantee Confirmation
4.1.
The Purchaser’s Guarantor (for itself and on behalf of the Purchaser) confirms that, with effect from and including the date of this Deed, the guarantee of the Purchaser’s Guarantor as set out in the Original Agreement (as set out in clause 25) shall:
(a)
remain in full force and effect notwithstanding the amendment and restatement referred to in clause 2 (Amendment and Restatement); and
(b)
extend to all new obligations assumed by the Purchaser and/or the Purchaser’s Guarantor under the Original Agreement as amended and restated by this Deed.
4.2.
The Seller’s Guarantor (for itself and on behalf of the Seller) confirms that, with effect from and including the date of this Deed, the guarantee of the Seller’s Guarantor as set out in the Original Agreement (as set out in clause 27) shall:
(a)
remain in full force and effect notwithstanding the amendment and restatement referred to in clause 2 (Amendment and Restatement); and
(b)
extend to all new obligations assumed by the Seller and/or the Seller’s Guarantor under the Original Agreement as amended and restated by this Deed.

5.
GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

6.
JURISDICTION
6.1.
Except where the Parties have agreed a particular method of resolving disputes under particular provisions of this Deed, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to any non-contractual obligations arising out of or in connection with this Deed) and the Parties submit to the exclusive jurisdiction of the English courts.
6.2.
The Parties waive any objection to the English courts on grounds that they are an inconvenient or inappropriate forum to settle any such dispute.
6.3.
Life Healthcare Group Holdings irrevocably appoints the Seller as its agent under this Deed for service of process in any proceedings before the English courts.
6.4.
The Purchaser’s Guarantor irrevocably appoints the Purchaser as its agent under this Deed for service of process in any proceedings before the English courts.
6.5.
If the person appointed pursuant to clause 6.3 or 6.4 (as applicable) is unable for any reason to act, the Seller’s Guarantor or the Purchaser’s Guarantor (as applicable) must immediately appoint another agent (and in any event within 10 Business Days of the event taking place). Failing this, the Purchaser or the Seller (as applicable) may appoint another process agent in England for this purpose, in its absolute discretion. The Seller’s Guarantor and the Purchaser’s Guarantor (as applicable) agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings or render service of those proceedings ineffective. Clauses 6.3, 6.4 and this clause 6.5 does not affect any other method of service allowed by law.

In witness whereof this Deed has been delivered on the date first stated above.

SIGNATORIES

SIGNED as a DEED by LIFE MEDICAL GROUP LIMITED acting by Petrus Phillippus Van Der Westhuizen, a director, and Peter Gerard Wharton-Hood, a director	/s/ Petrus Phillippus Van Der Westhuizen ……………………………………
Signature
/s/ Peter Gerard Wharton-Hood ……………………………………
Signature

SIGNED as a DEED by LIFE HEALTHCARE GROUP HOLDINGS LIMITED acting by Petrus Phillippus Van Der Westhuizen, a director, and Peter Gerard Wharton-Hood, a director	/s/ Petrus Phillippus Van Der Westhuizen ……………………………………
Signature
/s/ Peter Gerard Wharton-Hood ……………………………………
Signature

SIGNED as a DEED by LANTHEUS RADIOPHARMACEUTICALS UK LIMITED acting by Daniel Niedzwiecki, sole director, in the presence of:		/s/ Daniel Niedzwiecki ……………………………………
Signature
Witness's Signature:	....…………………..
Name:	....…………………..
Address:	..…………………..
..…………………..
..…………………..

SIGNED as a DEED by LANTHEUS MEDICAL IMAGING, INC. acting by Brian Markison, Chief Executive Officer, acting under the authority of that Company		/s/ Brian Markison …………………………………… Signature
Witness's Signature:	……………………..
Name:	....…………………..
Address:	..…………………..
……..……………..
…...………………..

schedule

Amended agreement

dated 12 january 2025 as amended and restated on JULY 2025

SALE AND PURCHASE AGREEMENT

LIFE MEDICAL GROUP LIMITED

AND

LIFE HEALTHCARE GROUP HOLDINGS LIMITED

AND

LANTHEUS RADIOPHARMACEUTICALS UK LIMITED

AND

LANTHEUS MEDICAL IMAGING, INC.

Schedule

1.	The Company and its Subsidiaries		90
	Part 1	The Company	90
	Part 2	Subsidiaries	91
2.	Accounts and Applicable Accounting Standards		92
3.	Properties		93
4.	Seller’s Warranties		94
	Part 1	Seller’s Fundamental Warranties	94
	Part 2	Business Warranties	97
5.	Claims		121
6.	Tax Covenant		125
7.	Completion obligations		131
	Part 1	Seller’s obligations	131
	Part 2	Purchaser’s obligations	132
8.	Completion Balance Sheet, Completion Statement and EBITDA Statement		133
	Part 1	Preparation of the Completion Balance Sheet, the Completion Statement and the EBITDA Statement	133
	Part 2	Reference balance sheet
	Part 3	Form of Draft Completion Statement and Completion Statement
	Part 4	Specific policies for preparation of the Draft Completion Balance Sheet and the Draft Completion Statement
9.	Independent Accountants		134
10.	[***] SPA		136
11.	RM2 provisions		137

Appendices

1.	Licence and Commercial Agreement(s) for opted-in Licensed Products – Term Sheet	147
2.	Completion Certificate Of Life Medical Group Limited	155

THIS AGREEMENT is made on 12 January 2025 and amended and restated on ____ July 2025

BETWEEN:

(1)
LIFE MEDICAL GROUP LIMITED, a private limited liability company incorporated under the laws of England with registered number 08601376 and whose registered office is at c/o KPMG LLP, One St. Peter's Square, Manchester, United Kingdom, M2 3AE (the Seller);
(2)
LIFE HEALTHCARE GROUP HOLDINGS LIMITED, a public limited liability company incorporated under the laws of South Africa with registration number 2003/002733/06 and whose registered office is at Building 2, Oxford Parks, 203 Oxford Road, Dunkeld 2196, South Africa (Life Healthcare Group Holdings or the Seller’s Guarantor);
(3)
LANTHEUS RADIOPHARMACEUTICALS UK LIMITED, a private limited liability company incorporated under the laws of England with registered number 16107946 and whose registered office is at Ashcombe Court, Woolsack Way, Godalming, Surrey, United Kingdom, GU7 1LQ (the Purchaser); and
(4)
LANTHEUS MEDICAL IMAGING, INC., a Delaware corporation (the Purchaser’s Guarantor).

BACKGROUND:

(A)
The Seller is the sole legal and beneficial owner of all the issued share capital of Life Molecular Imaging Limited (the Company, further details of which are set out in Schedule 1).
(B)
The Seller wishes to sell and the Purchaser wishes to purchase all the Sale Shares (the Transaction) on the terms and subject to the Conditions set out in this agreement.
(C)
The Purchaser’s Guarantor is the US operating company in the Purchaser’s Group and has agreed to guarantee the obligations of the Purchaser under this agreement.
(D)
The Seller’s Guarantor is the ultimate holding company in the Seller’s Group and has agreed to guarantee certain of the obligations of the Seller under this agreement.
(E)
On and subject to the terms of this agreement, the Purchaser has agreed to assume in part the Seller’s obligation to pay certain amounts to [***] in connection with the Seller’s Group’s acquisition of the Target Group, up to an aggregate amount (when combined with certain payments falling due to the LMI EBITDA Participants after Completion) of USD30,000,000.

IT IS AGREED as follows:

1.
INTERPRETATION
1.1.
In this agreement:

Accounting Firm means any of PricewaterhouseCoopers LLP, Ernst & Young Global Limited or KPMG LLP, or any other U.S. nationally recognized independent certified accounting firm as may be mutually agreed in writing between the Seller and the Purchaser from time to time;

Accounts means:

(a)
in respect of a Target Group Company as set out in the table in Schedule 2 which is stated as “audited” in column (3) of the table set out in Schedule 2, the audited balance sheet as at the end of, and the audited profit and loss account for, the financial year ended on the Accounts Date that is set opposite that Target Group Company’s name in column (2) of the table set out in Schedule 2; and

(b)
in respect of a Target Group Company as set out in the table in Schedule 2 which is stated as “unaudited” in column (3) of the table set out in Schedule 2, the unaudited balance sheet as at the end of, and the unaudited profit and loss account for, the financial year ended on the Accounts Date that is set opposite that Target Group Company’s name in column (2) of the table set out in Schedule 2, a copy of each of which has been provided in the Data Room;

Accounts Date means, in respect of a Target Group Company included in the table in Schedule 2, the date that is set opposite that Target Group Company’s name in column (2) of the table in Schedule 2;

Accounts Relief has the meaning given in paragraph 6.1 of Schedule 6;

Acquisition Proposal means any indication of interest, offer or proposal (other than an indication of interest, offer or proposal made or submitted by the Purchaser or one or more of its Affiliates) from any person or group contemplating or otherwise relating to:

(a)
any merger, consolidation, amalgamation, share exchange, business combination, asset purchase, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction involving the Company and, directly or indirectly:
(i)
15% or more of any class of voting equity securities of the Company; or
(ii)
businesses or assets (including capital stock of the Subsidiaries) that constitute 15% or more of the consolidated revenues, net income or assets of the Company and its subsidiaries, taken as a whole; or
(b)
any sale or license of, or joint venture or partnership with respect to, NeuraCeq or the Pipeline Products,

but, for clarity shall not include any Excluded Proposal;

Action means any judicial, arbitral or administrative claim, complaint, action, cause of action, demand, charge, suit, arbitration, investigation, litigation or other proceeding, in each case, from, by or before any Governmental Entity;

Active Component has the meaning given to it in the definition of Combination Product;

Actual Net Debt means the actual amount of Net Debt at Completion, as calculated and agreed and/or determined (as applicable) after Completion in accordance with Schedule 8;

Actual Tax Liability means a liability to make a payment of Tax;

Actual Working Capital means the actual amount of Working Capital at Completion, as calculated and agreed and/or determined (as applicable) after Completion in accordance with Schedule 8;

Adjusted LMI EBITDA Scheme Payment Fund Pre-Completion Amount means an amount to be included in Debt that shall be determined after Completion in accordance with paragraph 3.3(b) of Part 1 of Schedule 8;

Adjusted Post-Completion Management EBITDA means the amount of the Post-Completion Management EBITDA, as calculated and agreed and/or determined (as applicable) after Completion in accordance with Schedule 8;

Adjusted Pre-Completion Management EBITDA means the amount of the Pre-Completion Management EBITDA, as calculated and agreed and/or determined (as applicable) after Completion in accordance with Schedule 8;

Adjustment Amount has the meaning given in clause 3.6;

Adverse Recommendation Change has the meaning given in clause 5.6;

Adverse Event means, in respect of any Product:

(a)
any untoward medical occurrence in a patient who has administered themselves with, or has been administered, a Product, where the untoward medical occurrence is temporally associated with the use of the Product (whether or not considered related to the Product); or
(b)
any unfavourable and unintended sign, symptom or disease temporally associated with the use of a Product (whether or not considered related to the Product); or
(c)
failure of that Product to produce expected benefits, including a lack of efficacy; or
(d)
adverse events associated with:
(i)
the persistent or sporadic intentional excessive use of the Product by a patient accompanied by harmful physical and/or psychological effects; or
(ii)
use of the Product in a way that is not in accordance with its Marketing Authorisation accompanied by harmful physical and/or psychological effects;

Affiliate means, in relation to a specified person:

(a)
any group undertaking of such person;
(b)
any general partner, trustee, manager, adviser or nominee of such person or of a group undertaking of such person, or a group undertaking of any such general partner, trustee, manager, adviser or nominee;
(c)
any fund or other entity which is advised by, or the assets of which are managed from time to time by, any person referred to in (a) or (b) above, and any subsidiary undertaking of such fund or other entity; and
(d)
any fund or other entity of which that person, or any person referred to in (a) or (b) above, is a general partner, trustee or nominee, and any subsidiary undertaking of such fund or other entity;

Agreed Form means, in relation to any document, the form of that document which has been initialled for the purpose of identification by the Purchaser’s Lawyers and the Seller’s Lawyers, or otherwise identified as being in the Agreed Form via an email attachment by the Purchaser’s Lawyers and the Seller’s Lawyers, or by or on behalf of the Seller and the Purchaser (respectively), with such alterations as may be agreed in writing by the aforementioned;

Alternative Acquisition Agreement has the meaning given in clause 5.6;

Anti-Bribery Laws means:

(a)
the U.S. Foreign Corrupt Practices Act of 1977, as amended;
(b)
the UK Bribery Act 2010; and

(c)
any other applicable anti-bribery or anti-corruption law or regulation enacted in any jurisdiction;

Anti-Money Laundering Laws means all applicable anti-money laundering laws, anti-fraud, or counter-terrorism financing-related laws or regulations enacted in any jurisdiction;

Antitrust Expenses means any third-party costs, fees and expenses (including by external antitrust advisors, economists, and ediscovery document vendors) with respect to or incurred in connection with obtaining the Regulatory Clearances, to the extent reasonably incurred and documented;

Applicable Accounting Standards means, in respect of a Target Group Company included in the table in Schedule 2 and its Accounts, the accounting principles set opposite that Target Group Company’s name in column (4) of the table in Schedule 2;

Applicable Law means applicable laws, rules, regulations or similar statutes, enactments, codes, orders, judgments, injunctions, notices, decrees, ordinances, treaties, directives and administrative interpretations, in each case as may be in force from time to time;

Approved LHG Shareholder Circular means the LHG Shareholder Circular approved by the JSE;

Authority Regulatory Communication has the meaning given in subclause 6.11(f);

Avid means Avid Radiopharmaceuticals, Inc.;

Base Consideration Amount means USD350,000,000;

[***] APA means the asset purchase agreement entered into between [***] (as amended and/or novated or otherwise varied from time to time), including all Ancillary Agreements (as defined therein) entered into pursuant thereto;

[***] Guarantee means the guarantee originally given by [***] of the prompt performance by [***] of all its obligations under the [***] APA pursuant to section 12.7 of the [***] APA;

Board Recommendation Notice has the meaning given in clause 5.7;

Budget means the budget of the Target Group Companies for the period commencing 1 October 2024 and ending on 30 September 2025 and which has been provided in the Data Room at Eagle_Mainroom\08_Financials\MI Pack LMI November 2025.xlsx;

Business means the business of the Target Group which includes the Commercialisation, manufacturing and other exploitation of NeuraCeq and any Development activities in respect of the Products (including NeuraCeq), in each case, conducted by or on behalf of the Target Group as at the date of this agreement (or, where expressly provided in this agreement, as of Completion);

Business Day means any day that is not a Saturday, Sunday or public holiday in England or South Africa, or Massachusetts, USA (save that for the purposes of clause 5.2, “Business Day” shall mean any day that is not a Saturday, Sunday or public holiday in South Africa only);

Calculation Date means the final Business Day of the calendar month immediately preceding the calendar month in which the Unconditional Date occurs;

Calendar Quarter means the periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31 (or any of them);

Cash means, without double counting, the aggregate amount of:

(a)
all cash in hand or credited to any account with a financial institution;
(b)
all cash and cash equivalents, in each case maturing less than 60 days after the Completion Date;
(c)
all short term investments that are readily convertible to known amounts of cash which are subject to an insignificant risk of changes in value;
(d)
the line items mapped to “Cash” in the Draft Completion Balance Sheet (in the case of Estimated Net Debt) and in the Completion Balance Sheet (in the case of Actual Net Debt); and
(e)
any Intra-Group Receivables,

in each case held by the Target Group Companies at the Effective Time or, in the case of Cash for the purposes of Estimated Net Debt, at the Calculation Date (provided that Cash shall not include cash or cash equivalents held by third parties related to any security or similar deposits, cash in escrow accounts, cash supporting obligations under letters of credit, and cash otherwise subject to any legal or contractual restriction on the ability to freely transfer or use such case for any lawful purpose), calculated and including (or excluding as the case may be) those items required to be included in (or excluded from, as the case may be) Cash in accordance with the requirements of Schedule 8, expressed as a positive number and, where applicable, converted into Dollars at the Exchange Rate;

Cash Award means any subsisting cash-based incentive granted before Completion to any current or former Employee, director, officer or consultant of any Target Group Company under the Cash Plans;

Cash Plans means the LMI EBITDA Scheme and the VCP;

CIP means the Life Healthcare Group Holdings Limited Co-Investment Policy, the terms of which have been provided in the Data Room in folder “Eagle_Cleanroom/05_Personnel_and_Benefits/Compensation & Benefits/Benefit & Bonus Mgmt/CIP”;

CIP Contribution Amount means the amount owing by the Target Group to Life Healthcare Group Proprietary Limited in relation to amounts payable by Life Healthcare Group Proprietary Limited to a CIP participant in respect of dividends payable on shares awarded to that participant under the CIP, as notified in accordance with clause 19.5;

CIP EBT means the employee benefit trust known as the Life Healthcare Share Matching and Performance Trust established pursuant to the trust deed between: (i) Life Healthcare Group (Proprietary) Limited; and (ii) Asanda Myataza, Chris Johannes Gouws, Tanya Clucas and Thaven Raja as trustees of the trust, as amended and restated on 23 February 2023 and from time to time;

Claim means a Warranty Claim or a Tax Covenant Claim or a Specific Indemnity Claim or any other claim against the Seller (or any other member of the Seller’s Group) for any breach or alleged breach of this agreement (including pursuant to any indemnity or covenant to pay but excluding in relation to any breach or alleged breach of Schedule 10);

Clause 17.1(a) Assessment means a Specific Tax Assessment that relates to a matter falling within subclause 17.1(a);

Clause 17.1(a) Assessment Amount means the amount for which the Seller is liable in respect of a Clause 17.1(a) Assessment or, where such Clause 17.1(a) Assessment has not yet been settled or otherwise finally determined, the amount for which it would be liable under subclause 17.1(a) if the Clause 17.1(a) Assessment were settled at the amount claimed by the relevant Tax Authority (before the use of available Reliefs);

Clause 17.1(b) Assessment means a Specific Tax Assessment that relates to a matter falling within subclause 17.1(b);

Clinical Trial Authorisation means, with respect to a particular Product and jurisdiction, any and all applications, approvals, licences, notifications, registrations or authorisations of any Governmental Entity necessary to conduct a clinical trial of such Product in such jurisdiction, including an Investigational New Drug Application submitted to FDA in accordance with the U.S. Code of Federal Regulations Title 21 part 312, including all amendments, modifications and supplements thereto;

CMA means the UK Competition and Markets Authority;

CMA Briefing Paper means the briefing paper in relation to the transactions contemplated by this agreement to be submitted to the CMA, in a form agreed between the parties in writing;

Code means the U.S. Internal Revenue Code of 1986, as amended;

Combination Product means:

(a)
any single product containing as ingredients both:
(i)
Florbetaben (18F) or a Pipeline Milestone Asset; and
(ii)
one or more active pharmaceutical ingredients or components, diagnostic ingredients or components or biological ingredients or components (each, an Active Component) that are not Florbetaben (18F) or Pipeline Milestone Assets, as applicable whether co-formulated or co-packaged (i.e. within a single box or sales unit); or
(b)
any product containing Florbetaben (18F) or a Pipeline Milestone Asset sold in combination with one or more products (such as drug products, devices or diagnostics) that do not contain Florbetaben (18F) or Pipeline Milestone Assets (as applicable) for a single invoice price; or
(c)
any product containing Florbetaben (18F) or a Pipeline Milestone Asset sold where the sale of the product containing Florbetaben (18F) or the Pipeline Milestone Asset (as applicable) is only available from the seller with the purchase or other products that do not contain Florbetaben (18F) or a Pipeline Milestone Asset (as applicable),

(such other Active Components or biological ingredients, or other such products, services or diagnostics referred to in (a) to (c) above being Other Components);

Commercialisation means the performance of any and all activities directed to promoting, marketing, pricing, importing, exporting, distributing, selling or offering to sell the relevant Product following receipt of Regulatory Approval (but excluding Development). When used as a verb, Commercialise or Commercialising means to engage in Commercialisation;

Commercially Reasonable Efforts means, with respect to the Development or Commercialisation of the Milestone Products in or for a particular country in the CRE Territories, or RM2 Products in or for a particular country within the Diligence Territory (each, as defined in Schedule 11), the expenditure of efforts and resources in good faith and consistent with the usual practice of the Purchaser’s Group in pursuing, in a reasonably timely manner, the development, approval and Commercialisation of radiopharmaceutical products (other than the Milestone Products and RM2 Products) at a similar stage of development or product life that are of similar market potential and strategic value to the Purchaser’s Group, and taking into account, without limitation: issues of safety and efficacy; product profile; proprietary position (including patent and license coverage and regulatory exclusivity); the then-current competitive market environment in the relevant CRE Territory or Diligence Territory, as applicable; likely timing of the pharmaceutical product’s entry into the market in the relevant CRE Territory or Diligence Territory, as applicable; the then current market penetration in the relevant CRE Territory or Diligence Territory, as applicable; market potential (including market size, patient population, pricing and reimbursement); potential profitability (including Third Party costs and expenses) of such radiopharmaceutical product in the relevant CRE Territory or Diligence Territory, as applicable; regulatory environment; and other relevant legal, regulatory, scientific, technical and commercial factors; in each case, measured by the facts and circumstances at the time such efforts are due;

Company has the meaning given in recital (A);

Company Intellectual Property means the Owned Company Intellectual Property and the Non-Owned Company Intellectual Property;

Completion means completion of the sale and purchase of the Sale Shares in accordance with this agreement;

Completion Balance Sheet means the Draft Completion Balance Sheet as agreed and/or determined (as applicable) to be final and binding in accordance with paragraphs 2 and 3 of Part 1 of Schedule 8;

Completion Date means the date on which Completion takes place, being five Business Days following the Unconditional Date, provided that, where Completion would occur less than five Business Days prior to the end of any Calendar Quarter, Completion shall be on the first Business Day of the following Calendar Quarter;

Completion Disclosure Letter means the letter of the same date as Completion, written and delivered by or on behalf of the Seller to the Purchaser at Completion disclosing information constituting exceptions to the Seller’s Warranties (other than the Seller’s Fundamental Warranties) relating to facts. matters or circumstances that have arisen during the period between the date of this agreement and Completion;

Completion Statement means the Draft Completion Statement as agreed and/or determined (as applicable) to be final and binding in accordance with paragraphs 2 and 3 of Part 1 of Schedule 8;

Conditions has the meaning given in clause 5.1;

Confidentiality Agreement means the confidentiality undertaking between Lantheus Medical Imaging, Inc. and Life Healthcare Group Proprietary Limited dated 2 November 2024;

Connected Person means, in respect of a person, such person’s directors and officers;

Consideration means the aggregate of the Initial Consideration and any NeuraCeq Earn-Out Payment(s) and/or Sales Revenue Milestone Payment(s) and/or RM2 Consideration payable pursuant to clause 4 of this agreement;

Copyright means any copyrights and copyrightable works, including all works for hire, all rights of authorship, use, publication, reproduction, distribution, performance, transformation, moral rights and rights of ownership of copyrightable works, all registrations, applications for registration and renewals of any of the foregoing anywhere in the world, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of copyright law anywhere in the world;

Cost Coverage Amount has the meaning given in clause 6.1;

CRE Territory means any of:

(a)
[***]; and
(b)
[***]

(provided that, with respect to any Pipeline Milestone Asset, the countries in paragraph (b) will only be deemed a CRE Territory in respect of such Pipeline Milestone Asset after Regulatory Approval for such Pipeline Milestone Asset is granted in [***]);

Dangerous Substance means any natural or artificial substance or thing (whether in a solid, liquid, gas, vapour or other form) that is likely to cause significant damage to the Environment;

Data Room means the information and the documents in the virtual data room as of one Business Day immediately prior to the signing of this agreement in the folders named “Eagle_Mainroom” and “Eagle_Cleanroom” shared in the virtual data room hosted by Citrix ShareFile, each of which is encrypted on a USB stick and the index of which is in the Agreed Form;

Debt means, without double counting, all loans (whether or not they bear interest), financing liabilities or obligations or other indebtedness, including:

(a)
any overdrafts and other liabilities in the nature of borrowed money (whether secured or unsecured);
(b)
any reimbursement and payment obligations with respect to letters of credit, bills, bonds, notes, debentures or loan stock and other similar instruments;
(c)
any obligations in respect of interest rate swaps or other financial derivatives stated at their fair value;
(d)
any obligations and liabilities under finance or capital leases, hire purchase agreements and sale and lease-back transactions;
(e)
any Transaction Costs;
(f)
the line items mapped to “Debt” in the Draft Completion Balance Sheet (in the case of Estimated Net Debt) and in the Completion Balance Sheet (in the case of Actual Net Debt); and
(g)
any Intra-Group Payables,

together with all interest accrued on those amounts and any break, prepayment, early payment charges payable in respect of such amounts but excluding, to the extent included in Working Capital, trading debt or liabilities arising in the ordinary and usual course of business, of the Target Group Companies as at the Effective Time or, in the case of Debt for the purposes of Estimated Net Debt, at the Calculation Date, calculated in accordance with and including (or excluding as the case may be) those items required to be included in (or excluded from, as the case may be) Debt in accordance with the requirements of Schedule 8, expressed as a positive number and, where applicable, converted into USD at the Exchange Rate;

Delayed Information has the meaning given in clause 4.9;

Development means the performance of any and all activities relating to preparation of a product or service for Regulatory Approval, including pre-clinical studies, pharmacokinetic studies, toxicology studies, formulation, test method development, assay development and stability testing, manufacturing process development, chemistry, manufacturing and control (CMC) management, manufacturing technical support, biomarker development, validation and scale-up (including bulk compound production), manufacturing of clinical supplies and activities relating to developing the ability to manufacture and to continue to manufacture, quality assurance and quality control for formulations, design and conduct of clinical trials or studies (including all post-marketing commitments), report writing, statistical analysis and regulatory affairs including regulatory legal services (but excluding Commercialisation). When used as a verb, Develop means to engage in Development;

Disclosed means fairly disclosed with sufficient detail to enable the Purchaser to assess the nature and scope of the matter disclosed;

Disclosed Information has the meaning given in paragraph 1.1 of Schedule 5;

Dispute Notice has the meaning given in subparagraph 2.1 of Part 1 of Schedule 8;

Disputed Items has the meaning given in subparagraph 2.1 of Part 1 of Schedule 8;

Divest means to sell, assign, transfer or otherwise dispose of by any means whether directly or indirectly (including by way of share sale, merger, consolidation, asset sale, license, sublicense, assignment or other similar disposition), but shall not include to the extent relating solely to the development, manufacturing and commercialisation of any product, sublicenses, or licenses to distributors, co-promotion agreements, logistics arrangements or any arrangement conferring rights upon a Third Party to obtain, hold or maintain any Regulatory Approval or Marketing Authorisation (or equivalent) including if necessary to comply with Applicable Law, and Divestiture shall be construed accordingly;

Draft Completion Balance Sheet has the meaning given in subparagraph 1.1 of Part 1 of Schedule 8;

Draft Completion Statement has the meaning given in subparagraph 1.1 of Part 1 of Schedule 8;

Draft EBITDA Statement has the meaning given in subparagraph 1.1 of Part 1 of Schedule 8;

EBITDA Statement means the Draft EBITDA Statement as agreed and/or determined (as applicable) to be final and binding in accordance with paragraphs 2 and 3 of Part 1 of Schedule 8;

Effective Time means immediately before Completion;

Employee means any person employed by a Target Group Company;

Employee Taxes means any Taxes required or permitted to be deducted from any payment to an LMI EBITDA Participant in respect of amounts payable under the LMI EBITDA Scheme, including PAYE (or the equivalent in any other jurisdiction), employee national insurance contributions and any other social security or other similar Tax;

Employer Taxes means, in the United Kingdom, any employer national insurance contributions or apprenticeship levy and, outside the United Kingdom, any similar Taxes, in each case payable by the Target Group in respect of payments to LMI EBITDA Participants of amounts payable under the LMI EBITDA Scheme and not recoverable from the relevant LMI EBITDA Participant (but in the case of any such Taxes that are payable by reference to an employee’s remuneration up to a certain threshold in a tax year, assuming that the payments under the LMI EBITDA Scheme are the top slice of that remuneration in the relevant tax year (regardless of the timing of such payments), such that, for the avoidance of doubt, if the employee’s expected salary before any payment under the LMI EBITDA Scheme exceeds the relevant threshold, no Employer Taxes will be recognised in respect of the payment under the LMI EBITDA Scheme);

Employment Tax Liabilities has the meaning given in clause 19.10;

Encumbrance means any claim, equitable right, power of sale, retention of title, right of pre-emption, right of first refusal, option, right to acquire, mortgage, charge, pledge, lien (including mortgages, charges, pledges or liens with respect to any kind of tangible or intangible property, including any kind of intellectual property) or other third party right, form of security or encumbrance of any kind or any agreement, arrangement or obligation to create any of the foregoing;

Environment means air (including air within any building or other natural or man-made structure and whether above or below ground), water (including surface waters, underground waters, groundwater, coastal water, the seas and oceans, and inland waters and any water within any natural or man‑made structure), soil and land (including land under water, surface land and sub-surface land) and any living organism or systems supported by those media;

Environmental Law means any applicable laws, statutes, regulations, common law, final and binding court and other tribunal decisions concerning the protection of the Environment and/or the release, emission, leakage, spillage, management or handling of any Dangerous Substance or to regulate the use, treatment, storage, burial, disposal or transportation of any Dangerous Substance, in all cases, capable of enforcement by legal process in the jurisdiction(s) of operation of any applicable Target Group Company as at the date of this agreement;

Environmental Licence means any permit, licence, authorisation, consent or other approval which is issued, granted or required under or in relation to any applicable Environmental Laws;

ERISA means the U.S. Employee Retirement Income Security Act of 1974, as amended;

ERISA Affiliate means any person that is (or at any relevant time was or will be) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliated service group” with any Target Group Company as such terms are defined in Sections 414(b), (c), (m) or (o) of the Code;

Estimated Completion Year Management EBITDA means an amount equal to the sum of the Estimated Pre-Completion Management EBITDA and the Estimated Post-Completion Management EBITDA, as notified by the Seller in accordance with clause 3.2;

Estimated Consideration means an amount equal to the Base Consideration Amount:

(a)
less the Estimated Net Debt; and
(b)
either:
(i)
if the Estimated Working Capital is greater than the Target Working Capital, plus an amount equal to the difference; or
(ii)
if the Estimated Working Capital is less than the Target Working Capital, less an amount equal to the difference;

Estimated Intra-Group Payables means the projected amount of the Intra-Group Payables at the Calculation Date, as estimated by the Seller in accordance with clause 3.2;

Estimated Intra-Group Receivables means the projected amount of the Intra-Group Receivables at the Calculation Date, as estimated by the Seller in accordance with clause 3.2;

Estimated LMI EBITDA Scheme Allocation Percentage means the LMI EBITDA Scheme Allocation Percentage to be used for the purposes of calculating the Estimated LMI EBITDA Scheme Payment Fund Completion Year Amount, as notified by the Seller in accordance with clause 3.2;

Estimated LMI EBITDA Scheme Payment Fund Completion Year Amount means the projected total amount that is expected to be required to be paid (before any deductions made from such payments on account of Employee Taxes) by the Target Group to the LMI EBITDA Participants (assuming that such payment becomes due and payable to all LMI EBITDA Participants in accordance with the terms of the LMI EBITDA Scheme) in respect of the Relevant Reference Earn-out Period, being an amount equal to the Estimated LMI EBITDA Scheme Allocation Percentage of the Estimated Completion Year Management EBITDA and as notified by the Seller in accordance with clause 3.2;

Estimated LMI EBITDA Scheme Payment Fund Pre-Completion Amount means an amount equal to:

(a)
the Estimated LMI EBITDA Scheme Payment Fund Completion Year Amount; multiplied by
(b)
the Estimated Seller Contribution Percentage,

as notified by the Seller in accordance with clause 3.2;

Estimated Net Debt means the projected amount of the Net Debt at the Calculation Date, as estimated by the Seller in accordance with clause 3.2;

Estimated Post-Completion Management EBITDA means the projected amount of the Post-Completion Management EBITDA (which shall, for the avoidance of doubt, be prepared and calculated on the basis set out in paragraph 1.3 of Part 1 of Schedule 8), as estimated by the Seller in accordance with clause 3.2;

Estimated Pre-Completion Management EBITDA means the estimated amount of the Pre-Completion Management EBITDA, as estimated by the Seller in accordance with clause 3.2;

Estimated Seller Contribution Percentage means an amount equal to:

(a)
the Estimated Pre-Completion Management EBITDA; divided by
(b)
the Estimated Completion Year Management EBITDA,

and then multiplied by 100, as notified by the Seller in accordance with clause 3.2;

Estimated Working Capital means the projected amount of the Working Capital at the Calculation Date, as estimated by the Seller in accordance with clause 3.2;

Exchange Rate means the spot closing mid-rate of exchange between the two currencies in question published in the London edition of The Financial Times on the Business Day immediately preceding the Applicable Date or, where no such rate of exchange is published, the rate quoted on the preceding date on which such rates are quoted. For the purposes of this definition, Applicable Date shall mean, save as otherwise provided in this agreement, the date on which a payment or an assessment is to be made, save that, for the following purposes, it shall mean: (a) for the purposes of clauses 3.9, 12.1 and 12.2, the date of the Seller’s notification of the Pre-Completion Estimate pursuant to clause 3.2; (b) for the purposes of clause 3.2, the Calculation Date; (c) for the purposes of clauses 3.3 to 3.7, the Completion Date; and (c) for the purposes of clause 13 and Schedule 4, the date on which the Purchaser is paid for the Loss resulting from the relevant Seller’s Warranty being not true or not accurate (whether judicially determined or by agreement between the Purchaser and the relevant payor);

Excluded Proposal means any indication of interest, offer or proposal from any person or group contemplating or otherwise relating to any transaction resulting in the acquisition by such person or group of the majority of the issued and to be issued share capital of Life Healthcare Group Holdings;

FDA means the United States Food and Drug Administration and any successor agency or authority having substantially the same function;

Final LMI EBITDA Scheme Payment Fund Pre-Completion Amount means an amount that shall be determined after Completion in accordance with paragraph 1.6(c) of Schedule 10;

Finally Determined means, in respect of a Claim, where the parties to such Claim have so determined by mutual written agreement or, if disputed, when a matter has been resolved by a final and non-appealable judgment, decision (or equivalent) of a court of competent jurisdiction;

Foreign Investment Laws means any Applicable Law that provides for the review, clearance or notification of transactions on grounds of national security or other national or public interest, including any state, national or multi-jurisdictional Applicable Law that is designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in or control over domestic equities, securities, entities, assets, land or interests;

FRC means the Financial Reporting Council;

FRS102 (UK GAAP) means generally accepted accounting practice in the UK, including Financial Reporting Standards (specifically Financial Reporting Standard 102) and Statements of Standard Accounting Practice, each as issued or adopted by the FRC, abstracts issued by the FRC (and pronouncements previously issued by the Urgent Issues Task Force of the Accounting Standards Board) and pronouncements by the Conduct Committee of the FRC (or its predecessor, the Financial Reporting Review Panel) in force as at the relevant Accounts Date as set out in the table in Schedule 2;

From Authority Regulatory Communication has the meaning given in subclause 5.11(e);

Fundamental Warranty Claim means a claim by the Purchaser the basis of which is that one or more of the Seller’s Fundamental Warranties is, or is alleged to be, untrue or inaccurate;

Good Clinical Practices means all requirements and standards for designing, conducting, recording, and reporting clinical trials for pharmaceutical products, including (i) U.S. Code of Federal Regulations Title 21 parts 50, 54, 56, and 312, (ii) the applicable revision of ICH Guideline for good clinical practice E6 (ICH GCP), and (iii) Regulation (EU) No 536/2014, which are applicable, and as may be amended from, time to time;

Good Laboratory Practices means all requirements and standards for the conduct of non-clinical studies of pharmaceutical products, including (i) U.S. Code of Federal Regulations Title 21 part 58, (ii) Directive 2004/10/EC, and (iii) the OECD Principles on Good Laboratory Practice, which are applicable, and as may be amended from, time to time;

Good Manufacturing Practices means all requirements and standards for the manufacture of pharmaceutical products and their components, including (i) U.S. Code of Federal Regulations Title 21 parts 210-211, (ii) the EU Guidelines to Good Manufacturing Practice Medicinal Products for Human and Veterinary Use, as set out in Volume 4 of the European Commission’s Rules governing Medicinal Products in the European Union, and (iii) and any related guidance promulgated thereunder, which are applicable, and as may be amended from, time to time;

Governmental Entity means any supra-national, national, federal, state, municipal, provincial, regulatory, administrative or other governmental or quasi-governmental authority, agency or commission, any court, tribunal, arbitral body, administrative body, local authority entity or private body exercising any regulatory function with competent jurisdiction, or any national securities exchange or automated quotation service;

HGB (GER GAAP) means generally accepted accounting practice in Germany in force as at the relevant Accounts Date as set out in the table in Schedule 2;

HSR Act means the premerger notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder;

IFRS means the body of pronouncements issued by the International Accounting Standards Board, including International Financial Reporting Standards and interpretations approved by the International Accounting Standards Board, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee;

Incentive Award means any Share Award or Cash Award;

Independent Accountants means such firm of chartered accountants as may be appointed under Schedule 9;

Initial Consideration means (subject to adjustment as provided in paragraphs 1.6 and 1.7 of Schedule 10) an amount equal to the Base Consideration Amount:

(a)
less the Actual Net Debt; and
(b)
either:
(i)
if the Actual Working Capital is greater than the Target Working Capital, plus an amount equal to the difference; or
(ii)
if the Actual Working Capital is less than the Target Working Capital, less an amount equal to the difference;

Intangibles means certain assets held by Swiss entity Life Molecular Imaging SA until 30 April 2021;

Intangibles Acquisition means the acquisition by the Company of the Intangibles from Life Molecular Imaging SA effective on 1 May 2021;

Intangibles Dispute means the enquiry opened by HMRC in respect of the Intangibles Acquisition as evidenced (wholly or in part) by the Notice of Enquiry issued by HMRC on 20 March 2024;

Intellectual Property Rights means any and all intellectual property and similar proprietary rights of any kind or nature, whether registered or unregistered and whether protected, created or arising under any law in any jurisdiction throughout the world and all rights associated therewith, including the following: (a) Patents and other indicia of ownership of an invention recognized or issued by or filed with any Governmental Entity; (b) trade secrets, inventions, discoveries and other Know-How, including articles of manufacture, business methods, compositions of matter machines, methods, and processes and new uses for any of the preceding items; (c) Trademarks; (d) internet domain names and social media handles; (e) published and unpublished works of authorship, including audiovisual works and collective works, and Copyrights; (f) rights in designs, databases, data, collections of data and compilations of data; (g) improvements, derivatives, modifications, enhancements, revisions and releases relating to any of the foregoing; (h) instantiations of any of the foregoing in any form and embodied in any media; (i) software (including source code, executable code, systems, network tools, data, databases, applications, firmware and all related documentation); (j) rights to sue (and to secure or recover damages, royalties and other proceeds or remedies) for past, present and future infringements, misappropriations or other violations of any of the foregoing; and (k) applications for registration, and the right to apply for registration, for any of these rights; and

Intercompany Loan means the receivable with an amount (principal and interest accrued thereon) as at 30 September 2024 of [***] owed to the Seller by the Company together with any further interest accrued thereon;

Intercompany Receivable means the receivable with an amount (principal and interest accrued thereon) as at 30 September 2024 of [***] owed to the Seller by Life Molecular Imaging GmbH together with any further interest accrued thereon;

Intra-Group Payables means the aggregate amount of outstanding loans, financing liabilities or other indebtedness (other than Trade Debts or, for clarity, the CIP Contribution Amount) owing by the Target Group Companies to the Seller or any other member of the Seller’s Group at Completion or, in the case of Estimated Intra-Group Payables, at the Calculation Date, calculated in accordance with the requirements of paragraph 1 of Part 1 of Schedule 8 and by reference to the line items set out in Part 2 of Schedule 8, expressed as a positive number;

Intra-Group Receivables means the aggregate amount of outstanding loans, financing liabilities or other indebtedness (other than Trade Debts) owing by the Seller or any other member of the Seller’s Group to the Target Group Companies at Completion or, in the case of Estimated Intra-Group Receivables, at the Calculation Date, calculated in accordance with the requirements of paragraph 1 of Part 1 of Schedule 8 and by reference to the line items set out in Part 2 of Schedule 8, expressed as a positive number;

Irrecoverable VAT means any amount paid in respect of VAT or any amount of VAT accounted for under the reverse charge procedure by the person in question, in each case, which is not recoverable as input tax by it or the representative member of any VAT group of which it forms part (subject to that person or representative member using reasonable endeavours to recover such amount of VAT), provided that, where the amount in respect of VAT or amount of VAT is paid by a Target Group Company prior to Completion that is a member of a VAT group, the representative member of the VAT group is also a Target Group Company or accounts to a Target Group Company for the amount recoverable;

JSE means the exchange operated by JSE Limited, a company incorporated under the laws of South Africa with registration number 2005/022939/06, licensed as an exchange under the South African Financial Markets Act, No. 19 of 2012;

JSE Listings Requirements means the listings requirements of the JSE, as amended from time to time;

Know-How means all confidential and proprietary commercial, technical, scientific and other data, results, know-how and information, trade secrets, inventions, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, knowledge, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, and specifications (including biological, chemical, structural, pharmacological, toxicological, clinical, safety, assay, method of screening, study designs and protocol and related know-how and trade secrets, and manufacturing data, non-clinical information, pre-clinical and clinical data, specifications of ingredients, manufacturing processes, formulation, specifications, sourcing information, quality control and testing procedures and related know-how and trade secrets), in all cases, whether or not patented or patentable, in written, electronic or any other form now known or hereafter developed;

LHG General Meeting has the meaning given in subclause 5.1(a);

LHG Resolutions has the meaning given in subclause 5.1(a);

LHG Shareholder Approval Condition has the meaning given in subclause 5.1(a);

LHG Shareholder Circular means the shareholder circular, including notice of meeting, to be issued to the LHG Shareholders convening the LHG General Meeting and which contains the LHG Resolutions and related information;

LHG Shareholders means holders of LHG Shares;

LHG Shares means ordinary shares in the issued share capital of Life Healthcare Group Holdings, excluding shares held by any subsidiary of Life Healthcare Group Holdings;

Licence and Commercial Agreement(s) means the agreement(s) to be entered into between a Target Group Company and a member of the Seller’s Group on or before Completion, reflecting the Licence and Commercial Agreement(s) – Term Sheet;

Licence and Commercial Agreement(s) – Term Sheet means the principle terms which will form the basis of the Licence and Commercial Agreement(s), set out in Appendix 1 to this agreement;

Licensee means, with respect to any Milestone Product, any (sub)licensees of the Purchaser, any Target Group Company or any of their respective Affiliates (in multiple tiers): (a) under any Patents or any other Intellectual Property Rights, in each case, that are owned by or licensed to any Target Group Company as of Completion: (i) covering or claiming such Milestone Product or (ii) used in the Development or Commercialisation of such Milestone Product; and (b) who have the right to Develop, seek Marketing Authorisation and/or Commercialise such Milestone Product (as applicable). Notwithstanding anything to the contrary in the foregoing; (A) contract research organizations, contract manufacturers and other Third Party service providers who Develop or Commercialize the applicable Milestone Product on behalf of the Purchaser, any of its Affiliates, Licensees or Transferees, and any distributors of the Purchaser or any of its Affiliates or a Licensee or Transferee, in each case, shall not be deemed a “Licensee”; and (B) “Licensee” shall exclude any member of the Seller’s Group following Completion and any other (sub)licensees of any member of the Seller’s Group under the Licence and Commercial Agreement(s);

Life Molecular Imaging GmbH Receivable means the receivable with an amount (principal and interest accrued thereon) as at 2 April 2025 of [***] (including the LMI GmbH Invoiced Amount) owed to Life Molecular Imaging GmbH by the Company;

LMI EBITDA Participants means all individuals employed or engaged by a member of the Target Group who participate in the LMI EBITDA Scheme as at the date of this agreement;

LMI EBITDA Scheme means the Life Molecular Imaging Management EBITDA Generation Incentive Scheme as adopted by the Remuneration Committee of Life Healthcare Group Holdings on 25 February 2019;

LMI EBITDA Scheme Allocation Percentage means the percentage of annual Management EBITDA (as defined in the rules of the LMI EBITDA Scheme) to be allocated to the Payment Fund (as defined in the terms of the LMI EBITDA Scheme), as referred to in paragraph 3.2 of the terms of the LMI EBITDA Scheme;

LMI EBITDA Scheme Payment Fund Model means the model for calculating, among other things, the Adjusted LMI EBITDA Scheme Payment Fund Pre-Completion Amount and the Final LMI EBITDA Scheme Payment Fund Pre-Completion Amount, in the Agreed Form;

LMI EBITDA Scheme Payment Fund Pre-Completion Amount means, as the context requires, the Estimated LMI EBITDA Scheme Payment Fund Pre-Completion Amount or the Adjusted LMI EBITDA Scheme Payment Fund Pre-Completion Amount (and which shall, for the avoidance of doubt, be determined before any deductions on account of Employee Taxes);

LMI GmbH Invoiced Amount has the meaning given in subclause 7.8(b)(i);

Long Stop Date means: (a) 31 December 2025; or (b) such other date as agreed between the parties in writing;

Losses means, in respect of any matter, event or circumstance, liabilities, damages, losses, charges, fees, Taxes (including Irrecoverable VAT), costs, expenses and/or penalties (including any final judgement or approved settlement payments, monetary penalties, administrative fines and reasonable legal advisor costs);

LTIP means the Life Healthcare 2015 Long-Term Incentive Plan;

Management Accounts means the monthly consolidated profit and loss account of the Company for the 12-month period ending on the Management Accounts Date and the consolidated balance sheet of the Company (internally named MI-Pack) in each case prepared in accordance with IFRS, copies of which have been provided in the Data Room at “Eagle_Mainroom\08_Financials\MI Pack LMI November 2025.xlsx;

Management Accounts Date means 30 November 2024;

Marketing Authorisations means, to the extent exclusively relating to a Product, those marketing authorisations, licences and approvals of any Governmental Entity in force at the date of this agreement which are necessary for the Commercialisation and, where relevant, manufacture of such Product;

Material Contract has the meaning given in paragraph 12.1 of Part 2 of Schedule 4;

Material IT Agreement means any material IT agreement of the Target Group as set out in folder “Eagle_Mainroom/10_IT/Material contracts” of the Data Room;

Milestone Assets means NeuraCeq and/or any of the Pipeline Milestone Assets, and Milestone Asset means any one of the foregoing;

Milestone Products means NeuraCeq and/or any of the Pipeline Milestone Products, including any Combination Product, and Milestone Product means any one of those products;

Net Debt means the aggregate of Debt less Cash at the Effective Time or, in the case of Estimated Net Debt, at the Calculation Date;

Net Debt Adjustment has the meaning given in clause 3.4;

Net Sales means the gross amounts invoiced by or behalf of the Purchaser or its Affiliates or Transferees or Licensees, as applicable, for sales of the applicable Milestone Product(s) to a Third Party (other than a Transferee or Licensee) in the Purchaser Territory, in each case less the sum of the following:

(a)
trade discounts allowed or given (including cash discounts and quantity discounts), cash and noncash coupons, retroactive price reductions, charge back payments, fees and rebates paid, granted or accrued to: managed care organizations; federal, state and local governments or their agencies; purchasers, group purchasing organizations or integrated delivery networks; payors or reimbursers; or customers or patients, including co-pay assistance;
(b)
credits or allowances paid, granted or accrued upon claims, damaged goods, rejections or returns of such Milestone Product(s), including Milestone Product(s) returned in connection with recalls or withdrawals;

(c)
taxes or duties levied on, absorbed or otherwise imposed on sale of the Milestone Product(s), including value added taxes, healthcare taxes, withholding taxes, pharmaceutical excise taxes (such as those imposed by the United States Patient Protection and Affordable Care Act of 2010 and other comparable laws) or other governmental charges otherwise imposed upon the billed amount, as adjusted for rebates and refunds;
(d)
charges and expenses for freight, customs and insurance related to the distribution of the Milestone Product(s), and wholesaler and distributor administration fees; and
(e)
other future similar deductions, taken in the ordinary course of business in accordance with the recording of Net Sales under the Purchaser’s, any of its Affiliates’ or Transferees’ (as applicable and evidenced as such) applicable accounting standards consistent with past practice,

Net Sales will be determined in accordance with the Purchaser’s, any of its applicable Affiliates’ or Transferees’ or Licensees’ applicable accounting standards consistent with past practice of, as applicable, the Purchaser (and its Affiliates) (being US GAAP), Transferee (and its Affiliates) or Licensee (and its Affiliates). If any amounts included in Net Sales are expressed in a currency other than USD, then these amounts will be converted to USD at the applicable exchange rate used by the Purchaser from time to time in its audited accounts to convert Net Sales expressed in currencies other than USD. Net Sales with respect to any sale of a Milestone Product(s) shall be recognised and reported in the same financial period as the relevant delivery of such Milestone Product(s).

Notwithstanding anything to the contrary, Milestone Products transferred to Third Parties as part of an expanded access program, compassionate sales or use program, an indigent program, as samples or evaluation product, as donations, for the performance of clinical trials or other studies in each case for which no consideration is received, or for similar business purposes, shall not constitute “Net Sales” under this agreement.

The sale or transfer of Milestone Product(s) between or among the Purchaser and its Affiliates or sale or transfer of Milestone Product(s) to Transferees or Licensees shall not result in any Net Sales, with Net Sales to be based only on any subsequent sales or dispositions to a Third Party that is not a Transferee or Licensee.

To the extent that the Purchaser, any of its Affiliates or Transferees or Licensees receives consideration other than or in addition to cash upon and for the sale or disposition of a Milestone Product(s) to a Third Party, Net Sales shall be calculated based on the average cash based sales price for such Milestone Product(s) in the applicable country in the Purchaser Territory, as applicable, during the preceding calendar year, or in the absence of such sales, based on the fair market value of the Milestone Product(s) in the applicable country in the Purchaser Territory, as determined by the Purchaser in good faith.

Notwithstanding anything to the contrary in any of the foregoing:

(i)
Net Sales shall not include amounts or other consideration that constitutes bona fide reimbursement of the Purchaser’s or any of its Affiliate’s fully burdened full time equivalent (FTE) costs or out-of-pocket costs in connection with Development, Manufacture or Commercialisation of the applicable Milestone Product(s), in each case, provided that such consideration is not in lieu of all or a portion of the transfer price of the Milestone Product;
(ii)
sales to a distributor, wholesaler, group purchasing organization, pharmacy benefit manager, or retail chain customer shall be considered sales to a Third Party, and
(iii)
Net Sales to a Third Party consignee are not recognized as Net Sales by such Affiliate until the Third Party consignee sells the applicable Milestone Product(s).

In the case of any Combination Product sold in a given country in the Purchaser Territory, Net Sales for such Combination Product in such country shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B), where A is the invoice price of the product containing the relevant Pipeline Milestone Asset if sold separately in the same indication in such country, and B is the total invoice price of the Other Components in the Combination Product, if sold separately in the same indication in such country. If, on a country-by-country basis, the Other Components in the Combination Product are not sold separately in the same indication in such country, Net Sales for the purpose of determining the applicable amount of Net Sales in respect of the Combination Product for such country shall be calculated by multiplying actual Net Sales of the Combination Product by the fraction C/D, where C is the invoice price of the product containing the relevant Pipeline Milestone Asset if sold separately in the same indication in such country, and D is the invoice price of the Combination Product in such country. If neither the product containing the relevant Pipeline Milestone Asset nor the Other Components are sold separately in the same indication in a given country, then Net Sales shall be calculated consensually by the parties based on the Purchaser’s good faith estimate of the fair market value of the product containing the relevant Pipeline Milestone Asset and each of the Other Components included in such Combination Product.

Net Sales Report Contents means, with respect to a calendar year:

(a)
the aggregate annual amount of all Net Sales of NeuraCeq for that calendar year, together with a breakdown on a market-by-market basis;
(b)
the aggregate annual amount of all Net Sales of the Pipeline Milestone Assets for that calendar year (with breakdown by Pipeline Milestone Asset), together with a breakdown on a market-by-market basis;
(c)
a statement of whether any Sales Revenue Milestone was first achieved for that calendar year;
(d)
if such calendar year is an Earn-Out Payment Year, the aggregate annual amount of all Net Sales of NeuraCeq in the USA for that Earn-Out Payment Year and, if such Net Sales exceeded USD225,000,000, a calculation of the applicable NeuraCeq Earn-Out Payment in accordance with clause 4.1; and
(e)
the currency conversions rates used (if applicable);

NeuraCeq means any pharmaceutical product containing as an Active Component the compound Florbetaben (18F) and, for the avoidance of doubt, “NeuraCeq” shall be construed to include any other brand name under which that product is marketed or utilised in any Territory;

Non-Owned Company Intellectual Property means all Intellectual Property Rights used by a member of the Target Group that are material to the Business and that are not Owned Company Intellectual Property;

Order means, with respect to any Person, any judgment, decision, writ, decree, award, consent decree, injunction, ruling, stipulation or order rendered by, entered into with, or of any federal, state, local or other domestic or non-U.S. court or other Governmental Entity or arbitrator (in each case, whether temporary, preliminary or permanent) that, in each case, is binding on such Person or its property under Applicable Laws;

Other Claim means a Claim which is not a Warranty Claim or a Tax Covenant Claim;

Other Components has the meaning given to it in the definition of Combination Product;

Outgoing Director means each of Petrus Phillippus Van Der Westhuizen and Peter Gerard Wharton-Hood;

Outstanding Disputed Items has the meaning given in subparagraph 3.1(b) of Part 1 of Schedule 8;

Owned Company Intellectual Property means all Intellectual Property Rights owned (whether solely or jointly with others) by any member of the Target Group;

Pass-Back Amount means an amount payable pursuant to clauses 10.4 and 10.5;

Patents means (a) all patents and patent applications (provisional and non-provisional) anywhere in the world, including PCT applications, (b) all divisionals, continuations, continuations in-part thereof, or any other patent application claiming priority, or entitled to claim priority, directly or indirectly to (i) any such patents or patent applications or (ii) any patent or patent application from which such patents or patent applications claim, or are entitled to claim, direct or indirect priority, and (c) all patents issuing on any of the foregoing anywhere in the world (including from PCT applications), together with all registrations, reissues, re-examinations, patents of addition, utility models or designs, renewals, substitutions, revisions, provisionals, supplemental protection certificates, inventors’ certificates and all disclosures, or extensions (including patent term extensions) of any of the foregoing and counterparts thereof anywhere in the world;

Person means any individual, a limited liability company, a joint venture, a corporation, a company, a partnership, an association, a business trust, a trust, a Governmental Entity or any other entity or organization;

Phase 1 Investigation means an investigation by the CMA to enable it to determine whether to make a reference under Section 33 of the Enterprise Act 2002;

Pipeline Milestone Assets means each of the compounds known as: (i) [***]; (ii) [***] and (iii) [***] and Pipeline Milestone Asset means any of those;

Pipeline Milestone Product means any product containing as an Active Component a Pipeline Milestone Asset;

Pipeline Products means the products and product candidates being or to be Commercialised and researched and developed by the Target Group Companies other than NeuraCeq, including the Pipeline Milestone Assets and any Pipeline Milestone Product, and Pipeline Product means any one of those;

[***];

[***] SPA means the share purchase agreement relating to the sale and purchase of the entire issued share capital of [***], dated [***] and originally entered into between [***], as amended, restated, supplemented or novated from time to time;

[***];

Pre-Completion Estimate has the meaning given in clause 3.2;

Pre-Completion Management EBITDA means, in respect of the Relevant Reference Earn-out Period, the sum of:

(a)
the estimated amount of the annual Management EBITDA (as defined in the rules of the LMI EBITDA Scheme) which pertains to the period from (and including) 1 January of the calendar year in which Completion occurs up to the Effective Time or, in the case of Estimated Pre-Completion Management EBITDA, up to (and including) the Calculation Date; and

(b)
the estimated Qualifying Disposal Amount which:
(i)
pertains to the Initial Consideration; or
(ii)
otherwise pertains to the period from (and including) 1 January of the calendar year in which Completion occurs up to the Effective Time or, in the case of Estimated Pre-Completion Management EBITDA, up to (and including) the Calculation Date, in USD;

Post-Completion Management EBITDA means, in respect of the Relevant Reference Earn-out Period, the sum of:

(a)
the estimated amount of the annual Management EBITDA (as defined in the rules of the LMI EBITDA Scheme) which pertains to the period:
(i)
from the Effective Time or, in the case of Estimated Post-Completion Management EBITDA, from (and including) the first day of the month immediately following the Calculation Date; and
(ii)
up to (and including) 31 December of the calendar year in which Completion occurs; and
(b)
the estimated Qualifying Disposal Amount which pertains to the period:
(i)
from the Effective Time (other than any such amount which pertains to the Initial Consideration) or, in the case of the Estimated Post-Completion Management EBITDA, from (and including) the first day of the month immediately following the Calculation Date (other than any such amount which pertains to the Initial Consideration), and
(ii)
up to (and including) 31 December of the calendar year in which Completion occurs,

in USD;

Products means NeuraCeq and the Pipeline Products, and Product means any of those;

Properties means the properties set out in Schedule 3, and Property means any of them;

Purchaser Default has the meaning given in clause 8.4;

Purchaser Tax Assessment means:

(a)
a Clause 17.1(a) Assessment; or
(b)
a Clause 17.1(b) Assessment where the amount initially assessed by the Tax Authority is (i) not specified or (ii) is specified in an amount (when aggregated with any Clause 17.1(a) Assessment Amount, and together with any incurred costs and expenses for which the Seller is liable under subclause 17.1(c)) that exceeds USD 10,000,000, provided that if at any time the amount claimed by the Tax Authority is specified in an amount which, when aggregated with any Clause 17.1(a) Assessment Amount is equal to or less than USD 10,000,000 (together with any incurred costs and expenses for which the Seller is liable under subclause 17.1(c)), the Clause 17.1(b) Assessment shall cease to be a Purchaser Tax Assessment;

Purchaser Territory means worldwide excluding [***];

Purchaser’s Group means the Purchaser and all its subsidiaries, all companies of which the Purchaser is a subsidiary and all subsidiaries of such companies from time to time, including (after Completion) each Target Group Company, and member of the Purchaser’s Group shall be construed accordingly;

Purchaser’s Lawyers means Covington & Burling LLP of 22 Bishopsgate, London, EC2N 4BQ;

Purchaser’s Relief means:

(a)
a Relief arising to any member of the Purchaser’s Group at any time (excluding any Target Group Company); and/or
(b)
a Relief arising to a Target Group Company in respect of a period falling on or after Completion (other than a Relief arising as a result of an Event or Events which took place wholly before Completion);

Qualifying Disposal Amount means, in respect of the Relevant Reference Earn-out Period, the total amount to be added to the annual Management EBITDA (as defined in and pursuant to the rules of the LMI EBITDA Scheme);

Registered Company Intellectual Property means all Company Intellectual Property that is the subject of an application, certificate, filing, registration, or other document issued by, filed with, or recorded by, any Governmental Entity in any jurisdiction, and all internet domain name registrations, websites and social media handles;

Regulatory Approval means, with respect to a Product in a country, any and all approvals (including Marketing Authorisations), licences, registrations, authorisations, or exemptions from any such approvals, licences, registrations, or authorisations, of any Governmental Entity necessary to Commercialise, distribute or market such Product in such country;

Regulatory Clearances has the meaning given in subclause 5.1(a);

Regulatory Condition has the meaning given in subclause 5.1(a);

Related Party Arrangements means any agreement between a Target Group Company and any member of the Seller’s Group, and Related Party Arrangement shall mean any one of them;

Relevant Date means the date which is 24 months prior to the date of this agreement;

Relevant Reference Earn-out Period means the Reference Earn-out Period (as defined in the Piramal SPA) ending on 31 December of the calendar year in which Completion occurs;

Relevant Regulatory Matter has the meaning given in subclause 5.11(e);

Relevant Share Plans means the CIP, the LTIP and the SIP;

Relief means any loss, allowance, credit, relief, deduction or set-off in respect of, or taken into account, or capable of being taken into account, in the calculation of a liability to, Tax or any right to a repayment of Tax;

Reporting Dates means, in respect of any written report to be delivered pursuant to subclause 4.12(a) or paragraph 10.1 of Schedule 11 in a calendar year:

(a)
in respect of the first report in such calendar year, within 30 Business Days of 31 March; and

(b)
in respect of the second report in such calendar year, within 30 Business Days of 30 September;

Representatives has the meaning given in clause 5.4;

Required Regulatory Authorities means:

(a)
Antitrust Division of the U.S. Department of Justice and U.S. Federal Trade Commission; and
(b)
Germany’s Federal Ministry of Economic Affairs and Climate Action (BMWK); and
(c)
United Kingdom’s Competition and Markets Authority;

Restricted Information has the meaning given in clause 5.11;

Restricted Person means a person or entity that is:

(a)
listed or referred to on, or owned or controlled by a person or entity listed or referred to on, or acting on behalf of a person or entity listed or referred to on, any Sanctions List (as the terms “owned”, “controlled” and “acting on behalf or at the direction of” are defined in the relevant Sanctions and/or any associated guidance on the same produced by any relevant Sanctions Authority from time to time);
(b)
resident in, ordinarily located in, incorporated under the laws of, or acting on behalf of a person or entity located in or organised under the laws of any Sanctioned Country; or
(c)
otherwise an expressly designated target of Sanctions;

Retirement Benefit means any benefit payable under a pension scheme or arrangement by reference to reaching, or expecting to reach, retirement or a particular age or payable by reason of incapacity or death;

RM2 Consideration means the payments (if any) due from the Purchaser to the Seller pursuant to clause 4 and calculated in accordance with Schedule 11, such payments (if any) to be satisfied solely by the issue of a Promissory Note (as defined in Schedule 11) by the Purchaser;

RM2 License means the sublicense, development and collaboration agreement with effective date 20 June 2024 entered into between Lantheus One, LLC, Lantheus Holdings, Inc. (each of which are members of the Purchaser’s Group) and the Company;

Sale Shares means the entire issued share capital of the Company on Completion;

Sales Revenue Milestone Payment has the meaning given in clause 4.4;

Sanctioned Country means any country or territory that is the target of any comprehensive country- or territory-wide Sanctions (being, as at the date of this agreement, the territories of Crimea, Donetsk and Luhansk, and the countries of Cuba, Iran, North Korea and Syria);

Sanctions means the economic, financial and trade embargoes, sanctions laws, regulations, rules and/or restrictive measures, and export controls, administered, enacted or enforced by a Sanctions Authority from time to time;

Sanctions Authority means:

(a)
the United Nations Security Council;
(b)
any United Nations Security Council Sanctions Committee;
(c)
the U.S. Department of the Treasury (including its Office of Foreign Assets Control);
(d)
the U.S. Department of State;
(e)
any other U.S. Government Entity;
(f)
the European Union;
(g)
any Member State of the European Union;
(h)
the United Kingdom; and/or
(i)
any other government, public or regulatory authority or body of the aforementioned (including HM Treasury);

Sanctions List means the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the Consolidated List of Persons, Groups and Entities subject to EU Financial Sanctions maintained by the European Commission, the United Kingdom Consolidated List of Financial Sanctions Targets, or any other list maintained by, or public announcement of Sanctions designation made by, any Sanctions Authority;

Schemes means the Retirement Benefit arrangements provided in folder “Eagle_Cleanroom\05_Personnel_and_Benefits\Compensation & Benefits\” of the Data Room;

Seller Default has the meaning given in clause 8.4;

Seller Share Award means any securities-based incentive granted before Completion to any current or former Employee, director, officer or consultant of any Target Group Company under the Share Plans;

Seller Tax Assessment means a Clause 17.1(b) Assessment other than a Purchaser Tax Assessment.

Seller’s Fundamental Warranties means the statements set out in Part 1 of Schedule 4;

Seller’s Group means the Seller, all companies of which the Seller is a subsidiary and all subsidiaries of such companies from time to time, save that the Seller’s Group shall: (a) other than for the purposes of clause 11.4, exclude each Target Group Company (both before and after Completion); and (b) for the purposes of clause 11.4 include each Target Group Company before (but not after) Completion, and member of the Seller’s Group shall be construed accordingly;

Seller’s Group Trade Marks means the names “Life Healthcare” and “Life Molecular Imaging”, together with: (a) all trade marks comprising such names; and (b) all logos relating to those names and/or trade marks, in each case, whether registered or unregistered;

Seller’s Insurance Policies has the meaning given in clause 10.6;

Seller’s Lawyers means Allen Overy Shearman Sterling LLP of One Bishops Square, London E1 6AD;

Seller’s Warranties means the statements set out in Schedule 4;

Senior Employee means an employee of a Target Group Company who is an international executive, regional managing director or regional finance lead or who otherwise has an annual base salary of USD150,000 per year (or its equivalent in any other currency) or more;

Share Award means any subsisting securities-based incentive (including any award of a SIP Deferred Payment Amount) and any subsisting SIP Cash Payment Amount, in each case, granted before Completion to any current or former Employee, director, officer or consultant of any Target Group Company under the Relevant Share Plans;

Share Plans means the Relevant Share Plans, and any other securities-based incentive plan operated by the Seller (or, to the extent operated prior to Completion, any Target Group Company) in which any current or former or prospective Employee, director, officer or consultant of any Target Group Company participates or has any entitlement to and any share option plans, restricted share plans, deferred bonus plans, savings or investment plans, phantom plans and any ad hoc or individual arrangements, including in each case any such plan or arrangement which is proposed to be introduced;

Signing Disclosure Letter means the letter of the same date as this agreement, written and delivered by or on behalf of the Seller to the Purchaser immediately before the signing of this agreement disclosing information constituting exceptions to the Seller’s Warranties (other than the Seller’s Fundamental Warranties);

SIP means the Life Healthcare 2023 Single Incentive Plan;

SIP Cash Payment Amount has the meaning given to the term “Cash Payment Amount” under the SIP Rules;

SIP Deferred Payment Amount has the meaning given to the term “Deferred Payment Amount” under the SIP Rules;

SIP Rules means the plan rules applicable to the SIP as set out in folder “Eagle_Cleanroom/05_Personnel_and_Benefits/Compensation & Benefits/Benefit & Bonus Mgmt/SIP” of the Data Room;

Specific Indemnity Claim means a claim under clause 17 of this agreement;

Specific Tax Assessment means any assessment, notice, demand, letter or other document issued by or action taken by or on behalf of any Tax Authority, or any self-assessment, that in each case relates to a matter falling within subclause 17.1(a) or (b) and including the Intangibles Dispute;

State Pension Scheme means all state pension, health and other social security arrangements to which any Target Group Company is required to contribute;

Subsidiaries means the Company’s subsidiaries listed in Part 2 of Schedule 1;

Superior Proposal means a bona fide unsolicited written Acquisition Proposal, made after the date of this agreement that:

(a)
if consummated, would result in any person or group (other than the Purchaser or its Affiliates) becoming the beneficial owner, directly or indirectly, of more than 50% of the consolidated assets of the Target Group or more than 50% of the total voting power of the equity securities of the Company; and

(b)
the directors of Life Healthcare Group Holdings determine in good faith, after consultation with its independent financial advisor and outside legal counsel:
(i)
if consummated, would result in a transaction more favorable from a financial point of view (after taking into account all relevant factors that the directors of Life Healthcare Group Holdings consider to be appropriate, including any break-up fees, expense reimbursement provisions, conditions to consummation and the time likely to be required to consummate such Acquisition Proposal) to Life Healthcare Group Holdings and/or its shareholders than the transactions contemplated by this agreement (including any revisions to the terms of this agreement proposed by the Purchaser pursuant to clause 5.9); and
(ii)
is reasonably capable of being consummated on the terms proposed taking into account all relevant factors that the directors of Life Healthcare Group Holdings consider to be appropriate including any legal, financial, regulatory and shareholder approval requirements, the sources, availability and terms and conditionality of any financing, the timing to completion and the identity of the person or persons making the Acquisition Proposal;

Surviving Clauses means subclause 5.15(c), and clauses 1, 5.24, 5.25, 6, 11.4, 11.6 to 11.9 and 20 to 33, and Surviving Clause means any one of them;

Systems means all the software, hardware, network and telecommunications equipment, internet-related information technology and related services that are material to the Target Group in connection with the operation of its business, as conducted on the date of this agreement;

Target Group means the Target Group Companies taken as a whole;

Target Group Companies means the Company and its subsidiaries (including the entities set out in Part 2 of Schedule 1), and Target Group Company means any of them;

Target Group Insurance Policies has the meaning given in clause 10.6;

Target Working Capital means [***];

Tax, Taxes or Taxation means:

(a)
any tax or duty, or any levy, impost, charge or withholding of any country or jurisdiction having the character of taxation, wherever chargeable, imposed for support of national, state, federal, cantonal, municipal or local government or any other governmental or regulatory authority, body or instrumentality, including tax on gross or net income, profits or gains, taxes on receipts, sales, use, occupation, franchise, transfer, value added and personal property and social security taxes; and
(b)
any penalty, fine, surcharge, interest, charges or additions to taxation payable in relation to any taxation within paragraph (a) above;

Tax Authority means any taxing or other authority competent to impose, administer or collect any Taxation, acting in its capacity as such;

Tax Covenant means the tax covenant set out in paragraph 1 of Schedule 6;

Tax Covenant Claim means any claim under the Tax Covenant or any other claim made under Schedule 6;

Tax Warranties means the Seller’s Warranties contained in paragraphs 23 to 27 of Part 2 of Schedule 4 (so far as the same relate to Tax);

Territory or Territories means all countries worldwide;

Third Party means any person other than the Seller, the Purchaser and their respective Affiliates and permitted successors and assigns;

Trade Debts means amounts owing in the ordinary course of trading as a result of goods or services supplied by a Target Group Company to a member of the Seller’s Group or vice versa;

Trademarks means trademarks, service marks, trade dress, trade names, logos, slogans, words, names, symbols, designs, corporate names, doing business designations, and all other indicia of origin, quality or source, and all registrations, applications for registration and renewals of the foregoing anywhere in the world, and all goodwill associated with the foregoing;

Transaction has the meaning given in recital (B);

Transaction Costs means any professional fees, costs or expenses relating to or arising from the Transaction which are to be paid or have been agreed to be paid or incurred (and for clarity which in any such case have not been paid) or which are owing by a Target Group Company (including any amount in respect of Irrecoverable VAT payable on such Transaction Costs) at the Effective Time;

Transaction Documents means this agreement, the Signing Disclosure Letter, the Completion Disclosure Letter, the Confidentiality Agreement, each of the documents in the Agreed Form and any other document entered into or to be entered into pursuant to this agreement (including for the avoidance of doubt any Licence and Commercial Agreement(s) or TSA(s), if and when executed by the parties thereto);

Transferee means with respect to any Milestone Product, any of the Purchaser’s, any Target Group Company’s or any of their respective Affiliates’ (direct or indirect) transferees or assignees, or any other Third Party (direct or indirect) recipient: (a) of rights in or to any Intellectual Property Rights (including, for the avoidance of doubt, any such transferee or assignee who acquired rights in any such Intellectual Property Rights by way of (direct or indirect) acquisition of the share capital of any of the Target Group Companies or transfer by any other means including by way of a merger, consolidation or asset sale), in each case, that are owned by or licensed to any Target Group Company as of Completion covering or claiming such Milestone Product or used in the Development or Commercialisation of such Milestone Product; and (b) who have the right to Develop, seek Marketing Authorisation and/or Commercialise NeuraCeq or such Pipeline Milestone Product (as applicable), excluding any Licensee. Notwithstanding anything to the contrary in the foregoing: (1) contract research organizations, contract manufacturers and other Third Party service providers who Develop or Commercialize the applicable Milestone Product on behalf of the Purchaser, any of its Affiliates, Licensees or Transferees, and any distributors of the Purchaser or any of its Affiliates or a Licensee or Transferee, in each case, shall not be deemed a “Transferee” and (2) “Transferee” shall exclude any member of the Seller’s Group following Completion and any other (sub)licensees of any member of the Seller’s Group under the Licence and Commercial Agreement(s);

TSA has the meaning given in clause 7.7;

Unconditional Date means the date on which written notice is given pursuant to clause 4 that the final remaining Condition has been satisfied (in accordance with clauses 5.19 or 5.20) or has otherwise been waived in accordance with the terms of this agreement;

U.S. Benefit Plan means any material pension, profit sharing, 401(k) retirement, employee stock ownership, deferred compensation, stock purchase, stock option or other equity-based compensation plan, incentive, bonus, vacation, employment, independent contractor, consulting, change in control, severance, indemnification, loan, disability, hospitalization, sickness, death, medical insurance, dental insurance, life insurance and any other employee or fringe benefit plan, agreement, program, policy, trust, fund, contract or arrangement (a) maintained, contributed to or required to be contributed to by the U.S. Subsidiary or under which the U.S. Subsidiary has or could have any liability or (b) (i) maintained, contributed to or required to be contributed to by any ERISA Affiliate or under which any ERISA Affiliate has or could have any liability and (ii) in which any USA citizen or resident is eligible to participate (in each case, whether or not an “employee benefit plan” within the meaning of Section 3(3) of ERISA);

U.S. Consultant means a nonemployee service provider who is (or at the relevant time was or will be):

(a)
engaged by the U.S. Subsidiary; or
(b)
engaged by a Target Group Company other than the U.S. Subsidiary and provides (or at the relevant time provided or will provide) services in the USA;

U.S. Employee means an individual who is (or at the relevant time was or will be):

(a)
an employee of the U.S. Subsidiary; or
(b)
an employee of a Target Group Company other than the U.S. Subsidiary who either (1) resides (or at the relevant time resided or will reside) or works in the USA or (2) is (or at the relevant time was or will be) a USA citizen or permanent resident;

U.S. GAAP means United States generally accepted accounting principles as in effect from time to time;

U.S. Subsidiary means Life Molecular Imaging Inc.;

USA means the United States of America, including all 50 states, the District of Columbia and all United States territories (including American Samoa, the Commonwealth of the Northern Mariana Islands, Guam, the Commonwealth of Puerto Rico, and the U.S. Virgin Islands);

VAT means: (a) within the UK, any value added tax imposed by the VAT Act 1994; (b) within the European Union, such taxation as may be levied in accordance with (but subject to derogations from) EU Directive 2006/112/EC; and (c) outside the UK and the European Union, any similar taxation levied by reference to added value or sales;

VCP means the Life Molecular Imaging variable compensation plan applicable to certain employees of the Target Group, adopted by the Target Group Companies effective 1 October 2024; the terms of which are provided in the Data Room in folder “Eagle_Cleanroom/05_Personnel_and_Benefits/Compensation & Benefits/Bonus Schemes Employees & Sales”;

WARN Act means the U.S. Worker Adjustment and Retraining Notification Act and any similar state or local Applicable Law:

Warranty Claim means a claim by the Purchaser (or, if applicable and subject to clause 23, its assigns) pursuant to this agreement the basis of which is that one or more of the Seller’s Warranties is, or is alleged to be, untrue or inaccurate;

Working Capital means the aggregate working capital of the Target Group Companies as at the Effective Time or, in the case of Estimated Working Capital, at the Calculation Date, being as of any date of determination, an amount equal to: (a) the sum of current assets including Trade Debts owing to a Target Group Company, net accounts receivable, inventory, and prepaid expenses (excluding any deferred income tax assets, any amount included in Cash, any Intra-Group Receivable); minus (b) the sum of current liabilities including Trade Debts owing to any member of the Seller’s Group, including accounts payable and accrued expenses (but excluding any deferred income tax liabilities), in each case calculated in accordance with and including (or excluding as the case may be) those items required to be included in (or excluded from, as the case may be) Working Capital in accordance with the requirements of Schedule 8 (including by reference to the line items set out in Part 3 of Schedule 8), excluding, for the avoidance of doubt, any item or amount to the extent that it is taken into account in calculating Net Debt and, where applicable, converted into USD at the Exchange Rate;

Working Capital Adjustment has the meaning given in clause 3.5;

W&I Insurance Policy means the warranty and indemnity insurance policy entered into between the Purchaser and the W&I Insurer in relation to this agreement;

W&I Insurance Policy Premium means the premium and any other amounts required to be paid by the Purchaser on or around the Completion Date under or in connection with the W&I Insurance Policy; and

W&I Insurer means RiskPoint Solutions Limited of 20 St Dunstan’s Hill, London, United Kingdom, acting as underwriting agent on behalf of the insurers named in the W&I Insurance Policy.

1.2.
In this agreement, unless the contrary intention appears, a reference to a clause, subclause or Schedule is a reference to a clause, subclause or schedule of or to this agreement. The Schedules form part of this agreement.
1.3.
The headings in this agreement do not affect its interpretation.
1.4.
Where any statement in Schedule 4, the Signing Disclosure Letter or the Completion Disclosure Letter is qualified by the expression ‘so far as the Seller is aware’ or ‘to the best of the Seller’s knowledge, information and belief’ or any similar expression, that statement shall be deemed to refer to the actual knowledge of Ludger Dinkelborg and Michel Jongens which for these purposes shall be deemed to include all knowledge, information and belief that each such individual would reasonably be expected to have had if, immediately before giving such warranty, they had made due and reasonable enquiries of the following (but no other) individuals:
(a)
in respect of the Seller’s Warranties given as at the date of this agreement: Mathias Berndt, Nico Beukman, Donna Felker, Jeanette Heldmann-Brill, Norman Koglin, Daniela Menzel, Colleen Ruby, Nitin Somani and Andrew Stephens; and
(b)
in respect of the Seller’s Warranties given as at Completion: Mathias Berndt, Nico Beukman, Jeanette Heldmann-Brill, Norman Koglin, Daniela Menzel, Colleen Ruby, Nitin Somani, Andrew Stephens and Steffen Bulhert.
1.5.
Any reference in this agreement to the Purchaser’s awareness or the awareness of the Purchaser shall be deemed to be a reference to the actual awareness of Brian Markison, Edwin Mejia, Andrea Sabens, Samuel Hutchinson, Dustin Hawks, and Lee Ann Howe.
1.6.
In this agreement any reference, express or implied, to an enactment (which includes any legislation in any jurisdiction) includes:
(a)
that enactment as amended, extended or applied by or under any other enactment (before or after signature of this agreement);
(b)
any enactment which that enactment re-enacts (with or without modification); and

(c)
any subordinate legislation made (before or after signature of this agreement) under that enactment, including (where applicable) that enactment as amended, extended or applied as described in subparagraph (a) above, or under any enactment which it re-enacts as described in subparagraph (b) above which is in force as at the date of this agreement, except to the extent that:

(i)
the contrary intention appears; or
(ii)
any legislation or subordinate legislation made or enacted after the date of this agreement would create or increase the liability of any party under this agreement.
1.7.
In this agreement:
(a)
words denoting persons include individuals, bodies corporate and unincorporated associations of persons (whether or not having a separate legal personality);
(b)
references to a company include any company, corporation or body corporate, wherever incorporated;
(c)
references to an individual or a natural person include his estate and personal representatives;
(d)
subject to clause 24, references to a party to this agreement include the successors or assigns (immediate or otherwise) of that party;
(e)
the words including and include shall mean including without limitation and include without limitation, respectively;
(f)
the phrases to the extent and to the extent that are used to indicate an element of degree and are not synonymous with the word “if”;
(g)
any reference importing a gender includes the other genders;
(h)
any reference to a time of day is to London time (save as otherwise expressly provided for);
(i)
any reference to a document is to that document as amended, varied or novated from time to time otherwise than in breach of this agreement or that document;
(j)
references to any English legal term shall, in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction;
(k)
any reference to a meeting includes a meeting held virtually by electronic means;
(l)
any references to £, GBP or Pounds are references to the lawful currency from time to time of the United Kingdom.
(m)
any references to R, ZAR or rand are references to the lawful currency from time to time of the Republic of South Africa;
(n)
any references to US$, USD or Dollar are references to the lawful currency from time to time of the United States of America;
(o)
any references to EUR, Euro or € means the single currency of the participating member states as defined in Council Regulation EC No. 1103/97 of 17th June, 1997 made under Article 235 of the Treaty on European Union;

(p)
references to “greater” shall be construed so that, for example, 10 represents a greater amount than 5, and -5 represents a greater amount than -10;
(q)
references to “less” shall be construed so that, for example, 5 represents a lesser amount than 10, and -10 represents a lesser amount than -5; and
(r)
references to “the date of this agreement” shall be construed as references to 12 January 2025.
1.8.
For the purposes of this agreement, a company is a subsidiary of another company, its holding company, if that other company:
(a)
holds a majority of the voting rights in it; or
(b)
has the right, either alone or pursuant to an agreement with other shareholders or members, to appoint or remove a majority of its management board or its supervisory board (if any); or
(c)
is a shareholder or member of it and controls alone or together with other persons, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it,

or if it is a subsidiary of a company which is itself, directly or indirectly, a subsidiary of that other company.

1.9.
For the purposes of this agreement, a company is a wholly-owned subsidiary of another company if it has no members except that other and that other’s wholly-owned subsidiaries or persons acting on behalf of that other or its wholly-owned subsidiaries.
1.10.
For the purposes of this agreement, an undertaking means a body corporate or partnership or an unincorporated association carrying on a trade or business with or without a view to profit.
1.11.
Unless otherwise specifically envisaged in this agreement, if any amount denominated in any currency is subject to conversion for the purposes of this agreement (either for payment or for calculation) into another currency, such conversion shall be carried out at the Exchange Rate.
1.12.
If there is any conflict or inconsistency between a term in the body of this agreement and a term in any of the Schedules or any other document referred to or otherwise incorporated into this agreement, the term in the body of this agreement shall take precedence, unless the relevant Schedule or other document which is referred to or otherwise incorporated into this agreement expressly provides that the term in it is to take precedence over the term in the body of this agreement.
1.13.
The eiusdem generis rule does not apply to this agreement. Accordingly, specific words indicating a type, class or category of thing shall not restrict the meaning of general words following such specific words, such as general words introduced by the word other or a similar expression. Similarly, general words followed by specific words shall not be restricted in meaning to the type, class or category of thing indicated by such specific words.
1.14.
The parties have participated jointly in the negotiation and drafting of this agreement. In the event that an ambiguity or question of intent or interpretation arises, this agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favouring or disfavouring any party by virtue of the authorship of any provisions of this agreement.

2.
Sale and purchase of the Sale Shares
2.1.
Subject to the Conditions being satisfied or waived in accordance with this agreement, on Completion the Seller shall sell, and the Purchaser shall purchase, the Sale Shares with full title guarantee free from Encumbrances and together with all rights attaching to them at Completion, including the right to receive all distributions and dividends declared, paid, made or accruing after Completion.
2.2.
The Seller waives all rights (including any rights of pre-emption) which it may have (whether under the Company’s constitutional documents or otherwise) in respect of the transfer to the Purchaser of the Sale Shares or any of them.
2.3.
The consideration payable by the Purchaser to the Seller for the transfer of the Sale Shares under this agreement shall be the Consideration which shall be satisfied by the payment by the Purchaser to the Seller of the Initial Consideration in accordance with clause 3.1, any NeuraCeq Earn-Out Payment(s) which become payable in accordance with clause 4.1, any Sales Revenue Milestone Payment(s) which become payable in accordance with clause 4.4 and any RM2 Consideration which becomes payable pursuant to clause 4.18 and calculated in accordance with Schedule 11.
3.
Initial Consideration
3.1.
At Completion, the Purchaser shall pay to the Seller, on account of the Initial Consideration, the Estimated Consideration.
3.2.
For the purposes of determining the Estimated Consideration payable on Completion, the Seller shall, no later than four Business Days before the Completion Date, provide to the Purchaser a statement (the Pre-Completion Estimate) setting out:
(a)
the Estimated Pre-Completion Management EBITDA, the Estimated Post-Completion Management EBITDA and the Estimated LMI EBITDA Scheme Allocation Percentage, and the resulting:
(i)
Estimated Completion Year Management EBITDA;
(ii)
Estimated LMI EBITDA Scheme Payment Fund Completion Year Amount;
(iii)
Estimated Seller Contribution Percentage; and
(iv)
Estimated LMI EBITDA Scheme Payment Fund Pre-Completion Amount, together with an indicative breakdown of the relevant portion of this estimated amount that (subject to the terms of this agreement and the terms of the LMI EBITDA Scheme) is expected to become payable to each LMI EBITDA Participant assuming they remain eligible to participate in the LMI EBITDA Scheme as at 31 December of the calendar year in which Completion occurs;
(b)
the Estimated Net Debt;
(c)
the Estimated Working Capital;
(d)
the Estimated Consideration;
(e)
the Estimated Intra-Group Payables; and
(f)
the Estimated Intra-Group Receivables,

and all such estimates shall be made in good faith, calculated on a basis consistent with Schedule 8 and accompanied by reasonable supporting materials. The Seller shall take good faith account of any comments made by the Purchaser in respect of the Pre-Completion Estimate and deliver the amended Pre-Completion Estimate to the Purchaser no later than one day prior to Completion.

3.3.
After Completion, the Completion Balance Sheet. the Completion Statement and the EBITDA Statement will be prepared and agreed and/or determined (as applicable) in accordance with Schedule 8.
3.4.
If the Actual Net Debt:
(a)
is greater than the Estimated Net Debt, the Estimated Consideration shall be reduced by the amount by which the Actual Net Debt is greater than the Estimated Net Debt (and shall be expressed as a negative number); or
(b)
is less than the Estimated Net Debt, the Estimated Consideration shall be increased by the amount by which the Actual Net Debt is less than the Estimated Net Debt (and shall be expressed as a positive number),

(the Net Debt Adjustment).

3.5.
If the Actual Working Capital:
(a)
is greater than the Estimated Working Capital, the Estimated Consideration shall be increased by the amount by which the Actual Working Capital is greater than the Estimated Working Capital (and shall be expressed as a positive number); or
(b)
is less than the Estimated Working Capital, the Estimated Consideration shall be reduced by the amount by which the Actual Working Capital is less than the Estimated Working Capital (and shall be expressed as a negative number),

(the Working Capital Adjustment).

3.6.
The amounts of the Net Debt Adjustment and the Working Capital Adjustment shall be added together to comprise one aggregate amount (the Adjustment Amount).
3.7.
If the Adjustment Amount:
(a)
is a positive number, the Purchaser shall, on account of the Initial Consideration, make a payment to the Seller of a sum equal to the Adjustment Amount;
(b)
is a negative number, the Seller shall, on account of the Initial Consideration, make a payment to the Purchaser of a sum equal to the Adjustment Amount; or
(c)
is zero, no payment shall be owed by the Purchaser to the Seller or by the Seller to the Purchaser.
3.8.
Any payment required under clause 3.7 shall be made within five Business Days following the day on which the Completion Statement is agreed and/or determined (as applicable) in accordance with Schedule 8.

3.9.
If Completion is deferred beyond the intended Completion Date in accordance with clause 8.5 and a Pre-Completion Estimate has been delivered to the Purchaser prior to such deferral occurring, the Seller may deliver a revised Pre-Completion Estimate to the Purchaser no later than five Business Days before the proposed Completion Date, as so deferred, and the Pre-Completion Estimate previously submitted shall cease to apply for all purposes.
4.
ADDITIONAL CONSIDERATION

NeuraCeq Earn-Out

4.1.
Provided that Completion has occurred and subject to clause 4.2, for each calendar year from 2027 (inclusive) to 2029 (inclusive) (each such calendar year, an Earn-Out Payment Year) the Purchaser shall pay to the Seller in accordance with clause 4.3 an amount in cash equal to 23 per cent. of that portion of Net Sales of NeuraCeq achieved in such Earn-Out Payment Year in the USA that exceeds USD225,000,000 (each payment to the Seller, a NeuraCeq Earn-Out Payment).
4.2.
The total aggregate amount of NeuraCeq Earn-Out Payments payable by the Purchaser to the Seller in accordance with clause 4.1 shall not exceed USD225,000,000. For the avoidance of doubt, NeuraCeq Earn-Out Payments shall not be payable with respect to Net Sales in any calendar year other than an Earn-Out Payment Year.
4.3.
The Seller shall issue an invoice to the Purchaser for any Neuraceq Earn-Out Payment payable pursuant to clause 4.1 within twenty Business Days after the Seller’s receipt of the written report pursuant to clause 4.9 (where applicable as updated to include any Delayed Information) with respect to the applicable Earn-Out Payment Year. The Purchaser shall pay to the Seller any NeuraCeq Earn-Out Payment payable pursuant to clause 4.1 (as set out in the relevant invoice from the Seller) within forty-five Business Days following the Purchaser’s receipt of that invoice.

Sales Revenue Milestones

4.4.
Provided that Completion has occurred, the Purchaser shall pay to the Seller in accordance with clause 4.6 the following non-refundable, one-time milestone payments upon, in each case, the first achievement of the corresponding milestone (as indicated in the column headed “Sales Revenue Milestone”) in the applicable territory or territories (as indicated in the column headed “Territories”) in the applicable period (as indicated in the column headed “Applicable Period”, such period, the applicable Milestone Payment Period) (each such milestone a Sales Revenue Milestone and each such milestone payment, a Sales Revenue Milestone Payment), and in each case, as set out in the table below:

Applicable Period	Sales Revenue Milestone	Territories	Sales Revenue Milestone Payment
From (and including) Completion until 31 December 2034	USD1,250,000,000 Net Sales of NeuraCeq in a single calendar year*	Globally	USD125,000,000
From (and including) Completion until 31 December 2034	USD500,000,000 Net Sales of Pipeline Milestone Assets in a single calendar year*	USA	USD50,000,000

* The first calendar year shall be deemed to begin on the date of Completion and end on December 31st of the calendar year in which Completion occurs.

4.5.
For the avoidance of doubt:
(a)
each of the above Sales Revenue Milestone Payments will only be paid once, regardless of the number of calendar years in the applicable Milestone Payment Period in which the relevant Sales Revenue Milestone is achieved. Accordingly, the maximum amount of Sales Revenue Milestone Payments payable under this Agreement is USD175,000,000;
(b)
more than one Sales Revenue Milestone may be achieved in a single calendar year;
(c)
Sales Revenue Milestone Payments shall not be payable for any Sales Revenue Milestone that is first achieved following the expiry of the applicable Milestone Payment Period; and
(d)
any amounts paid or payable by the Purchaser to the Seller in respect of any NeuraCeq Earn-Out Payment in accordance with clause 4.1 shall not be deducted or in any other way discounted from (i) the calculation of Net Sales of NeuraCeq for the purposes of assessing whether any Sales Revenue Milestone has been achieved or (ii) the corresponding Sales Revenue Milestone Payment.
4.6.
The Seller shall issue an invoice to the Purchaser for any Sales Revenue Milestone Payment payable pursuant to clause 4.4 within twenty Business Days after the Seller’s receipt of the applicable written report pursuant to subclause 4.12(b) where applicable as updated to include any Delayed Information) indicating that such Sales Revenue Milestone Payment is payable. The Purchaser shall pay to the Seller any Sales Revenue Milestone Payment payable pursuant to clause 4.4 (as set out in the relevant invoice from the Seller) within forty-five Business Days following the date of the Purchaser’s receipt of that invoice.

Diligence obligations, record keeping and governance

4.7.
Until:
(a)
the later of: (I) [***]; and (II) the date that is the earlier of: (x) [***]; and (y) [***] (the NeuraCeq Diligence End Date), the Purchaser shall:
(i)
by itself and/or by procuring its Affiliates and/or Third Parties (including any Transferees or Licensees) to, use Commercially Reasonable Efforts to:
(A)
Commercialise NeuraCeq in [***]; and
(B)
Develop and, where applicable, seek Regulatory Approval for, NeuraCeq in at least one indication for each of [***], and, following such Regulatory Approval in such country, Commercialize NeuraCeq in such country; and
(ii)
promptly notify the Seller in writing of any Divestiture of NeuraCeq to any Licensee or Transferee during such period, such notification to include, subject to any confidentiality restrictions, reasonable details of the relevant Divestiture transaction (including the name of the Third Party and the relevant country or countries);
(b)
the date that is the earlier of: (I) [***] in accordance with this clause 4; and (II) [***] (the Pipeline Diligence End Date), the Purchaser shall:
(i)
by itself and/or by procuring its Affiliates and/or Third Parties (including any Transferees or Licensees) to, use Commercially Reasonable Efforts to, on a Pipeline Milestone Asset-by-Pipeline Milestone Asset basis:
(A)
Develop and, where applicable, seek Regulatory Approval for, one Pipeline Milestone Product for such Pipeline Milestone Asset in at least one indication for [***], and following such Regulatory Approval for such Pipeline Milestone Product in [***], Commercialize such Pipeline Milestone Product in [***]; and

(B)
in the event that Regulatory Approval is granted in [***] in respect of any Pipeline Milestone Product for such Pipeline Milestone Asset, Develop and seek Regulatory Approval for such Pipeline Milestone Product in at least one indication for each of [***], and, following Regulatory Approval for such Pipeline Milestone Product in any such country, Commercialize such Pipeline Milestone Asset in such country; and
(ii)
promptly after the relevant Divestiture notify the Seller in writing of any Divestiture of any Pipeline Milestone Asset to any Transferee or Licensee during such period, such notification to include reasonable details of the relevant Divestiture transaction (including the name of the Third Party, the applicable Pipeline Milestone Asset(s) and the relevant country or countries).
4.8.
For the avoidance of doubt, notwithstanding any Divestiture to Licensees or Assignees with respect to NeuraCeq or any Pipeline Milestone Asset, the Purchaser shall remain responsible for its obligations under clause 4.7, unless otherwise agreed by the Seller or if the applicable obligation has been novated to the applicable Licensee or Assignee (on terms reasonably acceptable to the Seller) such that it owes such obligation directly to the Seller.
4.9.
On a Milestone Asset-by-Milestone Asset and CRE Territory-by-CRE Territory basis, if the Purchaser has in the reasonable opinion of the Seller materially breached its obligations in subclause 4.7(a)(i) or subclause 4.7(b)(i) to progress the Development of, or seek Regulatory Approval for, a Milestone Product with respect to such Milestone Asset in a CRE Territory or the Commercialisation of a Milestone Product in a CRE Territory on or before the applicable Anniversary Date, and the Seller reasonably considers that such material breach constitutes a failure to use Commercially Reasonable Efforts with respect to such Milestone Product under subclause 4.7(a)(i) or subclause 4.7(b)(i) during the [***]-period commencing on the applicable Anniversary Date (as defined below) relating to the relevant Milestone Asset, the Seller may serve a written notice on the Purchaser (CRE Default Notice), and any such CRE Default Notice shall include reasonable details of the relevant material breach to the extent known by the Seller, identifying (i) the activity to which such breach relates (i.e. Development, Commercialisation or the seeking of Regulatory Approval); (ii) the relevant Milestone Asset(s) to which the relevant breach applies; and (iii) the relevant CRE Territor(y)(ies) to which such breach by Purchaser relates. For the purposes of this clause 4.9, Anniversary Date means:
(a)
with respect to NeuraCeq, the [***] anniversary of Completion Date; and
(b)
in the case of any Pipeline Milestone Asset, the later of:
(i)
the [***] anniversary of the Completion Date in the case of obligations to seek Regulatory Approval for a Pipeline Milestone Asset in [***]; and
(ii)
the [***] anniversary of Regulatory Approval for such Pipeline Milestone Asset in [***] (where such Regulatory Approval was obtained prior to the date in (i) above).
4.10.
The Purchaser shall have a period of [***] following the receipt of such CRE Default Notice (the CRE Cure Period), whether by itself or through its Affiliates, Licensees or Transferees, to perform activities to progress the Development of or seeking Regulatory Approval for the relevant Milestone Asset or Milestone Product(s) for the relevant CRE Territor(y)(ies) and/or Commercialisation of the relevant Milestone Asset or Milestone Product(s) in the relevant CRE Territor(y)(ies) (as the case may be and as identified in the CRE Default Notice as the subject of the alleged failure to use Commercially Reasonable Efforts). If, on or prior to the expiry of the CRE Cure Period, the Purchaser has not (whether by itself or through any of its Affiliates, Licensees or Transferees) demonstrated to the Seller (acting reasonably) that it has cured the alleged material breach or otherwise has complied with its obligations in subclause 4.7(a)(i) or subclause 4.7(b)(i) in respect of the applicable Milestone Asset or Milestone Product and CRE Territory which was detailed in the applicable CRE Default Notice, then, if requested by the Seller during the period of [***] following such expiry, the Purchaser shall enter into good faith negotiations with the Seller for a period of [***] after such request (the Negotiation Period) to negotiate a licence agreement with respect to the grant of an exclusive, perpetual (subject to the termination provisions contained in the licence), non-transferable, royalty-bearing licence without the right to sublicense (other than to a wholly-owned subsidiary of the Seller), subject to any approvals or consents required under applicable law or contract, under the Owned Company Intellectual Property and Non-Owned Company Intellectual Property controlled by the Purchaser or the Purchaser’s Group immediately after Completion that are reasonably necessary for the Development of, or seeking Regulatory Approval for the Milestone Products for the relevant Milestone Asset(s) in the relevant CRE Territor(y)(ies), or Commercialisation of the relevant Milestone Product(s) in the relevant CRE Territor(y)(ies) to perform such Development, seeking Regulatory Approval or Commercialisation activities (any such license agreement, a Reversion Licence).
4.11.
The Reversion Licence shall be on terms and conditions customary for a licence of its nature and shall include diligence obligations that are no less stringent than those set out in clause 4.7 (as though the Seller were the Purchaser) with respect to the Development of or seeking Regulatory Approval for the relevant Milestone Asset(s) for the relevant CRE Territor(y)(ies) and Commercialisation of the relevant Milestone Asset(s) in the relevant CRE Territor(y)(ies), and shall provide that, among other terms to be agreed between the Purchaser and the Seller: (a) the Seller shall undertake such activities at its own cost, and that the Purchaser shall have consent rights over any matters relating to intellectual property, clinical trials, regulatory submissions for approval, and publications in all markets (which consent would not be unreasonably withheld, and, for clarity and without limitation, it would be considered reasonable for the Purchaser to withhold any such consent with respect to any such activity that would reasonably be expected to have an adverse effect on the Development of or seeking Regulatory Approval for, or Commercialisation, of any Milestone Asset(s) in the Purchaser Territory); (b) the Purchaser shall receive a royalty of [***] of net sales (to be defined in the Reversion Licence) of such Milestone Asset(s) in such CRE Territor(y)(ies); (c) the Seller shall be responsible for all costs incurred by the Purchaser or its Affiliates under license or other agreements with third parties with respect to the Owned Company Intellectual Property or Non-Owned Company Intellectual Property that are the subject of the Reversion Licence as a result of the exploitation of such Milestone Assets in such CRE Territor(y)(ies); and (d) the Purchaser shall provide the regulatory dossier for such Milestone Assets in such CRE Territor(y)(ies) and perform specified regulatory assistance activities up to a specified number of hours (each to be defined and agreed in the Reversion Licence). Without prejudice to any other right or remedy available to the Seller for any breach by the Purchaser of its obligations in subclause 4.7(a)(i) or subclause 4.7(b)(i) (including any breach to which the Negotiation Period and Reversion Licence negotiations related), if the Parties fail to enter into the Reversion Licence within the Negotiation Period, the Seller shall have no further rights to require a Reversion Licence with respect to the relevant Milestone Asset in the relevant CRE Territor(y)(ies). The entry into any Reversion Licence shall constitute the sole and exclusive remedy of the Seller with respect to any actual or alleged breach of subclause 4.7(a)(i) or subclause 4.7(b)(i) by the Purchaser relating to the relevant Milestone Asset in the relevant CRE Territor(y)(ies).
4.12.
The Purchaser shall provide the Seller, for each calendar year within the Milestone Payment Period and prior to the later of the NeuraCeq Diligence End Date and the Pipeline Diligence End Date, with:
(a)
a twice-yearly written report containing at least:
(i)
for reports prepared before the NeuraCeq Diligence End Date, a summary of any developments in the previous 6 months which the Purchaser (acting reasonably) considers material with respect to the Development, Regulatory Approval and Commercialisation of NeuraCeq; and

(ii)
for reports prepared before the Pipeline Diligence End Date, a summary of any developments in the previous 6 months which the Purchaser (acting reasonably) considers material with respect to the Development, Regulatory Approval and Commercialisation of Milestone Pipeline Assets;

each such report to be delivered no later than the applicable Reporting Date, together with the opportunity for Seller to participate in a one-hour teleconference with representatives of the Purchaser to discuss the relevant report, such teleconference to take place no later than 10 Business Days following the Reporting Date in respect of the report to which such teleconference relates; and

(b)
with an annual written report containing at least the Net Sales Report Contents, the purpose of which is to provide the Seller with an update with respect to the Net Sales of NeuraCeq and the Pipeline Milestone Assets, such report to be delivered no later than end of the first calendar quarter of each year during the Milestone Payment Period,

(provided that, (A) the first calendar year shall be deemed to begin on the date of Completion and end on December 31st of the calendar year in which Completion occurs, and “annual” shall be construed accordingly; and (B) if the Completion Date falls after any Reporting Date, the Purchaser will not be under any obligation to provide the relevant semi-annual report ordinarily deliverable by such date pursuant to paragraph (a) above in respect of the relevant calendar year). In the event that the Purchaser has not received relevant information or data from third parties that is required to calculate or form a part of the Net Sales Report Contents, the Purchaser shall in any event deliver the written report to the Seller within the deadline set out in this clause 4.12, but may indicate that further information will be provided in due course (and an updated complete report provided) following receipt of such information from the relevant third party (the Delayed Information) and such delivery and confirmation shall not constitute a breach of this clause 4.12, provided that the Purchaser shall ensure that any Net Sales Report Contents that constitutes Delayed Information (and an updated complete report provided) is provided to the Seller: (x) in the case of any report provided pursuant to subclause 4.12(a), no later than twenty Business Days following the relevant Reporting Date; and (y) in the case of any report provided pursuant to subclause 4.12(b), no later than seventy Business Days following the end of each calendar year within the Milestone Payment Period.

4.13.
The Purchaser shall, and shall procure that its applicable Affiliates shall, keep and maintain accurate and complete financial, accounting and other books and records showing the aggregate amount of all Net Sales of NeuraCeq and Net Sales of Pipeline Milestone Assets in accordance with U.S. GAAP (the Sales Records). The Sales Records will be sufficiently detailed with the intention that the aggregate amount of all such Net Sales of NeuraCeq and Net Sales of Pipeline Milestone Assets can accurately be determined.
4.14.
Upon thirty days’ prior written notice by the Seller (the Auditing Party) to the Purchaser (the Audited Party), the Audited Party will permit an Accounting Firm to examine the Sales Records of the Audited Party and its Affiliates as may be reasonably necessary to verify the aggregate amount of Net Sales of NeuraCeq and/or Net Sales of Pipeline Milestone Assets, the amount of NeuraCeq Earn-Out Payment (if any) paid in accordance with this clause 4 and/or whether or not a Sales Revenue Milestone has been first achieved with respect to the applicable calendar year (the Audit Purpose). An examination by the Accounting Firm under this clause 4.14 will occur not more than once in any calendar year (unless cause exists) and shall be limited to the Sales Records of any calendar year(s) during the previous 2 calendar year period, and the Accounting Firm must first enter into a confidentiality agreement with the Audited Party on customary terms prior to commencing any such examination, and the Accounting Firm shall not disclose any information to the Auditing Party other than the information provided in accordance with clause 4.15 and such other information presented in the a summary form as is necessary to report the Accounting Firm’s conclusions in respect of the Audit Purpose to the Auditing Party provided that no commercially sensitive information of the Audited Party will be disclosed to the Auditing Party without the Audited Party's prior written consent. The Audited Party will not seek to unreasonably refuse to agree the terms of the confidentiality agreement to be entered into between it and the Accounting Firm and will seek to enter into such confidentiality agreement expeditiously, and will provide the Accounting Firm with reasonable access to the Sales Records and such other books, records and information in the Audited Party’s control or possession as required by the Accounting Firm, at the Audited Party's facility where the Sales Records are kept and such examination will be conducted at a mutually convenient time and during the Audited Party's normal business hours for no longer than three Business Days.
4.15.
Upon completion of the audit, the Accounting Firm will provide to both the Purchaser and the Seller a written report giving its conclusions in respect of the Audit Purpose, being whether or not the amount of NeuraCeq Earn-Out Payment and/or Sales Revenue Milestone Payment is payable under this clause 4, or, if paid under this clause 4, such NeuraCeq Earn-Out Payment is accurate and/or whether or not a Sales Revenue Milestone has been first achieved with respect to the applicable calendar year, and the amount of any discrepancies, provided that no commercially sensitive information of the Audited Party will be disclosed to the Auditing Party without the Audited Party's prior written consent.
4.16.
If the audit reveals an excess payment has been made by the Audited Party, the Auditing Party shall reimburse such excess payment within thirty Business Days after the date on which such audit is completed. If the audit reveals an underpayment has been made by the Audited Party, the Audited Party shall pay the amounts due according to the audit within thirty Business Days after the date on which such audit is completed.
4.17.
If the audit reveals an understatement by the Audited Party of the aggregate amount of Net Sales of NeuraCeq and/or Net Sales of Pipeline Milestone Assets: (a) of more than 5 per cent. of the reported amounts; or (b) such that a Sales Revenue Milestone Payment is or becomes payable for the calendar year subject to the audit but such Sales Revenue Milestone Payment was not paid or indicated to be payable based on the reported amounts by the Purchaser under clause 4.9, the Audited Party shall bear the cost of the audit. Otherwise, the Auditing Party shall bear the cost of the audit.

RM2 Consideration

4.18.
The Purchaser shall comply with its obligations set forth in Schedule 11.
5.
CONDITIONS PRECEDENT
5.1.
The Transaction is conditional on the satisfaction or, as the case may be, waiver in accordance with this agreement of the following conditions (the Conditions):
(a)
the passing at a duly convened general meeting of Life Healthcare Group Holdings (the LHG General Meeting) of such resolution(s) as may be necessary to approve, implement and effect the Transaction as a “category 1 transaction” in compliance with the JSE Listings Requirements (the LHG Resolutions) (the LHG Shareholder Approval Condition);
(b)
the regulatory clearances or expiration of applicable waiting periods under Antitrust Laws and Foreign Investment Laws set out in Annex 1 (the Regulatory Clearances and each a Regulatory Clearance) having been obtained from the Required Regulatory Authorities (the Regulatory Condition); and
(c)
the Financial Surveillance Department of the South African Reserve Bank (SARB) having granted approval in terms of the Exchange Control Regulations to implement and effect clause 27.1 to subclause 27.4(b) either unconditionally or subject to conditions acceptable to Life Healthcare Group Holdings (the Eagle SARB Approval); and

(d)
the consent of the purchaser of [***] having been obtained, to the extent required, pursuant to the sale and purchase agreement between among others the Seller, [***] (as amended from time to time), and any conditions to the effectiveness to such consent having been satisfied or waived (the [***] Condition).
5.2.
Life Healthcare Group Holdings shall use its reasonable endeavours to procure that the LHG Shareholder Approval Condition is satisfied as soon as reasonably practicable following the date of this agreement and in any event prior to the Long Stop Date, including:
(a)
to provide the Purchaser with reasonable opportunity to review the draft LHG Shareholder Circular and to reasonably consider the inclusion of any amendments proposed by the Purchaser in respect of the sections of the draft LHG Shareholder Circular pertaining to the Purchaser and the Purchaser’s Group and/or the Target Group (or any part thereof), to the extent that the JSE has comments on or proposes amendments to the draft LHG Shareholder Circular, notify the Purchaser of such comments and/or amendments:
(b)
ensure that the Approved LHG Shareholder Circular is dispatched to the LHG Shareholders as promptly as practicable and in any event no later than 45 Business Days after the date of this agreement (or such longer period as the JSE may permit or require);
(c)
procure the LHG General Meeting is convened and held on the date which is seven days plus 15 Business Days after the date on which the Approved LHG Shareholder Circular is despatched in accordance with subclause 5.2(b);
(d)
procure that the directors and executive officers of Life Healthcare Group Holdings, to the extent consistent with their statutory and fiduciary duties, vote any shares held beneficially by them in Life Healthcare Group Holdings in favour of the LHG Resolutions; and
(e)
cause (to the extent it is able to so) that, to the extent consistent with their statutory and fiduciary duties, the LHG Shareholder Circular include the recommendation of the board of directors of Life Healthcare Group Holdings to LHG Shareholders that the LHG Shareholders approve the passing of the LHG Resolutions and the indication that the directors of Life Healthcare Group Holdings intend to vote their beneficial holding of their shares in favour of the LHG Resolutions at the LHG General Meeting.
5.3.
In respect of the satisfaction of the LHG Shareholder Approval Condition, the Purchaser shall promptly provide to (or procure the provision to) Life Healthcare Group Holdings and/or its Representatives such information, documentation, co-operation or access as it or they may reasonably request in order to prepare and/or verify the contents of the LHG Shareholder Circular as it relates to the Purchaser or any member of the Purchaser’s Group.
5.4.
In the period until Completion or termination of this agreement, Life Healthcare Group Holdings shall not, and shall use its reasonable efforts to cause its, and the other members of the Seller’s Group’s respective officers, directors, employees, investment bankers, attorneys, accountants, consultants, agents, and other advisors or representatives (collectively, Representatives) not to, directly or indirectly:
(a)
initiate, solicit, propose, knowingly encourage (including by way of intentionally furnishing information for that purpose) or knowingly take any action designed to facilitate any inquiry regarding, or the making of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal;
(b)
engage in, continue or otherwise participate in any discussions or negotiations relating to, or otherwise cooperate in any way with, any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

(c)
furnish any information relating to the Company or any of its Subsidiaries to any Third Party in connection with any Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal; or
(d)
otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal,

provided that, at any time prior to the LHG General Meeting in response to an unsolicited, bona fide written Acquisition Proposal received after the date of this agreement that did not arise from or in connection with a material breach of the obligations set forth in this clause 5.4, Life Healthcare Group Holdings (directly or indirectly through its Representative) may:

(i)
furnish, provide, or provide access to, information in response to a request therefor (including non-public information regarding the Target Group Companies) to the person who made such Acquisition Proposal and its Representatives; provided that such information has previously been made available to, or is made available to, the Purchaser prior to or substantially concurrently with the time such information is made available to such person and that, prior to furnishing any such information, the Purchaser receives from the person making such Acquisition Proposal an executed confidentiality agreement containing terms as to confidentiality that are not less restrictive to the other party than the terms of any confidentiality agreement entered into between the Purchaser and the Seller with respect to the Transaction; and
(ii)
participate in any discussions or negotiations with any such person and its Representatives regarding such Acquisition Proposal,

in each case, if, prior to taking any action described in paragraphs (i) or (ii) above, the directors of Life Healthcare Group Holdings determine in good faith after consultation with Life Healthcare Group Holdings’ outside legal counsel and financial advisor that, based on the information then available, such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal.

5.5.
Life Healthcare Group Holdings shall promptly (and, in any event, within two Business Days) give notice to the Purchaser if any (i) inquiries, proposals or offers with respect to an Acquisition Proposal are received by, (ii) information is requested in connection with any Acquisition Proposal from, or (iii) discussions or negotiations with respect to an Acquisition Proposal are sought to be initiated or continued with, in each case of paragraphs (i) through (iii), it, any other member of the Seller’s Group, or any of its or their Representatives, setting forth in such notice the name of such person and the material terms and conditions of any proposals or offers and thereafter shall keep the Purchaser reasonably informed, on a reasonably current basis (and, in any event, within two Business Days), of any material developments or changes in the status of any such discussions or negotiations, including any change in its intentions as previously notified.
5.6.
Except as permitted by clause 5.7, Life Healthcare Group Holdings agrees that it shall not, and shall procure that its Affiliates and Representatives do not:
(a)
withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) their recommendation to the shareholders of Life Healthcare Group Holdings to pass the LHG Resolutions; or
(b)
approve or recommend, or publicly declare advisable or publicly propose to approve or recommend, or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, license agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in subclause 5.4(d)(i) relating to any Acquisition Proposal (an Alternative Acquisition Agreement, and any of the actions set forth in subclauses 5.6(a) and (b), an Adverse Recommendation Change).

5.7.
Notwithstanding anything in this agreement to the contrary, at any time prior to the passage of the LHG Resolutions, the directors of Life Healthcare Holdings Limited may effect an Adverse Recommendation Change (provided that the Seller pays the Cost Coverage Amount in accordance with clause 6), in each case only if:
(i)
an unsolicited, bona fide written Acquisition Proposal is received after the date of this agreement that did not result from a material breach of the obligations set forth in clause 5.4, is not withdrawn, and the directors of Life Healthcare Group Holdings determine in good faith and having regard to their fiduciary duties, after consultation with Life Healthcare Group Holdings’ outside legal counsel and financial advisor, that such Acquisition Proposal constitutes a Superior Proposal; and
(ii)
the directors of Life Healthcare Group Holdings resolve in good faith and having regard to their fiduciary duties, after consultation with Life Healthcare Group Holdings outside legal counsel and financial advisor, that failure to take such action described in this clause 5.7 in response to such Superior Proposal would be inconsistent with such directors’ fiduciary duties under Applicable Law; provided, however, that, prior to taking such action, Life Healthcare Group Holdings has given Purchaser written notice (the Board Recommendation Notice) of such action and the basis therefor four Business Days in advance, which Board Recommendation Notice shall set forth in writing that the board of Life Healthcare Group Holdings intends to consider whether to take such action.
5.8.
After giving such Board Recommendation Notice, Life Healthcare Group Holdings and/or the Seller shall negotiate in good faith with the Purchaser (to the extent the Purchaser wishes to negotiate) during such four Business Day period to enable the Purchaser to suggest revisions to the terms of this agreement as would cause such Acquisition Proposal to cease to be a Superior Proposal.
5.9.
At the end of such four Business Day period, prior to and as a condition to effecting any Adverse Recommendation Change, the directors of Life Healthcare Group Holdings and the Seller shall take into account any changes to the terms of this agreement proposed in a legally binding written proposal by the Purchaser and any other information offered by the Purchaser in response to the Board Recommendation Notice, and shall have determined in good faith after consultation with Life Healthcare Group Holdings’ outside legal counsel and financial advisor that such Superior Proposal continues to constitute a Superior Proposal and the failure to effect an Adverse Recommendation Change in response to such Superior Proposal would be inconsistent with the directors of Life Healthcare Group Holdings’ fiduciary duties under Applicable Law, in each case, if such changes offered in writing by the Purchaser were to be given effect.
5.10.
Any amendment to the financial terms and any other material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of clauses 5.5 through this clause 5.10 and require a new Board Recommendation Notice, except that references in clauses 5.5 through this clause 5.10 to “four Business Days” shall be deemed to be references to “two Business Days” and such two Business Day period shall expire at 11:59 p.m. (Eastern Time). on the second Business Day immediately following the day on which such new Board Recommendation Notice is delivered (it being understood and agreed that in no event shall any such additional two Business Day period be deemed to shorten the initial four Business Day period).
5.11.
The Purchaser and Seller (as appropriate) undertake to take all steps necessary to satisfy the Regulatory Condition as soon as reasonably practicable after the date of this agreement and no later than the Long Stop Date, including:
(a)
to file their respective premerger and notification form as required under the HSR Act;
(b)
to file the CMA Briefing Paper with the CMA and make all other filings, to obtain the Regulatory Clearances;

(c)
to co-operate with and provide promptly and within any applicable time limits all necessary information and/or assistance reasonably required by any Required Regulatory Authority in connection with the Regulatory Condition upon being requested to do so by such Required Regulatory Authority;
(d)
to keep the other party promptly informed of developments which are material or potentially material to the satisfaction of the Regulatory Condition and Completion occurring by the Long Stop Date, and upon becoming aware of any fact, matter or circumstance which could reasonably be expected to prevent or delay, or require a commitment in respect of the satisfaction of the Regulatory Condition or Completion occurring, promptly inform the other party, and provide full details of such fact, matter or circumstance (in each case, to the extent legally permitted);
(e)
to promptly notify the other party of any material notification, filing, submission, response, briefing paper or other communication from any Required Regulatory Authority in relation to the Regulatory Condition or any matter arising out of or in connection with the Transaction (together, a Relevant Regulatory Matter) other than of a purely administrative nature (whether orally, in writing, in electronic format or otherwise) (each a From Authority Regulatory Communication), and promptly provide the other party with copies of all written From Authority Regulatory Communications and summaries of all oral From Authority Regulatory Communications, together with such other information as the other party shall reasonably request in relation to the satisfaction of the Regulatory Condition (in each case, to the extent legally permitted);
(f)
before making any material communication with any Required Regulatory Authority (an Authority Regulatory Communication), to:
(i)
consult with the other party and its legal advisers regarding the strategy of any and all Authority Regulatory Communications;
(ii)
provide the other party and its legal advisers in advance with draft copies of the Authority Regulatory Communication (or, in respect of an oral Authority Regulatory Communication, an indication in writing of the proposed content of such oral Authority Regulatory Communication), together with copies of any supporting documentation or other relevant material to be submitted with such Authority Regulatory Communication;
(iii)
provide the other party and its legal advisers with reasonable opportunity to comment on any Authority Regulatory Communication and duly consider any comments made by, or on behalf of, the other party and its legal advisers in the final version of the relevant Authority Regulatory Communication;
(iv)
not send or make any Authority Regulatory Communication without the prior written approval of the other party (such written approval not to be unreasonably withheld, conditioned or delayed); and
(v)
promptly provide the other party and its legal advisers with final copies of all such Authority Regulatory Communications and, in respect of an oral Authority Regulatory Communication, provide a written summary of such oral Authority Regulatory Communication to the extent legally permitted;
(g)
to give the other party reasonable notice of all material meetings (whether in person or virtual), hearings and telephone calls with any Required Regulatory Authority in relation to a Relevant Regulatory Matter and give the other party and its legal advisers reasonable opportunity to participate in each such meeting, hearing or telephone call (other than to the extent that any Required Regulatory Authority expressly requests (and each party covenants not to attempt to induce any Required Regulatory Authority to make any such request) that the other party and/or its legal advisers should not be present at all or part of any such meeting);

(h)
not to, and to procure that no member of the Purchaser’s Group and Seller’s Group (as applicable) shall, effect (or commit to effect) any transaction, agreement or arrangement, and not to, and procure that no member of the Purchaser’s Group and Seller’s Group (as applicable) shall, take any other action (including making any announcement or making public any information that materially deviates from the information set out in any Authority Regulatory Communication), which (in each case) would be an alternative to, or inconsistent with, or would be likely to affect, delay, preclude, impede or in any respect prejudice, the effectiveness of any steps referred to in this clause 5.11 and clause 5.13, and the satisfaction of the Regulatory Condition as soon as practicable after the date of this agreement (and in any event, no later than the Long Stop Date); and
(i)
not, and to procure that no member of the Purchaser’s Group shall, without the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned or delayed) pull and refile any filing made under the HSR Act on more than one occasion.
5.12.
Subject to clause 5.13, the obligations set out in clauses 5.11 and 5.14 shall not require disclosure to the Seller or the Purchaser of any document that contains information which could reasonably be expected to: (i) be competitively or commercially sensitive; (ii) implicate attorney-client or other privilege concerns; or (iii) if so disclosed, breach any duty of confidentiality owed to any person by any member of the Seller’s or Purchaser’s Group (in each case, Restricted Information).
5.13.
The Purchaser and Seller (as applicable) shall provide any documents which contain Restricted Information:
(a)
without redaction, except for attorney-client or work product privilege, on an external-counsel only basis to the Seller’s or Purchaser’s (as applicable) external counsel;
(b)
to the Seller or Purchaser (as applicable) without redaction, except for attorney-client or work product privilege, but only in accordance with the terms of the clean team agreement entered into between the Purchaser and Life Healthcare Group Holdings on or about 1 November 2024; and
(c)
to the Seller or Purchaser (as applicable) with any Restricted Information in such documents redacted in a manner reasonably acceptable to the parties’ respective external counsel.
5.14.
The Purchaser and Seller shall co-operate, and shall procure that the other members of the Seller’s Group and Purchaser’s Group (as applicable) co-operate, with each other in providing the other with such assistance as is reasonably necessary and shall provide all Required Regulatory Authorities with such information as may reasonably be necessary to ensure that:
(a)
all relevant filings required to satisfy the Regulatory Condition at subclause 5.1(b) are made in accordance with clause 5.11; and
(b)
any request for information from a Required Regulatory Authority is fulfilled promptly and in any event in accordance with any relevant time limit.
5.15.
For the avoidance of doubt, and subject to the remainder of clause 5:
(a)
the Purchaser and the Seller shall consult in good faith regarding the strategy for obtaining the Regulatory Clearances provided that the final determination regarding such strategy shall be made by the Purchaser;
(b)
the Purchaser and the Seller (and their respective Affiliates) shall not be under any obligation to offer, give, accept or agree to any conditions, obligations, undertakings, undertakings in lieu of reference and/or modifications (including any structural or behavioural conditions, obligations, undertakings, undertakings in lieu of reference and/or modifications) that relate in any manner whatsoever to any undertakings or business, activities or assets of any undertaking that is controlled by (i) the Purchaser, (ii) the Purchaser’s Group, or (iii) the Target Group Companies in connection with the satisfaction of the Regulatory Condition, and Purchaser shall make the final determination regarding such matters, consistent with subclause 5.15(a);
(c)
the Purchaser and the Seller shall each pay the first USD1,500,000 (inclusive of VAT) of their respective Antitrust Expenses, after which the Purchaser shall bear all of the Seller’s Group’s Antitrust Expenses in excess of such amount (Seller Antitrust Expenses). Payments by the Purchaser of any Seller Antitrust Expenses shall be made within five Business Days of submission by the Seller to the Purchaser of a written invoice therefor and be paid by wire transfer of immediately available funds to a bank account designated by the Seller in writing no later than five Business Days following receipt of such invoice, it being agreed that the Seller may deliver no more than one such invoice per calendar month. Any filing fees required for the Regulatory Clearances shall, however, be paid exclusively by the Purchaser.
5.16.
If the Purchaser, acting reasonably, determines that the external antitrust counsel engaged by the Seller are failing: (i) to adequately cooperate with the Purchaser (or its external antitrust counsel) or respond to requests from the Purchaser (or its external antitrust counsel) within a reasonable timeframe; or (ii) to provide information to the Purchaser (or its external antitrust counsel) in a complete or timely manner (to the extent the request from the Purchaser or its external antitrust counsel is reasonable); or (iii) otherwise acting in a way which the Purchaser reasonably believes is likely to prejudice the satisfaction of the Regulatory Condition prior to the Long Stop Date, the Purchaser may request that the Seller consider in good faith any such performance and/or strategic concerns of the Purchaser with respect to such antitrust counsel, including recommending the appointment of alternative antitrust counsel, and the Seller undertakes to reasonably consider any such concerns and/or recommendations of the Purchaser.
5.17.
The Purchaser and the Seller shall disclose, by notice to the other party, anything that will or may prevent the Regulatory Condition from being satisfied by the Long Stop Date, promptly upon it coming to such party’s attention, including any statement from a Required Regulatory Authority that it intends to withhold its approval of, or raise an objection to, or impose a condition on or following, the acquisition of the Sale Shares by the Purchaser.
5.18.
Each party shall promptly notify the other party of any Regulatory Clearance or other material decision received from a Required Regulatory Authority, and within two Business Days of becoming aware of the same.
5.19.
The Purchaser shall give notice to the Seller that the Regulatory Condition (or any part of the Regulatory Condition) is satisfied within two Business Days of the Purchaser becoming aware of the same.
5.20.
The Seller shall give notice to the Purchaser of the satisfaction of the LHG Shareholder Approval Condition, the Avocet Condition and/or that it has obtained the Eagle SARB Approval within two Business Days of the Seller becoming aware of the same.
5.21.
The Seller’s Guarantor undertakes to take all steps reasonably necessary to obtain the Eagle SARB Approval as soon as reasonably practicable following the date of this agreement and in any event prior to the Long Stop Date, and shall make application(s) for such Eagle SARB Approval, in consultation with the Purchaser and taking into account the Purchaser’s reasonable comments within 45 Business Days after the date of this agreement.
5.22.
The Seller’s Guarantor undertakes to take all steps reasonably necessary to satisfy the Avocet Condition as soon as reasonably practicable following the date of this agreement and in any event prior to the Long Stop Date.

5.23.
If any Condition is not satisfied or is not:
(a)
in the case of the condition set out at subclause 5.1(c), waived in writing by the Purchaser; and
(b)
in the case of any other Condition, waived in writing jointly by the Seller and the Purchaser,

in each case on or before the Long Stop Date, each of the Seller or the Purchaser may terminate this agreement by giving written notice thereof to the other party, in which event following such termination, except for this clause 5.23, clause 5.24, clause 5.25 and the Surviving Clauses, all the provisions of this agreement shall lapse and cease to have effect; but neither the lapsing of those provisions nor their ceasing to have effect shall affect any accrued rights or liabilities of any party in respect of damages for non-performance of any obligation under this agreement falling due for performance prior to such lapse and cessation.

5.24.
If:
(a)
the Regulatory Condition is not satisfied by the Long Stop Date; and
(b)
all other Conditions set out in clause 5.1 have been satisfied or waived in accordance with this agreement by the Long Stop Date; and
(c)
either party has given notice to terminate this agreement in accordance with clause 5.23,

the Purchaser shall pay to the Seller an amount in cash equal to USD20,000,000 (inclusive of VAT) (the Break Fee), and such payment shall be made no later than five Business Days after the Long Stop Date in immediately available funds to a bank account designated by the Seller in writing provided however that no amount will be payable by the Purchaser pursuant to this clause 5.24 where the cause of the Regulatory Condition not being satisfied by the Long Stop Date is a result of the Seller’s breach of any of its obligations pursuant to clauses 5.11, 5.13 or 5.14. The Break Fee due under this clause 5.24 and the obligation of the Purchaser to pay the Seller Antitrust Expenses shall be the sole remedy of the Seller with respect to any breach of this agreement by the Purchaser (without prejudice to any right or remedy available to the Seller for breach by the Purchaser prior to termination of this agreement of any of its obligations under this agreement following the termination of this agreement), other than with respect to clauses 11 and 20.

5.25.
If:
(a)
the Avocet Condition is not satisfied by the Long Stop Date; and
(b)
all other Conditions set out in clause 5.1 have been satisfied or waived in accordance with this agreement by the Long Stop Date; and
(c)
either party has given notice to terminate this agreement in accordance with clause 5.23,

the Seller shall pay to the Purchaser an amount in cash equal to USD20,000,000 (inclusive of VAT) (the Seller Break Fee), and such payment shall be made no later than five Business Days after the Long Stop Date in immediately available funds to a bank account designated by the Purchaser in writing. The Seller Break Fee due under this clause 5.25 shall be the sole remedy of the Purchaser with respect to any breach of this agreement by the Seller (without prejudice to any right or remedy available to the Purchaser for breach by the Seller of any of its obligations under this agreement following the termination of this agreement), other than with respect to clauses 11 and 20.

6.
COSTS COVERAGE
6.1.
The Seller undertakes to pay to the Purchaser the aggregate sum of USD5,000,000 (inclusive of VAT) (the Cost Coverage Amount) if the directors of Life Healthcare Group Holdings:
(a)
do not, at the same time as the Approved LHG Shareholder Circular is dispatched to LHG Shareholders in accordance with subclause 5.2(b), recommend to the LHG Shareholders the passing of the LHG Resolutions as required by subclause 5.2(e); or
(b)
at any time prior to the LHG General Meeting referred to in subclause 5.1(a), effect an Adverse Recommendation Change,

in each case, only if the LHG Shareholder Approval Condition is not satisfied and in that case irrespective of whether it would be contrary to the directors’ statutory and/or fiduciary duties not to take any of the actions described in subclause 6.1(a) or 6.1(b). The Cost Coverage Amount due under this clause 6.1 shall be the sole remedy of the Purchaser with respect to any breach of this agreement by the Seller (without prejudice to any right or remedy available to the Purchaser for breach by the Seller of any of its obligations under this agreement following the termination of this agreement), other than with respect to clauses 11 and 20.

6.2.
The Seller agrees that it will not in any claim or legal proceedings for the recovery of the Cost Coverage Amount raise any argument, objection or defence that the obligation to pay the Cost Coverage Amount is unenforceable by reason that the Cost Coverage Amount is a penalty.
7.
PRE-COMPLETION
7.1.
Pending Completion, the Seller shall procure that, subject to Applicable Law and this clause 7.1:
(a)
each Target Group Company shall carry on business in the ordinary course (which shall include applying for the renewal, in the ordinary course, of any registrations, permits, licences, and/or domain name registrations of any member of the Target Group which are due to expire on or before Completion) and in compliance in all material respects with Applicable Law; and
(b)
no Target Group Company shall:
(i)
incur capital expenditures exceeding USD1,000,000 in aggregate, with the exception of expenditure that is expressly contemplated by the Budget or that is incurred within the ordinary and usual course of its business; or
(ii)
incur any expenditure exceeding USD250,000 in any given calendar month in relation to sales, marketing, recruitment and/or business development (including capital expenditure in respect of the same); or
(iii)
dispose of or grant any Encumbrance in respect of any material part of its assets or any Intellectual Property Rights owned by a Target Group Company; or
(iv)
accelerate any receivable or delay any payable, other than: (a) in the ordinary and usual course of business and consistent with past practice; or (b) pursuant to the University of Texas’ request to accelerate the contractually agreed prepayment invoicing for September 2025 and September 2026 in the following manner – to invoice in January 2025 (for September 2025) amounts of [***] for [***] and [***] for NeuraCeq and, following settlement of that invoice, to invoice in April 2025 (for September 2026) amounts of [***] for [***] and [***] for NeuraCeq; or

(v)
waive, forgive, discount or release any liability owing to the Target Group by any member of the Seller’s Group (except as expressly required pursuant to the terms of this agreement);
(vi)
acquire or dispose of any share, shares or other interest in any company or partnership; or
(vii)
amend the terms of its borrowing or indebtedness in the nature of borrowing or any guarantee or performance bond given for its benefit or borrow any money or give any guarantee or performance bond; or
(viii)
declare, make or pay any dividend or other distribution (whether in cash, stock or in kind) or makes any reduction of its paid-up share capital except to another Target Group Company; or
(ix)
save as required by Applicable Law:
(A)
terminate the engagement (other than any termination in circumstances constituting summary dismissal or otherwise for cause) or materially vary terms of engagement of any Senior Employee, which shall mean any variation relating to remuneration, term of service, restrictive covenants and ownership of Intellectual Property Rights;
(B)
amend the terms of employment (including any transfer of employing/engaging entity or change the title, position or duties) of any director, or of any Employee and/or any consultants and self-employed contractors of any Target Group Company, in each case whose gross annual basic salary or fee exceeds USD105,000;
(C)
engage, employ or terminate the employment or engagement (other than any termination in circumstances constituting summary dismissal) of any Employee and/or any consultants and self-employed contractors of any Target Group Company, in each case, whose gross annual basic salary or fee exceeds USD105,000, other than with respect to the engagement or employment of up to the 27 full time employees that the Target Group Companies intend to hire during the calendar year 2025; or
(x)
create, issue, purchase or redeem any shares or create any subsidiary; or
(xi)
make any change to its constitutional documents; or
(xii)
enter into any joint venture, partnership or agreement or arrangement for the sharing of profits or assets; or
(xiii)
other than in the ordinary course of the Target Group’s business, capitalise any reserves, or reduce any amount standing to the credit of the share premium account or capital redemption or other reserve, with respect to such Target Group Company other than where such transaction is between Target Group Companies; or
(xiv)
borrow any money, accept any financial facility (except borrowings from its bankers not exceeding USD50,000 in the aggregate or grant or obtain credit (other than given in the ordinary course of business and advances made to Employees against expenses incurred by them on behalf of any Target Group Company) exceeding USD50,000; or

(xv)
incur any Trade Debts other than consistent with past practice in nature and amount in the previous 12 months prior to the date of this agreement; or
(xvi)
make a loan or advance (other than a deposit of money with an authorised institution under the Banking Act 1987 (or equivalent), any loans between Target Group Companies, any cash pooling arrangements within the Target Group or the granting of normal trade credit or prepayments in the ordinary course of business) or give a guarantee or indemnity to secure another person’s (but excluding a Target Group Company’s) obligations to a person, in each case exceeding USD50,000 in aggregate; or
(xvii)
enter into any foreign exchange contracts, interest rate swaps or other derivative instruments; or
(xviii)
grant, renew or modify the terms of any material loans or other financial facilities or any guarantees, comfort letters or indemnities for the benefit of any person (other than a Target Group Company); or
(xix)
take any step to initiate, consent, approve or acquiesce to a voluntary winding up, dissolution, administration or such other analogous procedure of such Target Group Company; or
(xx)
instigate, settle, or take any action, make any demand or waive any right in relation to any litigation or arbitration or mediation proceedings (except relating to debt collection in the ordinary and normal course of the relevant Target Group Company’s business or applications for an interim injunction or other urgent application where it is not reasonably practicable to obtain the requisite consent) where the amount claimed exceeds USD150,000; or
(xxi)
change in any material respect its accounting procedures, principles or practices or change its accounting reference date or change its auditors; or
(xxii)
make, change or revoke any material Tax election, or file any Tax return in a manner which is inconsistent with past practice in any material respect; or
(xxiii)
settle or compromise any material Tax claim made by a Tax Authority; or
(xxiv)
enter into any Tax consolidation (including for the avoidance of doubt a VAT group), Tax allocation agreement, Tax sharing agreement, or Tax indemnity agreement, in each case with any entity other than another Target Group Company; or
(xxv)
change its residence for Tax purposes or knowingly create a new permanent establishment in any jurisdiction; or
(xxvi)
surrender, dispose of, or transfer any asset at less than market value; or
(xxvii)
amend or terminate any contract meeting the description of paragraphs (a), (c), (d) or (i) of the definition of “Material Contract” in Part 2 of Schedule 4 or enter into any contract or agreement which would meet the foregoing description if executed by a Target Group Company;
(xxviii)
enter into or amend any agreement or arrangement with any member of the Seller’s Group, other than to formalise the Licence and Commercial Agreement(s) (but only to the extent that the formal agreement(s) is on terms substantially consistent with those set out in the Licence and Commercial Agreement(s) – Term Sheet); or

(xxix)
(A) adopt, enter into, terminate or materially amend any collective bargaining agreement or U.S. Benefit Plan or any arrangement that would be a U.S. Benefit Plan if it were in existence on the date of this agreement, (B) grant or pay any change of control, severance, retention or termination compensation or benefits to, or increase in any manner the change of control, severance or termination compensation or benefits of, any employee or consultant, (C) grant or remove restrictions from any awards under any U.S. Benefit Plan, (D) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or U.S. Benefit Plan, except as required under any employee plan, agreement, contract or arrangement or U.S. Benefit Plan, in each case, as in effect on the date of this agreement or (E) take any action to accelerate the vesting or payment of any compensation or benefit under any U.S. Benefit Plan; or
(xxx)
agree, conditionally or otherwise, to do any of the foregoing.
7.2.
The Seller may do any of the matters in clause 7.1 with the prior consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), including a deemed consent pursuant to clause 7.3, or without such consent:
(a)
if reasonably undertaken in an emergency or disaster situation with the intention of minimising any adverse effect of such situation; or
(b)
to comply with any applicable legal or regulatory requirements; or
(c)
if required to give effect to, or permitted by, the terms of any of the Transaction Documents, including for the avoidance of doubt the transactions described in clause 7.8 below; or
(d)
if required to be done or not done to comply with any contract Disclosed in the Disclosed Information; or
(e)
if explicitly requested by the Purchaser in writing.
7.3.
A request for the Purchaser’s consent under clause 7.1 (as referred to in clause 7.2) shall be sent in accordance with clause 21. The Purchaser shall, within ten Business Days of receiving a request for written consent under clause 7.1 (and in accordance with clause 21): (i) give such consent; or (ii) inform the Seller that its request has been refused (giving reasonable details of the grounds for refusal). If the Purchaser’s consent or refusal is not received by the Seller within such ten Business Day period, the Purchaser shall be deemed to have consented to the taking of the relevant action.
7.4.
The Purchaser may terminate this agreement by written notice to the Seller if, at any time before Completion, the Seller has not complied in all material respects with clause 7.1, and such non-compliance either: (a) is not capable of being cured by the Long Stop Date; or (b) has not been cured by the Seller within 20 Business Days after the Purchaser gives written notice to the Seller specifying the nature and extent of the non-compliance or by the Long Stop Date (whichever is later) provided that the Purchaser may not terminate this agreement pursuant to this clause 7.4 if it, or the Purchaser’s Guarantor, is in material breach of the agreement.

Licence and Commercial Agreement(s)

7.5.
From the date of this agreement, the Seller, the Target Group Companies and the Purchaser (as applicable) undertake to use their respective reasonable endeavours and negotiate in good faith (and, to the extent not agreed before Completion, from Completion, the Purchaser undertakes to procure that the relevant Target Group Company uses its reasonable endeavours and negotiates in good faith) to agree the terms of one or more commercial agreements between Life Healthcare Group Holdings (or one or more of its Affiliates) and a Target Group Company and such agreement(s) shall be consistent with the Licence and Commercial Agreement(s) – Term Sheet and shall become effective at, or as soon as reasonably practicable after, Completion.

7.6.
If the Seller and the Purchaser (on behalf of the Target Group Companies) (together the Contracting Parties) cannot agree upon the terms of the Licence and Commercial Agreement(s) by the date that is 60 Business Days after the Completion Date:
(a)
either the Seller or the Purchaser shall have the right to submit such dispute to arbitration for resolution (the Referring Party) in accordance with the process described in this clause 7.6;
(b)
the Referring Party shall notify the other party (the Respondent) of its decision to initiate the arbitration proceeding pursuant to this clause 7.6 by delivering written notice to the Respondent within two Business Days of making such referral;
(c)
within ten Business Days following receipt of such notice, the Contracting Parties shall use reasonable endeavours to agree on an independent Third Party expert with at least ten years of experience in the licensing of pharmaceutical compounds or products. If the Contracting Parties cannot agree on such expert within such time period, each Contracting Party shall nominate one independent expert satisfying such criteria within such ten Business Day period, and the two independent experts so selected shall nominate the final independent expert within five Business Days of their nomination. If the two experts so selected cannot agree on the final independent expert, either of the Parties shall request the ICC International Centre for ADR to appoint an expert (the Expert). For the avoidance of doubt, it is understood and agreed that such final independent expert should have at least ten years of experience in the licensing of pharmaceutical compounds or products and should be appointed as soon as practicable. All costs of, and associated with, the request for the appointment of an expert by the ICC International Centre for ADR shall be borne equally between the Parties;
(d)
within five Business Days of its appointment, the Expert shall set a date for the arbitration, which date shall be no more than 40 Business Days after the date the arbitration is demanded under subclause 7.6(a) above;
(e)
the arbitration shall be “baseball-style” arbitration; accordingly, at least ten Business Days prior to the arbitration, each Contracting Party shall provide the Expert with a form of the definitive written agreement of the Licence and Commercial Agreement(s) proposed by it which in each case, must be consistent with the principles outlined in the Licence and Commercial Agreement(s) – Term Sheet and must not contain any provisions that contradict or undermine those principles (each, a Proposed Agreement). Each such Proposed Agreement may be no more than 55 single-sided, single-spaced pages, and must clearly provide and identify the Contracting Party’s position with respect to the disputed matter(s);
(f)
after receiving both Contracting Parties’ Proposed Agreements, the Expert will promptly distribute each Party’s Proposed Agreement(s) to the other Party. No later than five Business Days in advance of the arbitration or, if earlier, seven Business Days following receipt of such Proposed Agreement(s), the Contracting Parties shall submit to the Expert and exchange response briefs of no more than ten single-sided, single-spaced pages. The Contracting Parties’ briefs may include or attach relevant exhibits in the form of documentary evidence, any other material voluntarily disclosed to the Referring Party in advance, or publicly available information. The Contracting Parties’ briefs may also include or attach demonstratives. Neither Party may have any other communications (either written or oral) with the Expert other than for the sole purpose of engaging the expert or as expressly permitted in this clause 7.6;
(g)
no later than seven Business Days following the arbitration (or, if the Expert does not require an arbitration hearing, the deadline for receipt of each Contracting Party’s response briefs), the Expert shall issue his or her written decision. The Expert shall select one Contracting Party’s Proposed Agreement(s) (in full and without modification) as his or her decision, and shall not have the authority to render any substantive decision other than to select the Proposed Agreement(s) submitted by either Contracting Party. For the avoidance of doubt, the Expert may only be permitted to select a Proposed Agreement if such agreement contains terms which are consistent with the principles outlined in the Licence and Commercial Agreement(s) – Term Sheet and does contain any provisions that contradict or undermine those principles. The Expert shall have no discretion or authority with respect to modifying the positions of the Contracting Parties;
(h)
the Expert’s decision shall be final and binding on the Contracting Parties and the written agreement selected by the Expert shall constitute a binding agreement between the Contracting Parties (which, for the avoidance of doubt, in the case of the Purchaser shall be binding on the relevant Target Group Company, as applicable, and the Purchaser shall procure such company enter into such Proposed Agreement(s)) that may be enforced in accordance with its terms. Each Contracting Party shall bear its own costs and expenses in connection with such arbitration, and shall share equally the expert’s fees and expenses;
(i)
the violation of any of the time limits prescribed in this clause 7.6 by the Expert shall not affect the Expert’s competence to decide on the subject matter, and shall not affect the final and binding decision rendered by the Expert, unless otherwise agreed by the Contracting Parties; and
(j)
the above “baseball-style” arbitration shall be the exclusive remedy of either Party if the Parties cannot agree on the terms of the Licence and Commercial Agreement(s) under this clause 7.6.

Transitional services

7.7.
If any Target Group Company will require the continued provision by the Seller’s Group of any service which is, as at the date of this agreement being provided by a member of the Seller’s Group to a Target Group Company (each a TSA Service) after the Completion Date, the parties undertake to use their respective reasonable endeavours and negotiate in good faith prior to the Completion Date to agree the terms of a transitional services agreement in respect of the continued provision of that TSA Service (any such transitional services agreement being a TSA). The parties each acknowledge and agree, in respect of each TSA Service:
(a)
the scope of the TSA Service will be limited to that necessary to enable the relevant Target Group Company to continue to operate its business in the manner in which that business is conducted as at the Completion Date, and will be provided to materially the same standard as that TSA Service is provided by the relevant member of the Seller’s Group as at the Completion Date;
(b)
the TSA Service will be provided by the relevant member of the Seller’s Group at cost; and
(c)
the liability position of the relevant member of the Seller’s Group under the transitional services arrangement will reflect the fact that the TSA Service is being provided at cost and that the relevant member of the Seller’s Group is not a professional services provider.

Pre-Completion capitalisation and settlement

7.8.
Before Completion, the Seller shall, and shall procure that each relevant Target Group Company shall, execute all relevant documents and undertake all such actions as may be required to give effect to the following steps:
(a)
the capitalisation of the Intercompany Loan by the Seller and, in exchange for such capitalisation, the Company allotment and issuance, and subscription by the Seller of, two ordinary shares of GBP1 each in the capital of the Company (Ordinary Shares); and

(b)
the repayment of the Intercompany Receivable in accordance with subparagraphs (i) to (iv) below:
(i)
Life Molecular Imaging GmbH will issue an invoice to the Company for legal support and administrative services provided to the Company during the period from (and including) 1 October 2024 to (and including) 28 February 2025 in an amount of [***] (the LMI GmbH Invoiced Amount);
(ii)
the Company shall repay the Life Molecular Imaging GmbH Receivable in cash (the LMI Repayment); and
(iii)
Life Molecular Imaging GmbH shall use the proceeds of the LMI Repayment to fully settle the Intercompany Receivable in cash; and
(iv)
the payments to be made pursuant to paragraphs (i) to (iii) above shall be made without any withholding or deduction save as required by law.
7.9.
The Seller shall cause the U.S. Subsidiary, at least one Business Day prior to the Completion Date, to adopt written resolutions and amendments (and take all other necessary and appropriate action(s)) (a) to cease accruals to and terminate the Life Molecular Imaging Inc 401(k) Profit Sharing Plan and Trust, and any other U.S. Benefit Plan that is intended to qualify under Section 401(a) of the Code (collectively, the “401(k) Plans” and each a “401(k) Plan”), effective no later than the day prior to the Completion Date, contingent upon Completion, in compliance with its terms and the requirements of Applicable Law, (b) to 100% vest all participants and allocate all forfeitures under the 401(k) Plans, (c) to eliminate all annuity forms of distribution from the 401(k) Plans, and (d) to provide for contributions under the 401(k) Plans that would have been made on behalf of such employees had transactions contemplated by this agreement not occurred (regardless of any service or end-of-year employment requirements) but prorated for the portion of the plan year that ends on the Completion Date. The written resolutions, amendments and other documents to effect the foregoing shall be subject to Purchaser’s advance review and approval (such approval not to be unreasonably withheld or delayed).

Information sharing

7.10.
From the date of this agreement until Completion, the Seller shall provide to the Purchaser within 10 Business Days after the end of each calendar month until the last accounting month end before Completion, copies of the unaudited management accounts of the Company for relevant period.
8.
COMPLETION
8.1.
Completion shall take place on the Completion Date remotely via the electronic exchange of documents and signatures between the Purchaser’s Lawyers and the Seller’s Lawyers by e-mail in portable document format (.pdf) or at such location as may be agreed in writing between the Purchaser and the Seller.
8.2.
At Completion, the Seller and the Purchaser shall do or procure the performance of all actions respectively required of them under this clause 8.2 and Part 1 and Part 2 of Schedule 7. All documents and items delivered in accordance with this clause 8.2 shall be held by the recipient to the order of the person delivering the same until such time as Completion shall have taken place in accordance with this clause 8.2.
8.3.
Simultaneously with:
(a)
delivery of the documents and items required to be delivered at Completion pursuant to clause 8.2 (or waiver of such delivery by the person entitled to receive the relevant document or item); and

(b)
receipt by the Seller in accordance with subclause 24.1(a) of the payment to be made pursuant to paragraphs (a) and (b) (if any) of Part 2 of Schedule 7,

the documents and items delivered pursuant to clause 8.2 shall cease to be held to the order of the person delivering them and Completion shall have taken place.

8.4.
If:
(a)
the Seller fails to comply with the provisions of clause 8.2 (a Seller Default); or
(b)
the Purchaser fails to comply with the provisions of clause 8.2 (a Purchaser Default),

then the provisions of clauses 8.5 and 8.6 shall apply.

8.5.
The Purchaser (in the case of a Seller Default) or the Seller (in the case of a Purchaser Default) shall be entitled (in addition to and without prejudice to all other rights or remedies available, including the termination rights provided pursuant to clause 8.6, and the right to claim damages) by written notice to the Seller or the Purchaser, as the case may be:
(a)
to fix a new date for Completion (being not more than ten Business Days after the Completion Date) (and the provisions of this clause 8 shall apply to Completion as so deferred, provided that such deferral can only occur once unless otherwise mutually agreed in writing by the Purchaser and the Seller); or
(b)
to effect Completion, as far as practicable, having regard to the defaults which have occurred.
8.6.
Subject to Completion having first been deferred for a period of up to ten Business Days under subclause 8.5(a) and the parties having used reasonable endeavours to effect Completion during that period, the Purchaser (in the case of a Seller Default) or the Seller (in the case of a Purchaser Default) shall be entitled (in addition to and without prejudice to all other rights or remedies available, including the right to claim damages) by written notice to the Purchaser or the Seller, as the case may be, to terminate this agreement. If, for any reason, Completion does not occur, any action taken shall be deemed not to have occurred and the parties shall take all action necessary to restore them to their respective positions prior to such actions being taken and, following such termination, except for this clause 8.6 and the Surviving Clauses, all the provisions of this agreement shall lapse and cease to have effect; but neither the lapsing of those provisions nor their ceasing to have effect shall affect any accrued rights or liabilities of any party in respect of damages for non-performance of any obligation under this agreement falling due for performance prior to such lapse and cessation.
9.
POST-COMPLETION COVENANTS

Records

9.1.
Without prejudice to clauses 4.12 to 4.17, the Purchaser shall procure that the Target Group Companies shall provide, for a period of seven years after Completion, the Seller with reasonable access (and to take copies of), during normal business hours on any Business Day and on reasonable notice to the Purchaser, to:
(a)
the books and records of account (including the ability to take copies);
(b)
the accounting and tax records; and

(c)
any documents, files, working papers and information (including documents stored electronically),

in each case of or relating to the Target Group Companies, to the extent pertaining to the period prior to the Completion Date and which the Seller or any member of the Seller’s Group may reasonably require for bona fide tax, litigation, accounting and/or compliance purposes (in each case, at the Seller’s expense and to the extent reasonably necessary for such purpose).

9.2.
The Seller shall, and shall procure that the relevant members of the Seller’s Group shall, provide, for a period of seven years after Completion, the Purchaser with reasonable access (and to take copies of), during normal business hours on any Business Day and on reasonable notice to the Seller to:
(a)
the books and records of account (including the ability to take copies);
(b)
the accounting and tax records; and
(c)
any documents, files, working papers and information (including documents stored electronically),

in each case of or relating to the Target Group Companies which the Purchaser may reasonably require for bona fide tax, accounting, litigation and/or compliance purposes (in each case, at the Purchaser’s expense and to the extent reasonably necessary for such purpose).

Debranding

9.3.
As soon as reasonably practicable following, and in any event within [***] after the Completion Date, the Purchaser shall procure that for any Target Group Company whose name includes the word “Life” (whether in English or translated into any other language), all steps are taken and all documentation required to change the company name to a name that no longer contains the word “Life” has been filed at the relevant company registry and shall provide documentary evidence to the Seller once such entities have so changed their names.
9.4.
Subject to clauses 9.5 and 9.9, with effect from Completion, the Purchaser shall and shall procure that each Target Group Company shall, as soon as reasonably practicable and, in any event, by no later than the date falling [***] after the Completion Date (the Debranding Period), cease the use or display on all documents, assets and materials in the possession of any Target Group Company (including on or in its business stationery, documents, signs, promotional materials, domain names, websites or social media) of any name, mark or logo which is the same as or confusingly similar to any Seller’s Group Trade Marks, provided that:
(a)
no member of the Purchaser’s Group (including any Target Group Company) shall be obliged to remove or obscure any Seller’s Group Trade Marks on any:
(i)
non-public facing documents, manuals or policies in existence prior to Completion that are used solely for internal purposes, provided, and to the extent, that they continue to remain non-public facing and used solely for internal purposes; or
(ii)
documents, assets or materials in connection with any licence issued to a Target Group Company by a Governmental Entity which is issued by that Governmental Entity at fixed intervals, in each case prior to the relevant renewal date for each such licence, following which the relevant Target Group Company shall have a period of [***] to carry out the rebranding activities in connection with each such licence as required under this clause 9.4; and

(b)
each Target Group Company may continue to use Seller’s Group Trade Marks as part of its email addresses and domain names for a period of [***] after the Completion Date, and to use email forwarding from those email addresses to any replacement email addresses for each Target Group Company for a period of [***] following that initial six month period.
9.5.
With effect from the Completion Date, subject to clauses 9.7 and 9.8, the Seller hereby grants, and shall procure that any other relevant member of the Seller’s Group shall grant, the Purchaser (and, if applicable, relevant members of the Purchaser’s Group), from the Completion Date, a non-exclusive, non-transferable licence until the end of the Debranding Period (or the final day of the period provided by subclause 9.4(a)(ii), as applicable) to use any Seller’s Group Trade Marks solely in the same manner as used by the Target Group as at the Effective Time, provided that, in each case:

(a)
the Purchaser complies with its obligations under clauses 9.3 and 9.4; and
(b)
the Target Group Companies shall not hold themselves out as having any connection with the Seller’s Group following such period of time,

in each case, provided that such activities are at all times in compliance with Applicable Law. Such licence shall terminate at 11:59pm on the final day of the Debranding Period (or the final day of the period provided by subclause 9.4(a)(ii), as applicable), unless terminated earlier pursuant to clause 9.6.

9.6.
Notwithstanding any other provision of this agreement, the Seller may terminate the licence granted pursuant to clause 9.5 immediately by notice in writing served on the Purchaser at any time if:
(a)
the Purchaser or any member of the Purchaser’s Group uses or displays any of the Seller’s Group Trade Marks in a manner which damages or dilutes the value or reputation of, or the goodwill relating to, any of the Seller’s Group Trade Marks or any member of the Seller’s Group; or
(b)
the Purchaser or any member of the Purchaser’s Group does or fails to do, or permits, procures or assists to be done, any act or thing that invalidates, challenges, impairs or jeopardises the rights of any member of the Seller’s Group to any of the Seller’s Group Trade Marks.
9.7.
The Purchaser shall indemnify and hold harmless the Seller and each other member of the Seller’s Group and their respective directors, employees and agents, on an after-Tax basis, from and against any and all Losses suffered or incurred by any member of the Seller’s Group following Completion arising out of or in connection with any action, claim or demand by a third party against the Seller or a member of the Seller’s Group arising out of or in connection with the use of the Seller’s Group Trade Marks by or on behalf of any member of the Purchaser’s Group pursuant to the licences in this clause 9. The indemnity in this clause 9.7 shall exclude any Losses arising out of or in connection with any action, claim or demand by any third party alleging that the use of the Seller’s Group Trade Marks by or on behalf of any member of the Purchaser’s Group infringes any Intellectual Property Rights of a third party, provided that any such use by or on behalf of any member of the Purchaser’s Group is: (a) consistent with the use of the Seller’s Group Trade Marks by the Seller’s Group prior to the Effective Time; or (b) as permitted by a member of the Seller’s Group in writing.
9.8.
From the Completion Date, the Purchaser shall not, and shall procure that each Target Group Company shall not:
(a)
represent that any member of the Seller’s Group retains any connection or affiliation with any of the Target Group Companies or that the Target Group Companies retain any connection or affiliation with the Seller’s Group; or

(b)
register or attempt to register or acquire any rights in any name, mark, domain name or logo which is the same as or confusingly similar to any Seller’s Group Trade Marks.
9.9.
Clause 9.4, subclause 9.5(b) and clause 9.8 shall not prevent the Purchaser or the Target Group Companies from making use of any of the Seller’s Group Trade Marks: (i) to correctly identify any products or service provided by the Target Group prior to the Effective Time; or (ii) when referencing the former name of any Target Group Company.

Deferred Payments

9.10.
The provisions of Schedule 10 shall apply with effect from Completion.

RM2 Provisions

9.11.
Each Party shall perform their respective obligations under Schedule 11 in accordance with the terms set forth in Schedule 11.
10.
INSURANCE
10.1.
Between the date of this agreement and Completion the Seller shall, and shall procure that the relevant member of the Seller’s Group and/or Target Group shall, maintain in force all Target Group Insurance Policies and all Seller’s Insurance Policies that relate to the Target Group in all material respects on with a similar level of cover to that prevailing at the date of this agreement with respect to the Target Group, provided that this clause 10.1 shall not prevent any lapse, termination, amendments, renewals or replacements of such policies in the ordinary course of business.
10.2.
The Purchaser acknowledges and agrees that from Completion:
(a)
no Target Group Company shall have or be entitled to the benefit of any Seller’s Insurance Policy in respect of any event, act or omission that takes place after Completion and it shall be the sole responsibility of the Purchaser to ensure that adequate insurances are put in place for the Target Group with effect from Completion;
(b)
neither the Seller nor any member of the Seller’s Group shall be required to maintain any Seller’s Insurance Policy for the benefit of any Target Group Company, provided that as long as the Seller or any member of the Seller’s Group is not required to incur any additional costs in order to do so, it shall not cancel, materially amend or take any step to invalidate any ‘occurrence based’ Seller’s Insurance Policy under which any Target Group Company is entitled to any benefit or has any interest. Nothing in this subclause 10.2(b) shall prevent any amendments, renewals or replacements of such policies in the ordinary course of business; and
(c)
no Target Group Company shall make or be entitled to make or notify a claim under any ‘claims made’ Seller’s Insurance Policy in respect of any event, act or omission that occurred prior to Completion except in accordance with clause 10.5.
10.3.
Existing claims under any Seller’s Insurance Policy

With respect to any claim made before Completion by or on behalf of any Target Group Company under any Seller’s Insurance Policy, if and to the extent that:

(a)
the Target Group or the Purchaser’s Group has not been indemnified (in accordance with the terms of such Seller’s Insurance Policy) prior to the Completion Date in respect of the Losses for which the claim was made; or

(b)
the Losses in respect of which the claim was made have not been taken into account in (i) the Accounts or (ii) the Completion Statement in the calculation of Net Debt and/or Working Capital,

the Seller shall, following a written request by the Purchaser, use reasonable endeavours (in line with its policies) to recover all monies due from insurers and shall pay any monies received (after taking into account any deductible under the Seller’s Insurance Policies and less any Taxation suffered on the proceeds (or that would have been suffered but for the availability of a Relief) and any reasonable out-of-pocket expenses suffered or incurred by the Seller or any member of the Seller’s Group in connection with the claim) to the Purchaser or, at the Purchaser’s written direction, the relevant Target Group Company as soon as practicable after receipt, provided that (without prejudice to the obligations under this clause) no liability shall attach to the Seller or any member of the Seller’s Group for any failure to recover any such monies and neither the Seller, nor any member of the Seller’s Group shall be obliged to bring any such claim if doing so would be inconsistent with its policies in respect of bringing such claims.

10.4.
New claims under any occurrence-based policy
(a)
With respect to any event, act or omission relating to any Target Group Company that occurred or existed prior to Completion which is covered by an ‘occurrence-based’ Seller’s Insurance Policy, the Seller shall, at the written request of the Purchaser or the relevant Target Group Company, make a claim under such insurance policy, provided that:
(i)
the Seller shall not be obliged to make any such claim if and to the extent that such claim is covered by an insurance policy held by the Purchaser or a member of the Purchaser’s Group or if a member of the Seller’s Group bringing such claim would be inconsistent with its policies in respect of bringing such claims; and
(ii)
the claim is notified to the Seller within 20 Business Days of the Purchaser becoming aware of the claim.
(b)
In the event that the Purchaser or a Target Group Company notifies a claim pursuant to subclause 10.4(a), and the Seller brings such claim in accordance with subclause 10.4(a), the Seller shall, at the Purchaser’s cost, make all necessary notifications and claims under the relevant Seller’s Insurance Policy and the relevant Target Group Company shall be entitled to be paid any proceeds actually received under the Seller’s Insurance Policy (less any Tax suffered on the proceeds (or that would have been suffered but for the availability of a Relief other than any Relief arising from the payment of the proceeds to the relevant Target Group Company) and any reasonable out-of-pocket expenses suffered or incurred by the Seller or any member of the Seller’s Group) and the Seller shall use reasonable efforts to procure that the proceeds under the Seller’s Insurance Policy are paid directly to the relevant Target Group Company or are otherwise held by the Seller as nominee for the Target Group Company, provided that:
(i)
the Seller shall not be required, pursuant to any requests made by the Purchaser or any Target Group Company, to undertake or threaten litigation or incur any expenditure or liability without being put in funds by the Purchaser or such Target Group Company prior to incurring any such expenditure or liability;
(ii)
neither the Purchaser nor any Target Group Company shall be entitled to any proceeds received by the Seller’s Group under any Seller’s Insurance Policy except if and to the extent that such proceeds relate to a claim made pursuant to subclause 10.4(a) in respect of:
(A)
an event, act or omission connected with the carrying on of the business of the Target Group prior to the Completion Date; or

(B)
Losses for which the relevant Target Group Company has not already been reimbursed, indemnified or otherwise compensated for whether under this agreement or otherwise;
(iii)
the Purchaser shall provide (and shall procure that the relevant Target Group Company also provides) all assistance, information and co-operation reasonably requested by the Seller or the Seller’s representatives (including the Seller’s insurers, appointed claims handlers or any lawyers instructed in relation to such claim);
(iv)
the Purchaser shall or shall procure that the relevant Target Group Company shall pay or bear any deductible or excess element of any such claim;
(v)
in the event that the proceeds under the Seller’s Insurance Policy are subject to Tax in the hands of the Seller and either the Target Group Company has received the proceeds directly or the Seller has paid the proceeds of the Seller’s Insurance Policy to the Target Group Company without making a deduction in respect of the amount of such Tax, the Purchaser shall procure that the relevant Target Group Company reimburses the Seller for the amount of such Tax within five Business Days of written demand by the Seller; and
(vi)
without prejudice to the obligations under this subclause 10.4(b), no liability shall attach to the Seller or any member of the Seller’s Group for any failure to recover any such monies.
10.5.
New claims in the period between the date of this agreement and Completion

With respect to any event, act or omission relating to any Target Group Company that occurred or existed prior to Completion that may be covered by any ‘claims made’ Seller’s Insurance Policy in the period between the date of this agreement and Completion, the Seller shall promptly notify the relevant insurer under such insurance policy (to the extent that such event, act or omission is insured or reasonably anticipated to be insured under such insurance policy), provided that:

(a)
the Seller shall not be required, pursuant to any requests made by the Purchaser or any Target Group Company, to undertake or threaten litigation or incur any expenditure or liability without being put in funds by the Purchaser or such Target Group Company prior to incurring any such expenditure or liability;
(b)
the Seller shall not be obliged to notify of any such claim if and to the extent that such claim is covered by an insurance policy held by the Purchaser or a member of the Purchaser’s Group or if a member of the Seller’s Group bringing such claim would be inconsistent with its past policies in respect of bringing such claims;
(c)
the Purchaser shall, or shall procure that the relevant Target Group Company shall, be liable for any deductible or excess payable in respect of the claim; and
(d)
without prejudice to the obligations under this clause 10.5, no liability shall attach to the Seller or any member of the Seller’s Group for any failure to recover any such monies.
10.6.
In this clause 10:

Seller’s Insurance Policies means all insurance policies (whether under policies maintained with third party insurers or any member of the Seller’s Group), other than Target Group Insurance Policies, maintained by the Seller’s Group under which, immediately prior to Completion, any Target Group Company is entitled to any benefit or has any interest, and Seller’s Insurance Policy means any one of them; and

Target Group Insurance Policies means all insurance policies held exclusively by and for the benefit of the Target Group Companies.

11.
Non-competition and non-solicitation
11.1.
In this clause 11:
(a)
Restricted Activity means the research, development and Commercialisation of innovative molecular imaging agents, as conducted by any Target Group Company in a Restricted Territory during the year preceding Completion; and
(b)
Restricted Territory means any country (including [***]) in which a Target Group Company conducted its business during the year preceding Completion, other than [***].
11.2.
Each of the Seller and Life Healthcare Group Holdings Limited covenants with the Purchaser, each member of the Purchaser’s Group and each Target Group Company that it shall not and shall procure that no other member of the Seller’s Group shall (directly or indirectly):
(a)
for a period of [***] after Completion, whether on its own behalf or with or on behalf of any other person, own, operate, carry on or be engaged, concerned or interested, whether as a shareholder, director, partner, agent or otherwise in any business which carries on the Restricted Activity and which is or is likely to be in competition with the Restricted Activity; or
(b)
for a period of [***] after Completion, whether on its own behalf or with or on behalf of any other person, directly or indirectly offer employment to or offer to conclude any contract of services with, induce or attempt to induce any person who is at Completion a Senior Employee of a Target Group Company to leave the employment of that Target Group Company, or procure or facilitate the making of such an offer by any person or solicit or entice, or endeavour to solicit or entice, any such person to terminate their employment or engagement with that Target Group Company;
(c)
for a period of [***] after Completion, whether on its own behalf or with or on behalf of any other person, canvass, solicit or approach or cause to be canvassed, solicited or approached (in relation to a business which could reasonably be expected to compete with all or any material part of the Business) any person who at any time during the year preceding Completion was a client or customer, of the Target Group; or
(d)
for a period of [***] after Completion, whether on its own behalf or with or on behalf of any other person, knowingly interfere or seek to interfere with the supply of goods or services to any Target Group Company by any person who at any time during the year preceding Completion was a supplier of goods or services to such Target Group Company if such interference would cause or is reasonably likely to cause that supplier to cease supplying or materially reduce its supply of such goods or services to the relevant Target Group Company, or to vary materially and adversely the terms on which it conducts business with the Target Group Company.
11.3.
The restrictions in subclause 11.2(a) shall not:
(a)
prevent a member of the Seller’s Group from holding shares or debentures in a listed company that carries on a Restricted Activity, provided that such shares or debentures confer not more than 5% of the votes which could normally be cast at a general meeting of that company;

(b)
apply (or, as the case may be, shall cease to apply) to the extent that any member of the Seller’s Group after Completion acquires any company or business and, as a result of that acquisition, acquires a company or business which carries on a Restricted Activity (the Relevant Interest), provided that the Relevant Interest is no more than a de minimis proportion (i.e. less than 25%) of the business activities of the company acquired; or
(c)
prevent the Seller’s Group from carrying on the business(es) or range of business(es) carried on by the Seller’s Group (other than the Business) at Completion or the expansion of any such business(es) in substantially the same form as the form in which they are carried on at the date of this agreement.
11.4.
Each of the Purchaser (and the Purchaser’s Guarantor) and the Seller (and the Seller’s Guarantor) covenant to each other respectively that it shall not, and shall procure that no other member of the Purchaser’s Group or Seller’s Group (as applicable) shall, directly or indirectly, until the earlier of (i) the Completion Date or (ii) if this agreement is terminated in accordance with its terms, the date falling [***] after the date of such termination, without the other party’s prior written consent, whether on its own behalf or with or on behalf of any other person directly or indirectly offer employment to or offer to conclude any contract of services with, induce or attempt to induce any person who is as at the date of this agreement a senior or management level employee of the other party (a Restricted Employee) to leave the employment of that party, or procure or facilitate the making of such an offer by any person or solicit or entice, or endeavour to solicit or entice, any such person to terminate their employment or engagement with the Purchaser’s Group or Seller’s Group (as applicable).
11.5.
The restrictions in subclause 11.2(b) shall not prevent any member of the Seller’s Group or the Purchaser’s Group (as applicable) from:
(a)
publishing any recruitment advertisement in any local or national newspaper or other publication or on any website, or from negotiating with any person who has not been employed by any Target Company within the prior [***] who replies to any such advertisement or who initiates any contact with the relevant member of the Seller’s Group or Purchaser’s Group (as applicable); or
(b)
hiring any Senior Employee whose duties have been terminated by the relevant Target Group Company who employed such Senior Employee.
11.6.
Each of the restrictions in each paragraph, clause or subclause above shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid.
11.7.
Clause 11.2, may be enforced by each member of the Purchaser’s Group and each Target Group Company against the Seller under the Contracts (Rights of Third Parties) Act 1999 and clause 11.4 may be enforced by each member of the Seller’s Group and each Target Group Company against the Purchaser under the Contracts (Rights of Third Parties) Act 1999. The provisions of clause 11.2 and 11.4 may be varied by agreement between the Seller and the Purchaser (and the Purchaser and Seller (as applicable) may also settle in whole in whole or in part any liability in respect of rights or claims contemplated by clause 11.2 and clause 11.4) without the consent of any Target Group Company.
11.8.
The Seller agrees that the restrictions of the Seller and Seller’s Group contained in this clause 11 are no greater than is reasonable and necessary for the protection of the interests of the Purchaser’s Group and the Target Group Companies, but if any such restriction shall be held to be void but would be valid if deleted in part or reduced in application, such restriction shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

11.9.
The Purchaser agrees that the restrictions of the Purchaser and the Purchaser’s Group contained in this clause 11 are no greater than is reasonable and necessary for the protection of the interests of the Seller’s Group and the Target Group Companies, but if any such restriction shall be held to be void but would be valid if deleted in part or reduced in application, such restriction shall apply with such deletion or modification as may be necessary to make it valid and enforceable.
12.
Intra-group loans and guarantees
12.1.
At Completion, in accordance with clause 8.2 and subject to clauses 12.3 and 12.4:
(a)
the Purchaser shall procure that a payment is made (by or on behalf of the relevant Target Group Companies) to the Seller (for itself or, as the case may be, as agent for the member(s) of the Seller’s Group to which the Estimated Intra-Group Payables are owed) of an amount in Dollars equal to each of the Estimated Intra-Group Payables (if any) which are payable by a Target Group Company as notified to the Purchaser in the Pre-Completion Estimate and each of the relevant Intra-Group Payables shall be treated as discharged to the extent of that payment; and
(b)
the Seller shall (for itself or, as the case may be, as agent for the relevant member(s) of the Seller’s Group) pay the Purchaser (as agent for the Target Group Companies to which the Intra-Group Receivables are owed) an amount in Dollars equal to each of the Estimated Intra-Group Receivables (if any) of the Target Group Companies as notified to the Purchaser in the Pre-Completion Estimate and each of the relevant Intra-Group Receivables shall be treated as discharged to the extent of that payment.
12.2.
Subject to clauses 12.3 and 12.4, if:
(a)
any Intra-Group Payable (as included in the Completion Balance Sheet) is greater than the applicable Estimated Intra-Group Payable (as included in the Pre-Completion Estimate), or any Intra-Group Receivable (as included in the Completion Balance Sheet) is less than the applicable Estimated Intra-Group Receivable (as included in the Pre-Completion Estimate), the Purchaser shall procure that a payment is made (by or on behalf of the Target Group Companies) to the Seller (for itself or, as the case may be, as agent for the member(s) of the Seller’s Group) of an amount in Dollars equal to the difference; and
(b)
any Intra-Group Payable (as included in the Completion Balance Sheet) is less than the applicable Estimated Intra-Group Payable (as included in the Pre-Completion Estimate), or any Intra-Group Receivable (as included in the Completion Balance Sheet) is greater than the applicable Estimated Intra-Group Receivable (as included in the Pre-Completion Estimate), the Seller shall (for itself or, as the case may be, as agent for the member(s) of the Seller’s Group) pay to the Purchaser (as agent for the Target Group Companies) an amount in Dollars equal to the difference.
12.3.
The obligations of the Purchaser and the Seller to make or procure payment to one another, to or on behalf of the relevant Target Group Companies under clause 12.2 must be satisfied within five Business Days following the date on which the Completion Statement has been finally agreed and/or determined (as applicable) in accordance with Schedule 8, and may be satisfied (solely as a settlement convenience, and without altering any of these obligations) by the payment of a single net amount from one to the other.
12.4.
Payments made in accordance with clauses 12.1 and 12.2 shall be made subject to any deductions or withholdings for or on account of Tax which are required by law.

12.5.
The Seller hereby agrees (on behalf of itself and each other member of the Seller’s Group for the time being) that, if the Purchaser discharges its obligations as contemplated by clause 12.2, no member of the Seller’s Group from time to time shall thereafter have any rights or claims against the Purchaser or any Target Group Company in respect of the Intra-Group Payables or any part of them and the Seller shall, at the written request of the Purchaser, procure that any member of the Seller’s Group to which Intra-Group Payables are owing waives those Intra-Group Payables by executing a deed of waiver in such form as the Purchaser shall reasonably require or, if that is not permissible or practicable or would give rise to adverse tax consequences, shall procure that such Intra-Group Payables are discharged or otherwise eliminated at no cost to any member of the Purchaser’s Group or any Target Group Company.
12.6.
The Purchaser hereby agrees (on behalf of itself and each Target Group Company) that, if the Seller discharges its obligations as contemplated by clause 12.2, no Target Group Company from time to time shall thereafter have any rights or claims against the Seller or any other member of the Seller’s Group in respect of the Intra-Group Receivables or any part of them and the Purchaser shall, at the request of the Seller, procure that any Target Group Company to which Intra-Group Receivables are owing waives those Intra-Group Receivables by executing a deed of waiver in such form as the Seller shall reasonably require or, if that is not permissible or practicable or would give rise to adverse tax consequences, shall procure that such Intra-Group Receivables are discharged or otherwise eliminated at no cost to any member of the Seller’s Group.
12.7.
The Seller shall procure that the Trade Debts owing by any member of the Seller’s Group to a Target Group Company as at Completion shall be settled in the ordinary course after Completion.
12.8.
The Purchaser shall procure that the Trade Debts owing by any Target Group Company to a member of the Seller’s Group as at Completion shall be settled in the ordinary course after Completion.
12.9.
As from Completion:
(a)
the Purchaser shall use all reasonable endeavours to procure (which shall include, in the case of any guarantee, offering a replacement guarantee) that each member of the Seller’s Group is released from all guarantees and indemnities which have been given by that member in respect of:
(i)
the [***] Guarantee (including, solely to the extent relating to liabilities under or in respect of the [***] Guarantee, any guarantee or indemnity given by the Seller or any other member of the Seller’s Group pursuant to the sale and purchase agreement relating to the sale by the Seller and the purchase by [***] of the entire issued share capital of [***] (as amended from time to time); and/or
(ii)
any liability or obligation of any Target Group Company and of which particulars are set out in the Signing Disclosure Letter,

and pending such release the Purchaser shall indemnify that member against all liabilities under those guarantees and indemnities; and

(b)
the Seller shall use all reasonable endeavours to procure that each member of the Target Group is released from all guarantees and indemnities which have been given by that member in respect of any liability or obligation of any member of the Seller’s Group and pending such release the Seller shall indemnify that member against all liabilities under those guarantees and indemnities.
12.10.
Clause 12.9 may be enforced by each relevant member of the Seller’s Group or Target Group against the Purchaser or Seller (as applicable) under the Contracts (Rights of Third Parties) Act 1999. The provisions of clause 12.9 may be varied by agreement between the Seller and the Purchaser (and the Seller and/or Purchaser (as applicable) may also settle in whole or in part any liability in respect of rights or claims contemplated by clause 12.9) without the consent of any other member of the Seller’s Group or Target Group.

12.11.
Without prejudice to the other provisions of this clause 12 in relation to Intra-Group Payables, Intra-Group Receivables and Trade Debts, with effect from Completion, and save in respect of any liabilities or obligations pursuant to and in accordance with the Transaction Documents or for breach of the Transaction Documents, the Seller shall, and shall procure that each applicable member of the Seller’s Group shall, and the Purchaser shall procure that each Target Group Company shall:
(a)
procure that all Related Party Arrangements are terminated on or as soon as reasonably practicable after Completion:
(i)
at no cost to the Target Group Companies or the Seller’s Group;
(ii)
with no residual liability for the Target Group Companies or the Seller’s Group, other than any Trade Debts to be settled in the ordinary course of business; and
(iii)
without any residual rights for any member of the Seller’s Group (including, for the avoidance of doubt, any residual licence for the use of Intellectual Property Rights and/or know-how of any Target Group Company or its business) or the Target Group Companies, it being acknowledged and agreed by the parties that this clause 12.11 shall be sufficient to effect such termination of such Related Party Arrangements on the terms set out in this clause 12.11; and

(b)
with effect from Completion:
(i)
release and discharge each Target Group Company and each member of the Seller’s Group, respectively, from any and all liabilities or obligations to the applicable members of the Seller’s Group or Target Group Companies, respectively (including in respect of such Related Party Arrangements); and
(ii)
procure that each member of the Seller’s Group or Target Group Company, respectively, shall waive any and all claims (in the absence of fraud) it has or may have against any Target Group Company or member of the Seller’s Group, respectively (including in respect of such Related Party Arrangements).
13.
Seller’s Warranties
13.1.
The Seller warrants to the Purchaser that, subject to the provisions of this agreement and in particular to the provisions of Schedule 5, each of the Seller’s Warranties:
(a)
is true and accurate as at the date of this agreement with reference to the facts and circumstances then subsisting; and
(b)
will be true and accurate as at Completion as if they had been repeated at such time by reference to the facts and circumstances then subsisting and, for this purpose, any express or implied reference in such Seller’s Warranties to facts as at the date of this agreement is to be construed as a reference to Completion and any reference to a period of time prior to the date of this agreement shall be construed as the period of time between the date of this agreement and Completion.
13.2.
The Seller shall deliver the Completion Disclosure Letter to the Purchaser on the Completion Date, disclosing any facts, matters or circumstances arising between the date of this agreement and Completion that would result in any of the Seller’s Warranties (other than the Seller’s Fundamental Warranties) being untrue or inaccurate when repeated as at Completion.

14.
W&I Insurance
14.1.
Purchaser’s recourse for Warranty Claims and Tax Covenant Claims

Notwithstanding any other provision of this agreement or any other Transaction Document (except in the case of fraud by the Seller or any member of the Seller’s Group):

(a)
the Purchaser agrees that it will not be entitled to make, will not make, and irrevocably waives any right it may have to make any Warranty Claim (other than any Fundamental Warranty Claim) or any Tax Covenant Claim against the Seller except:
(i)
to the extent of USD1 in aggregate; or
(ii)
where such claim is required to permit or facilitate a claim by the Purchaser under the W&I Insurance Policy against the W&I Insurer, but only on the basis that the Seller’s liability for the claim shall not exceed USD1 in aggregate;
(b)
the Purchaser’s sole potential recourse in respect of all and any Warranty Claims (other than any Fundamental Warranty Claim) and Tax Covenant Claims shall, except to the extent of USD1 in aggregate, be under the W&I Insurance Policy; and
(c)
any inability of the Purchaser to pursue or obtain any remedy in respect of any Warranty Claim (other than any Fundamental Warranty Claim) or Tax Covenant Claim under the W&I Insurance Policy, whether due to policy terms, exceptions or exclusions, validity (including if the W&I Insurance Policy is invalid due to the insolvency, breach or default of any person), creditworthiness or for any other reason, shall not affect or in any way increase the liability of the Seller under this agreement.
14.2.
This clause prevails

If there is any conflict or other inconsistency between this clause 14.2 and any other provision of this agreement or any other Transaction Document, this clause 14.2 shall prevail.

14.3.
W&I Insurance Policy Premium

The Purchaser shall, as soon as reasonably practicable after Completion (having regard to the terms of the W&I Insurance Policy and the requirements of the W&I Insurer): (a) pay the W&I Insurance Policy Premium to, or as directed by, the W&I Insurer in accordance with the W&I Insurance Policy; and (b) deliver evidence reasonably satisfactory to the Seller of the same to the Seller.

15.
Purchaser’s warranties and undertakings
15.1.
The Purchaser warrants to the Seller as at the date of this agreement and at Completion that:
(a)
it is a company validly existing under the law of its jurisdiction of incorporation;
(b)
it has the requisite power, capacity and authority to execute and deliver this agreement and each of the other Transaction Documents to which it is or will be a party, and (subject always to clause 4) to perform its obligations under each of them, and has taken all action necessary to validly authorise such execution and delivery and the performance of such obligations;
(c)
this agreement when executed constitutes, and each of the other Transaction Documents to which it is or will be a party will when executed constitute, legal, valid and binding obligations of the Purchaser and is enforceable in accordance with its and their respective terms;

(d)
the execution and delivery by the Purchaser of this agreement and of each of the other Transaction Documents to which it is or will be a party and the performance of the obligations of the Purchaser under it and each such other Transaction Document does not and will not conflict with or constitute a material default or material breach under any provision of:
(i)
any agreement or instrument to which the Purchaser is a party or by which it is bound; or
(ii)
the constitutional documents of the Purchaser; or
(iii)
any law, lien, lease, order, judgment, award, injunction, decree, ordinance, or regulation or any other restriction of any kind or character by which the Purchaser is bound;

in each case that would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this agreement on or before the Long Stop Date;

(e)
all authorisations from, and notices or filings with, each applicable Governmental Entity (other than those included in the Conditions) that are necessary to enable the Purchaser to execute, deliver and perform its obligations under this agreement and each of the other Transaction Documents to which it is or will be a party have been obtained or made (as the case may be) and are in full force and effect and all conditions of each such authorisation have been complied with;
(f)
the Purchaser is not insolvent under the laws of any relevant jurisdiction or unable to pay its debts as they fall due and the Purchaser has not stopped paying its debts as they fall due;
(g)
no administrator, receiver or administrative receiver has been appointed in respect of the whole or any part of the assets or undertakings of the Purchaser;
(h)
no order has been made and no resolution has been passed for the winding-up of the Purchaser and, so far as the Purchaser is aware, no petition has been presented for that purpose;
(i)
no voluntary arrangement, compromise or similar arrangement with creditors has been proposed, agreed or sanctioned in respect of the Purchaser;
(j)
outside the UK, no event or circumstance has occurred or exists analogous to those described in subclauses 15.1(f) to (i);
(k)
there are no:
(i)
outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against the Purchaser;
(ii)
lawsuits, actions or proceedings pending or, to the Purchaser’s knowledge, threatened against, the Purchaser; or
(iii)
investigations by any Governmental Entity which are pending or, to the Purchaser’s knowledge, threatened against the Purchaser,

which have adversely affected, or that would reasonably be expected to affect adversely, the Purchaser’s right and ability to perform its obligations under this agreement or each of the other Transaction Documents in any material respect;

(l)
the W&I Insurance Policy includes terms to the effect that the W&I Insurer will only be entitled to subrogate against the Seller or make any claim for contribution or otherwise if the relevant Losses arose in whole or in part out of the Seller’s fraud or fraudulent misrepresentation and then only to the extent of the rights of recovery relating directly to the Seller’s fraud or fraudulent misrepresentation;
(m)
neither the Purchaser nor: (i) any other member of the Purchaser’s Group; or (ii) any of the Purchaser’s officers or, directors is a Restricted Person;
(n)
the Purchaser has (and on the Completion Date shall have) immediately available on an unconditional basis the necessary cash resources to meet its obligations under this agreement, and each of the other Transaction Documents to which it is or shall be a party, including payment of the Consideration, provided, however, that the Purchaser shall have no liability to the Seller with respect to a breach of this paragraph (n) to the extent that the Seller has recovered any amount relating to such breach from the Purchaser’s Guarantor.
15.2.
Except as otherwise contemplated by this agreement, the Purchaser undertakes to the Seller (save in the case of fraud (to the maximum extent permitted by law)) not to initiate or pursue (either directly or through any other person including any member of the Purchaser’s Group) proceedings of any kind (and, to the extent it has any rights to do so, hereby waives any rights it may have) against any Target Group Company, any member of the Seller’s Group or each of the forgoing's respective current or former directors, officers, employees, agents or advisers (Related Parties) in each case in respect of any conduct, default or omission of any such person or in respect of any warranty, representation or statement made to any party or any of its Affiliates, or in relation to the Seller’s Warranties, the Signing Disclosure Letter, or information contained in the Data Room, or in any way in connection with the Transaction (except as may be expressly agreed in writing between the Purchaser and any particular Related Party).
15.3.
With effect from Completion the Purchaser shall, and shall procure that each Target Group Company shall, release and discharge each Outgoing Director from any and all liabilities or obligations to a Target Group Company and shall procure that each Target Group Company shall waive any and all claims (in the absence of fraud (to the maximum extent permitted by law)) it has or may have against any Outgoing Director in connection with the Outgoing Director's appointment as a director of any Target Group Company.
16.
Tax matters

The provisions of clauses 17, and 18.2 to 18.18 and Schedule 6 shall have effect from Completion.

17.
Specific indemnities
17.1.
The Seller covenants with the Purchaser to pay to the Purchaser an amount equal to:
(a)
any Actual Tax Liability of [***] (after using any available Reliefs other than a Purchaser’s Relief) arising on or before Completion as a result of or in connection with [***];
(b)
any Actual Tax Liability of [***] (after using any available Reliefs other than a Purchaser’s Relief) as a result of, or in connection with, [***]; and
(c)
any third-party costs or expenses reasonably incurred by the Purchaser or the Target Group in connection with
(i)
any Actual Tax Liability referred to in subclause 17.1(a) or (b) (including such costs or expenses so incurred in taking any action in relation to a Tax Authority to avoid, eliminate, resist or settle any such item), including at the Seller’s direction under clause 18; or

(ii)
taking any action under clause 17 or 18 (to the extent not already compensated under clause 18).
17.2.
For the purposes of subclause 17.1(a) and (b), a Relief other than a Purchaser’s Relief shall be treated as available where the Purchaser or, after Completion, a Target Group Company, has used such Relief against income, profits or gains arising before, on, or after Completion save where: (i) such Relief has been used against any Actual Tax Liability falling within clause 17.1; or (ii) such Relief has been used against a liability for which a Tax Claim could otherwise have been made; or (iii) to the extent such Relief is or reflected or otherwise taken into account in reducing any liability in the Completion Balance Sheet. For the avoidance of doubt, a Relief is available notwithstanding that it may be necessary to take procedural steps, such as the making of a claim or election, in order to benefit from such Relief.
17.3.
Subject to clause 17.4, the Seller shall make any payment under clause 17.1: (i) within 10 Business Days after the date on which written demand of the amount due is received by the Seller from the Purchaser; or (ii) if later:
(a)
subject to subclause (b) below, if the payment relates to an Actual Tax Liability which has not at the date of that demand become due, on the date five Business Days before the date on which payment is due in respect of that Actual Tax Liability;
(b)
if the payment relates to an Actual Tax Liability to which clause 17.1 applies and which is the subject of a dispute with the relevant Taxation Authority, the date on which the liability is finally determined, subject to the provisions of clauses 18.7 to 18.9;
17.4.
If the Seller has received [***] in payments under clause 4, Schedule 11 or pursuant to any other Transaction Document (other than any TSA), the payment under clause 17.3 shall be made by the Seller. If the Seller has not received [***] under clause 4, Schedule 11 or pursuant to any other Transaction Document (other than any TSA) at the time that such Claim is finally determined, then the Seller shall not be required to make payment at that time and the Purchaser shall be entitled to set-off the full amount due to it in under clause 17.3 in connection with, or in relation to, such Claim against any payments required to be made by the Purchaser (other than payments for which the due date of payment in accordance with the terms of this Agreement has passed) under clause 4 of this Agreement or pursuant to any other Transaction Document (other than any TSA).
17.5.
The covenants contained in clause 17.1 shall not apply to a Tax Liability if and only to the extent that:
(a)
the Tax Liability would not have arisen but for a failure by the Purchaser to comply with any of its obligations under clause 18;
(b)
the Tax Liability would not have arisen but for a Relevant Voluntary Act other than an act permitted by clause 17.6;
(c)
the Tax Liability would not have arisen but for a Relevant Change of Law or Relevant Accounting Change.
17.6.
[***].
18.
Conduct of Specific Tax Assessment and information sharing

Conduct of Specific Tax Assessment

18.1.
Before Completion, Seller shall:
(a)
if the Seller or any Target Group Company becomes aware of a Clause 17.1(b) Assessment, notify the Purchaser in writing within a reasonable time after it becomes aware of the Clause 17.1(b) Assessment specifying the relevant facts (including the Seller’s estimate (to the extent possible) on a without prejudice basis, of the amount of such Clause 17.1(b) Assessment; and
(b)
provide to the Purchaser, within a reasonable period from the date of receipt or submission, copies of any material correspondence received from or submitted to a Tax Authority so far as it relates to a Specific Tax Assessment.
18.2.
The remaining provisions of this clause 18 shall apply with effect from Completion.
18.3.
If the Purchaser or a Target Group Company becomes aware of a Clause 17.1(b) Assessment, the Purchaser shall give notice to the Seller specifying the relevant facts (including the Purchaser’s estimate (to the extent possible), on a without prejudice basis, of the amount of such Clause 17.1(b) Assessment) as soon as reasonably practicable (and in any event within 10 Business Days) after it or the Target Group Company (as the case may be) becomes aware of the Clause 17.1(b) Assessment. The giving of notice under this clause 18.3 shall not be a condition precedent to the Seller’s liability in respect of a Specific Tax Assessment.
18.4.
The Seller and the Purchaser shall co-operate in good faith and consult with each other in relation to the steps to be taken by the relevant Target Group Company to avoid, dispute, resist, appeal, compromise or defend the Specific Tax Assessment, and in particular and without limitation, the Purchaser shall procure that:
(a)
the Seller is consulted in relation to the Specific Tax Assessment and (subject to clause 18.8 below) any reasonable comments of the Seller are taken into account in the approach taken to the Specific Tax Assessment;
(b)
the Seller is kept informed of the progress of matters relating to the Specific Tax Assessment;
(c)
the Seller receives copies of, or (where necessary to exclude information that is does not relate to the Specific Tax Assessment) extracts from, all material written correspondence to, or from, any Tax Authority which are received by the Purchaser or a Target Group Company insofar as it is relevant to any Specific Tax Assessment as soon as reasonably practicable following their receipt;
(d)
the Seller receives drafts of any material documents, claims, notices or other correspondence relevant to the Specific Tax Assessment which are proposed to be submitted to a Tax Authority by the Purchaser or a Target Group Company. If such a document is required to be submitted or sent to a Tax Authority and a time limit applies to such submission or correspondence, the Purchaser shall procure, that the Seller receives the document within a reasonable period taking into account the nature of the request by the Tax Authority and the time required by the Seller to consider and provide any comments on the document and no later than ten (10) Business Days before the expiry of the time limit (without taking into account any extension agreed with a Tax Authority as set out below). The Purchaser shall consider in good faith any reasonable written comments of the Seller and, in the case of a Seller Tax Assessment shall procure that such reasonable comments are reflected in any such document that is submitted or sent to a Tax Authority, provided that such comments are received by the Purchaser at least three (3) Business Days before the expiry of any relevant time limit (provided that, at the Seller’s request and where legally possible, the Purchaser shall take reasonable steps to agree to an extension to any time limit with the relevant Tax Authority); and

(e)
the Seller is offered the opportunity to participate (or for its advisers to participate), acting reasonably and in good faith, in any material discussions with the Tax Authority relating to the Specific Tax Assessment to the extent permitted by law or by the relevant Tax Authority, provided that the Seller and the Purchaser shall agree in advance on the approach to be taken in such discussions with a Tax Authority and neither the Seller nor the Purchaser shall take a contrary position during any discussions with the Tax Authority; and
(f)
no Seller Tax Assessment or Purchaser Tax Assessment to the extent that such assessment falls within paragraph (b)(i) of the definition thereof is settled, agreed or otherwise compromised without the prior written consent of the Seller, such consent not to be unreasonably withheld or delayed.
18.5.
The Purchaser shall not be required to take any action under this clause 18 involving incurring third party costs if the Seller is in breach of its obligations under subclause 17.1(c).
18.6.
The Purchaser shall procure that the Seller and its duly authorised agents are afforded such assistance and information in the relevant Target Group Company’s possession as it or they reasonably require to enable the Seller to exercise its rights under this clause 18 in relation to the Specific Tax Assessment, provided that nothing in this clause 18.6 shall oblige the Purchaser or any member of the Target Group to disclose any information that is commercially sensitive and relates solely to a period after Completion.
18.7.
The Seller shall procure that the Purchaser and its duly authorised agents are afforded such assistance and information in the Seller’s or the relevant member of the Seller’s Group’s possession as it or they reasonably require to enable the Purchaser to exercise its rights under this clause 18 in relation to the Specific Tax Assessment, provided that nothing in this clause 18.7 shall oblige the Seller or any member of the Seller’s Group to disclose any information that is commercially sensitive or legally privileged.
18.8.
[***]
18.9.
If the Purchaser proposes to settle or compromise a Purchaser Tax Assessment, it shall notify the Seller and the Seller may elect to require the relevant Target Group Company to continue to dispute the Purchaser Tax Assessment provided that the Seller indemnifies the Purchaser and the relevant Target Group Company for the Tax and any third party costs and expenses that the relevant Target Group Company incurs as a result of the Actual Tax Liability that is Finally Determined being higher than the Tax liability for which the Purchaser was proposing to settle or compromise the relevant Purchaser Tax Assessment, in which case the assessment shall thereafter be treated for the purposes of this clause 18 as a Seller Tax Assessment. Any such payment under this clause 18.9 shall be made in cash on the day falling ten (10) Business Days after the date on which the relevant Specific Indemnity Claim is Finally Determined or the relevant third party costs and expenses are incurred. The financial limit in paragraph 3(c) of Schedule 5 shall not apply to any additional Tax or third party costs and expenses payable under this clause 18.9.
18.10.
The Seller may at any time notify the Purchaser that it intends to direct the conduct of a Seller Tax Assessment or any matters giving rise to it, in which case, and subject to the provisions of clauses 18.11 and 18.13, the relevant Target Group Company shall (and the Purchaser shall procure that the Target Group Company shall) take such action as the Seller may reasonably request to avoid, reduce, dispute, resist, appeal, compromise or defend the Specific Tax Assessment and any proceedings in respect of that Specific Tax Assessment.

18.11.
Notwithstanding anything to the contrary in this clause 18, in exercising its rights under this clause 18, the Seller shall act as it would in any event act, without reference to the Purchaser’s obligation to satisfy any Tax liability above the financial limit in paragraph 3(c) of Schedule 5.
18.12.
If a Target Group Company is required to make a payment on account to any Tax Authority in connection with a Seller Tax Assessment (including in order to take any step to appeal or otherwise dispute the Seller Tax Assessment) or demonstrates to the reasonable satisfaction of the Seller that it would suffer a material adverse effect (including where its exposure in respect of a Seller Tax Assessment is likely to become in excess of (or to become further in excess of) the financial limit set out in paragraph 3(c) of Schedule 5) unless it makes such a payment on account, the Purchaser may notify the Seller in writing to this effect (such notice being a Payment on Account Notice). The Payment on Account Notice shall set out the amount of the payment on account that the Target Group Company wishes to make and the amount of such payment on account attributable to the Seller (not exceeding the liability that the Seller would have under this Agreement in respect of the Tax that is the subject of the Specific Tax Assessment).
18.13.
If the Seller does not pay to the Purchaser the amount that is identified as being payable by it in the Payment on Account Notice within 10 Business Days of receipt of the Payment on Account Notice or such earlier time as may be necessary in order to comply with any statutory obligation to make such payment in order to continue to dispute the Seller Tax Assessment, the Seller Tax Assessment shall be treated for the purposes of this clause 18 as if it was a Purchaser Tax Assessment. The Purchaser shall procure that the Target Group Company pays the full amount of any payment made by the Seller pursuant to this clause 18.13 to the relevant Tax Authority.
18.14.
If the Seller makes a payment to the Purchaser pursuant a Payment on Account Notice or in the course of the exercise of its rights under clause 18.12 such payment shall, to the extent that it satisfies a liability to make an actual payment of Taxation (to which the payment on account corresponds), be deemed to discharge the liability of the Seller to the Purchaser under clause 17.1 in respect of such liability.
18.15.
If the Seller makes a payment to the Purchaser pursuant to a Payment on Account Notice (the Seller Payment on Account) and the Specific Tax Assessment is settled or compromised for a lesser sum than the amount of the Seller Payment on Account, then the difference between the Seller Payment on Account and the amount for which the Specific Tax Assessment is settled or compromised shall be repaid to the Seller within ten (10) Business Days after, as applicable: (i) the receipt of a repayment in respect thereof by the Target Group Company or any member of the Purchaser's Group from the relevant Tax Authority (and the Purchaser shall procure that all reasonable endeavours are used to obtain such repayment); or (ii) if such a repayment is set off against any other amount payable to the relevant Tax Authority, the date upon which that other amount would otherwise have been due for payment.
18.16.
Neither the Purchaser nor any Target Group Company shall be required to take, nor shall the Seller be permitted to take any action under clause 18 in relation to a Specific Tax Assessment which:
(a)
the Purchaser or relevant Target Group Company reasonably considers will require it to engage in fraudulent conduct, conduct involving dishonesty, or the commission of, or participation in, any criminal offence or conduct;
(b)
relates to any communication to a Tax Authority in respect of the Specific Tax Assessment where the Purchaser or relevant Target Group Company reasonably considers that such communication would be misleading if submitted in the form proposed by the Seller (provided that the Purchaser shall provide the Seller with its reasons for so considering and the Seller shall have the opportunity to amend such communication);

(c)
relates to the non-disclosure of any document or matter to a Tax Authority in connection with the Specific Tax Assessment where the Purchaser or a relevant Target Group Company reasonably considers that such non-disclosure would be misleading;
(d)
could reasonably be expected to increase any Tax liabilities of the Target Group Companies (other than a liability that is the subject of the Specific Tax Assessment), save where the Seller has agreed to pay the Purchaser an amount (to be agreed between the Seller and the Purchaser, acting reasonably) to compensate the Purchaser for such additional Tax liabilities of the Target Group Companies; or
(e)
involves an appeal beyond the first tier tribunal (or equivalent court or tribunal outside the UK) without an opinion from jointly chosen and nationally recognised leading Tax counsel that: (i) the appeal will, on the balance of probabilities, be won; and (ii) it is reasonable, in all the circumstances, to proceed with such an appeal in the manner proposed by the Seller.

Information sharing

18.17.
The Seller shall provide and shall procure that relevant members of the Seller’s Group shall provide the Purchaser, at the Purchaser’s expense (provided that there will be no recharge for any internal employee or management time and the Seller shall not incur any third party expense without the Purchaser’s prior written agreement to reimburse such expense), with such information in the possession of the Seller or other member of the Seller’s Group and not in the possession of the Purchaser or a Target Group Company or such reasonable assistance as is reasonably required by the Purchaser, to enable the Target Group Companies to comply with any obligations relating to Taxation or facilitate the management or settlement of their own Taxation affairs, in each case in respect of accounting periods commencing on or before Completion.
18.18.
The Purchaser shall provide and shall procure that relevant Target Group Company shall provide the Seller, at the Seller’s expense (provided that there will be no recharge for any internal employee or management time the Purchaser shall not incur any third party expense without the Seller’s prior written agreement to reimburse such expense), with such information in the possession of the Purchaser or any Target Group Company and not in the possession of the Seller or other member of the Seller’s Group such reasonable assistance as is reasonably required by the Seller, to enable the Seller or any member of the Seller’s Group to comply with any obligations relating to Taxation or facilitate the management or settlement of their own Taxation affairs, in each case in respect of accounting periods beginning before Completion.
19.
Incentives
19.1.
Application of this clause

The Seller and the Purchaser agree that the following clauses 19.2 to 19.10 will apply in respect of any Incentive Awards which vest or require payment to be made to any current or former Employee, director, officer or consultant of any Target Group Company following Completion.

19.2.
Treatment of Incentive Awards
(a)
The Seller confirms and agrees, and as necessary agrees to procure, that all Share Awards which are subsisting at Completion will (to the extent not already vested or lapsed on or prior to Completion) vest or lapse on Completion so that no Share Awards will remain subsisting following Completion.
(b)
All Share Awards under the LTIP that were granted in FY2022 have vested and Seller confirms these will be satisfied by the Target Group in cash by the end of February 2025. Share Awards outstanding under the LTIP that were granted in FY2023 will vest in full in accordance with their terms and will be satisfied by the Target Group in cash on the earlier of (i) their normal vesting date or (ii) Completion.

(c)
Share Awards outstanding under the CIP will vest in full on Completion and will be satisfied by the Seller in shares.
(d)
Share Awards outstanding under the SIP (which, for the avoidance of doubt, the Seller confirms include only SIP Cash Payment Amounts and SIP Deferred Payment Amounts) and granted in FY2024 will be or Seller confirms have been treated as follows:
(i)
SIP Cash Payment Amounts were satisfied in full by the Target Group in December 2024 in accordance with the SIP Rules; and
(ii)
any unvested SIP Deferred Payment Amounts will be accelerated and satisfied in full at 100% by the Target Group in cash at Completion.
(e)
Share Awards outstanding under the SIP (which for the avoidance of doubt, will include only SIP Cash Payment Amounts and SIP Deferred Payment Amounts) and granted in FY2025 will be treated as follows:
(i)
if Completion occurs prior to 30 September 2025 for any SIP Cash Payment Amount and/or SIP Deferred Payment Amount, the Seller will procure that a pro rata amount of the relevant SIP Cash Payment Amount and/or SIP Deferred Payment Amount (as applicable) calculated up until the date of Completion (with an “on target” performance assumption) will be accrued by the relevant Target Group Company for settlement to the participant in accordance with clause 19.5; and
(ii)
if Completion occurs on or following 30 September 2025 for any SIP Cash Payment Amounts and/or SIP Deferred Payment Amount, the Seller will procure that each SIP Cash Payment Amount and/or SIP Deferred Payment Amount (as applicable) will be paid in full by the relevant Target Group Company to the participant.
(f)
Cash Awards outstanding under the LMI EBITDA Scheme will be treated in accordance with clause 19.3.
(g)
Cash Awards outstanding under the VCP will be treated in accordance with clause 19.4.
(h)
If Completion occurs after 30 September 2025, the principles that apply to the FY2025 Incentive Awards under this clause 19 shall apply to the FY2026 Incentive Awards mutatis mutandis.
19.3.
Treatment of LMI EBITDA Scheme
(a)
The Purchaser agrees that, following Completion, it will procure that the Target Group will make any payments under the LMI EBITDA Scheme to all LMI EBITDA Participants which become due in accordance with the LMI EBITDA Scheme structure and rules in place from time to time (the LMI Payments), subject to deductions on account of Employee Taxes.
(b)
Save to the extent:
(i)
already taken into account pursuant to paragraph 1.4 of Schedule 10 to reduce the amount of the liability in respect of Deferred Consideration assumed by the Purchaser pursuant to Schedule 10; or
(ii)
that such payment has been included in the Completion Statement in the calculation of Net Debt in accordance with item i. of paragraph 13 of Part 4 of Schedule 8 (or, prior to the Completion Statement being agreed and/or determined (as applicable) to be final and binding in accordance with paragraphs 2 and 3 of Part 1 of Schedule 8, in the calculation of Estimated Net Debt in accordance with item i. of paragraph 13 of Part 4 of Schedule 8) or taken into account in the calculation of the Final LMI EBITDA Scheme Payment Fund Pre-Completion Amount, for clarity such that the amount of such payment has been or will be economically fully borne by the Seller, a sum equivalent to the total LMI Payments (for the avoidance of doubt, before any deductions on account of Employee Taxes) and any Employer Taxes will be deducted from the additional consideration which is payable pursuant to clause 4 of this agreement.

(c)
The provisions of clause 19.8 below shall apply in respect of co-operation to facilitate the compliance by the parties with this clause 19.3 save that references to “Incentive Award” and “Share Plan” shall refer to “LMI Payments” and “LMI EBITDA Scheme” respectively.
(d)
The Seller agrees and acknowledges that all LMI EBITDA Participants have waived the right to participate in the SIP (including with respect to SIP Deferred Payment Amounts for FY2024 and FY2025).
(e)
Between the date of this agreement and Completion, the parties will discuss in good faith to agree how the administration of the LMI EBITDA Scheme will operate on and from Completion.
19.4.
Treatment of the VCP
(a)
The Seller agrees that it shall procure that any payments due to an Employee under the VCP prior to Completion be paid to such Employee by the relevant Target Group Company in accordance with the provisions of the VCP prior to Completion.
(b)
Awards outstanding under the VCP granted in FY2025 will be treated as follows:
(i)
if Completion occurs prior to 30 September 2025 for any amounts due under the VCP, the Seller will procure that a pro rata amount of the relevant amount due calculated up until the date of Completion (with an “on target” performance assumption) will be accrued by the relevant Target Group Company for settlement to the participant in accordance with clause 19.5; and
(ii)
if Completion occurs after 30 September 2025 for any amounts due under the VCP, the Seller will procure that any amount will be paid in full by the relevant Target Group Company to the participant prior to Completion.
19.5.
Settlement
(a)
As soon as practicable following the Completion Date (and in any event within five Business Days following the Completion Date), the Seller will notify the Purchaser of:
(i)
the gross cash amount payable pursuant to each Incentive Award under the LTIP, the SIP and the VCP that is to be settled in cash in the currency in which such Incentive Award should be satisfied, along with details of the amount (in the relevant local currency) payable to each holder of an Incentive Award;
(ii)
the details of the Share Awards that are settled in shares, including details of the number and value of shares, and the amounts deducted pursuant to clause 19.6, in respect of each holder of such Share Awards; and
(iii)
the CIP Contribution Amount (which shall be payable in ZAR).

(b)
The Purchaser agrees to pay, or procure to be paid, the Incentive Awards that are to be settled on Completion in cash as notified to it under subclause 19.5(a) to such participants as soon as is reasonably practicable following receipt of and in accordance with such notification, subject to the necessary deductions for income tax, primary Class 1 National Insurance contributions, employee social security contributions or any other Taxes required to be deducted under Applicable Law.
(c)
The Purchaser agrees to pay, or procure to be paid, the CIP Contribution Amount in cash (in ZAR) as notified to it under subclause 19.5(a) to Life Healthcare Group Proprietary Limited as soon as is reasonably practicable following receipt of and in accordance with such notification and to the following account of Life Healthcare Group Proprietary Limited:\

[***]

19.6.
For any Share Award that is settled on Completion in shares, the Seller agrees that on the vesting of such award it will sell, or procure the sale of, sufficient shares in respect of which the Share Award vests to realise any amounts of income tax, primary Class 1 National Insurance contributions, employee social security contributions or any other Taxes, which in each case are required to be deducted from the Employee at source, and to pay such amounts to the Purchaser in the local currency in which such payments are required to be made to a Tax Authority no later than five Business Days after Completion.
19.7.
The Purchaser agrees that, subject to compliance by the Seller with this clause 19, the relevant member of the Target Group will be responsible for withholding and paying to the relevant Tax Authority, within the relevant time limits, the amount of any Employment Tax Liabilities that may become due in relation to any payment made or issue or transfer of shares in respect of any Incentive Award that vests or becomes payable on Completion in accordance with clause 19.2.
19.8.
The Seller and the Purchaser agree to co-operate to ensure that:
(a)
the Seller has such information that any member of the Seller’s Group may reasonably require in order that the Seller may satisfy its obligations under this clause 19; and
(b)
the Purchaser, the Company or any Target Group Company has, by the due date, received such information reasonably required in order to fulfil its obligations under this clause 19 and any reporting obligation that it or any other member of the Purchaser’s Group or the Target Group may have in relation to any Incentive Award or Share Plan. The due date for receipt of information under this clause 19.8 shall be five Business Days before the latest date on which any secondary Class 1 National Insurance contributions or social security contributions or tax (including UK apprenticeship levy) may be paid to any Tax Authority without a liability to interest and penalties arising.
19.9.
The Seller shall on an after-Tax basis indemnify the Purchaser and any Target Group Company against any Losses and/or Taxes (other than secondary National Insurance or other employer social security (or similar, including UK apprenticeship levy) to the extent accrued for in the Draft Completion Statement) incurred by the Purchaser or any Target Group Company on or at any time after Completion, to the extent that any such Losses and/or Taxes arise from or in connection with the operation of the Share Plans (including the vesting, exercise, settlement or sale of awards under the Share Plans). For the avoidance of doubt, this indemnity excludes: (i) any amount to the extent already accounted for in the Completion Statement or paid by the Seller to the Purchaser or a Target Group Company under this clause 19; (ii) any Losses and/or Taxes incurred by the Purchaser or any Target Group Company as a result of the Purchaser’s non-compliance with this clause 19 in circumstances where the Seller has complied with its obligations under this clause 19; and/or (iii) any Losses and/or Taxes pursuant to Sections 280G, 409A or 4999 of the Code.

19.10.
In this clause 19:

Employment Tax Liabilities means any:

(a)
income tax, primary Class 1 National Insurance contributions or employee social security contributions, which in each case are required to be deducted from the Employee at source; and
(b)
secondary Class 1 National Insurance contributions or employer social security contributions or taxes (including UK apprenticeship levy).
19.11.
No later than 14 Business Days before Completion, the Seller shall deliver to the Purchaser a list of those persons who with respect to the Seller’s Group and the Target Group are “disqualified individuals” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) and its calculations with respect to the “base amounts” (within the meaning of Section 280G of the Code) of such disqualified individuals and any payments or potential payments to such individuals that could be considered contingent on a change in ownership or control (within the meaning of Section 280G of the Code) resulting from the consummation of the transactions contemplated by this agreement, along with the assumptions used to make the calculations and the data necessary for the Purchaser to confirm the accuracy of the calculations.
20.
Announcements and confidentiality
20.1.
Subject to clause 20.5, the Seller shall (and shall procure that each other member of the Seller’s Group and, in respect of the period up to Completion, each Target Group Company, and each such person’s advisers and connected persons, shall) and the Purchaser shall (and shall procure that each other member of the Purchaser’s Group and, in respect of the period from Completion, each Target Group Company, and each such person’s advisers and connected persons, shall):
(a)
not make any announcement concerning the Transaction or any related or ancillary matter; and
(b)
keep confidential the provisions and subject matter of, and the negotiations relating to, each Transaction Document.
20.2.
The Purchaser:
(a)
shall, and shall procure that each other member of the Purchaser’s Group for the time being shall, keep confidential all information provided to it by or on behalf of the Seller or otherwise obtained by it in connection with this agreement which relates to the Seller or any other member of the Seller’s Group; and
(b)
shall procure that, if after Completion any Target Group Company holds confidential information relating to the Seller or any other member of the Seller’s Group, that Target Group Company shall after Completion keep that information confidential and shall, so far as it is practicable and subject to its obligations under this agreement with respect to maintaining records and providing the Seller with access to information following Completion, return that information to the Seller or destroy it (at its election), in either case without retaining copies (other than to the extent required under Applicable Law or regulation or internal compliance policies) and shall not use (other than in exercising its rights or remedies under this agreement) to the detriment of the Seller or any member of the Seller’s Group, or otherwise any such confidential information.

20.3.
The Seller:
(a)
shall, and shall procure that each other member of the Seller’s Group for the time being shall, keep confidential all information provided to it by or on behalf of the Purchaser or otherwise obtained by it in connection with this agreement which relates to the Purchaser or any other member of the Purchaser’s Group; and
(b)
shall procure that, if after Completion any member of the Seller’s Group holds confidential information relating to a Target Group Company, that member of the Seller’s Group shall after Completion keep that information confidential and shall, so far as it is practicable and subject to its obligations under this agreement with respect to maintaining records and providing the Purchaser with access to information following Completion, return that information to the Purchaser or destroy it (at its election), in either case without retaining copies (other than to the extent required under Applicable Law or regulation or internal compliance policies), and shall not use (other than in exercising its rights or remedies under this agreement) to the detriment of the Purchaser, any member of the Purchaser’s Group, or any Target Group Company or otherwise any such confidential information. All such confidential information relating to the Target Group Companies shall, following Completion, be the confidential information of the Purchaser.
20.4.
Except to the extent specified in such clauses, the provisions of clauses 20.1, 20.2 and 20.3 shall apply before, on and after Completion.
20.5.
Nothing in clause 20.1, 20.2 or 20.3 prevents any announcement being made or any confidential information being disclosed:
(a)
where such announcement is in the Agreed Form or the confidential information disclosed comprises only information set out in an announcement in the Agreed Form;
(b)
with the written approval of the other party, which in the case of any announcement shall not be unreasonably withheld or delayed;
(c)
to the extent required by law, any court of competent jurisdiction, any stock exchange or any competent regulatory body, but if a person is so required to make any announcement or to disclose any confidential information, the relevant party shall promptly notify the other party, where practicable and lawful to do so, before the announcement is made or disclosure occurs (as the case may be);
(d)
where such disclosure is made to a Tax Authority or to the disclosing party’s professional advisers in connection with the Tax affairs of the disclosing party or an affiliate of the disclosing party;
(e)
as required to enable any person to enforce its rights under any Transaction Document for the purposes of any judicial proceedings;
(f)
on a strictly confidential basis by a person to its (or another member of the Seller’s Group’s or the Purchaser’s Group’s) professional advisers, auditors or bankers, or any member of the Seller’s Group or Purchaser’s Group provided that such persons need to know the information for the purposes of considering, evaluating, advising on or furthering the Transaction or any matters arising in connection with the Transaction and the disclosing party remains liable for any breach by them of such provisions as if they were a party to this agreement;
(g)
to the extent that the information is disclosed by the Seller on a strictly confidential and need to know basis to another member of the Seller’s Group or by the Purchaser on a strictly confidential and need to know basis to another member of the Purchaser’s Group;

(h)
to the extent that the information is in or comes into the public domain otherwise than by breach of this agreement by any party;
(i)
to the extent that the disclosure is made to a party to whom assignment is permitted under clause 23 on terms that such assignee undertakes to comply with the provisions of clauses 20.1, 20.2 and/or 20.3 (as applicable) (subject to this clause 20.5) in respect of such information as if they were a party to this agreement and the disclosing party remains liable for any breach by them of such provisions as if they were a party to this agreement;
(j)
to the extent that the disclosure is made to the W&I Insurer or its professional advisers in connection with any claim under the W&I Insurance Policy; or
(k)
where restricting that disclosure would give rise to an arrangement that falls within the Hallmark set out in Part II A 1 of Annex IV of Directive 2011/16/EU,

provided that prior to disclosure or use of any information pursuant to subclauses 20.5(c) and 20.5(e), the party concerned shall, where not prohibited by law, consult with the other party insofar as is reasonably practicable.

21.
Notices
21.1.
Any notice or other communication to be given under this agreement must be in writing and must be delivered or sent by courier or by e-mail to the party to whom it is to be given at its address or e-mail address appearing in this agreement as follows:
(a)
to the Seller at:

Oxford Parks, Building 2

203 Oxford Road

Dunkeld, Gauteng

2196, South Africa

marked for the attention of Group Head of Legal; or

e-mail address: [***]

with a copy (which shall not constitute notice) to:

Allen Overy Shearman Sterling LLP

One Bishops Square

London E1 6AD

UK

marked for the attention of Matthew Appleton; or

e-mail address: matthew.appleton@aoshearman.com

(b)
to the Purchaser and/or the Purchaser’s Guarantor at:

Lantheus Medical Imaging, Inc.

201 Burlington Road

South Building

Bedford, MA 01730

USA

marked for the attention of Daniel M. Niedzwiecki, General Counsel

e-mail address: [***]

with a copy (which shall not constitute notice) to:

Covington & Burling LLP

The New York Times Building

620 8th Avenue

New York

NY 10018

United States

marked for the attention of Jack Bodner; or

e-mail address: jbodner@cov.com

and

Covington & Burling LLP

22 Bishopsgate

London

EC2N 4BQ

United Kingdom

marked for the attention of Gregor Frizzell; or

e-mail address: gfrizzell@cov.com,

or at any such other address (or e-mail address) of which it shall have given notice for this purpose to the other party under this clause 21.

21.2.
Any notice or other communication shall be deemed to have been given:
(a)
if delivered or sent by courier, on the date of delivery to the relevant address; or
(b)
if sent by email, upon the generation of a receipt notice by the recipient’s server or, if such notice is not so generated, upon delivery to the recipient’s server,

but if the notice or other communication would otherwise be taken to be received after 5.00 pm or on a Saturday, Sunday or public holiday in the place of receipt then the notice or communication is taken to be received at 9.00am (local time at the place of receipt) on the next day which is not a Saturday, Sunday or public holiday.

21.3.
In proving the giving of a notice or other communication, it shall be sufficient to prove that delivery was made or that the email was properly addressed and transmitted by the sender’s server into the network and there was no apparent error in the operation of the sender’s email system, as the case may be.
21.4.
This clause 21 shall not apply in relation to the service of any claim form, notice, order, judgment or other document relating to or in connection with any proceedings, suit or action arising out of or in connection with this agreement.
22.
FURTHER ASSURANCES
22.1.
On or after Completion each party shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary third party or person) all such deeds, documents, acts and things as any other party may from time to time reasonably require in order to vest any of the Sale Shares in the Purchaser.

22.2.
If and to the event that, any time within [***] after Completion, the Seller discovers or becomes aware that there is then existing any asset, contract, right, title, interest or undertaking which relates exclusively or predominantly to the Business (as conducted as at the date of this agreement and at Completion) and is vested in a member of the Seller’s Group after Completion (a Wrong Pocket Asset, provided that any Intellectual Property Right which is, following Completion, held by any member of the Seller’s Group shall only be a Wrong Pocket Asset if it relates exclusively to the Business as carried out on or before the date of this agreement), the Parties shall treat such Wrong Pocket Asset as having been a held by the Seller from Completion as nominee for the Purchaser and the Seller shall use reasonable endeavours to transfer such Wrong Pocket Asset to a Target Group Company designated in writing by the Purchaser as soon as reasonably practicable following the Completion Date, at the Seller’s cost and expense, shall use reasonable endeavours to execute and do (or procure to be executed and done by any other necessary third party or person) all such deeds, documents, acts and things as any other party may from time to time reasonably require in order to vest such Wrong Pocket Asset in the Target Group Company designated in writing by the Purchaser. If any third-party consent or approval is required for the transfer of any Wrong Pocket Asset (or any part thereof) to be effective of lawful then the Seller and the Purchaser shall each use reasonable endeavours to obtain that consent as soon as practicable.
22.3.
If and to the event that, any time within [***] after Completion, the Purchaser discovers or becomes aware that there is then existing any asset, contract, right, title, interest or undertaking which relates exclusively or predominantly to the business conducted by the Seller’s Group (as carried on or before the date of this agreement, other than the Business) (the Seller’s Retained Business) and is vested in a member of the Purchaser’s Group (including any Target Group Company) after Completion (a Seller Wrong Pocket Asset, provided that any Intellectual Property Right which is, following Completion, held by any member of the Purchaser’s Group shall only be a Seller Wrong Pocket Asset if it relates exclusively to the Seller’s Retained Business), the Parties shall treat the Wrong Pocket Asset as having been held by the Purchaser from Completion as nominee for the Seller and the Purchaser shall use reasonable endeavours to transfer such Seller Wrong Pocket Asset to a member of the Seller’s Group designated in writing by the Seller as soon as reasonably practicable following the Completion Date, at the Seller’s cost and expense, and, provided that the Seller indemnifies the Purchaser against all Losses suffered by any member of the Purchaser’s Group as a result of such transfer, shall use reasonable endeavours to execute and do (or procure to be executed and done by any other necessary third party or person) all such deeds, documents, acts and things as any other party may from time to time reasonably require in order to vest such Seller Wrong Pocket Asset a company in the Seller’s Group as designated in writing by the Seller. If any third-party consent or approval is required for the transfer of any Seller Wrong Pocket Asset (or any part thereof) to be effective of lawful then the Seller and the Purchaser shall each use reasonable endeavours to obtain that consent as soon as practicable.
23.
ASSIGNMENTS

No party may assign, grant any security interest over, hold on trust or transfer the benefit of the whole or any part of this agreement without the prior written consent of each other party and any such purported assignment or transfer shall be void, except that:

(a)
the Purchaser may assign (in whole or in part) the benefit of the whole or any part of this agreement to any other member of the Purchaser’s Group provided that if such assignee ceases to be a member of the Purchaser’s Group (other than following the taking of enforcement action pursuant to any financing entered into by a member of the Purchaser’s Group), the Purchaser shall procure that all benefits relating to this agreement assigned to such assignee shall be re-assigned to the Purchaser or assigned to another member of the Purchaser’s Group for the time being; and

(b)
the Seller may assign (in whole or in part) the benefit of the whole or any part of this agreement to any other member of the Seller’s Group provided that if such assignee ceases to be a member of the Seller’s Group (other than following the taking of enforcement action pursuant to any financing entered into by a member of the Seller’s Group), the Seller shall procure that all benefits relating to this agreement assigned to such assignee shall be re-assigned to the Seller or assigned to another member of the Seller’s Group for the time being, provided that:

(i)
the Seller or Purchaser (as applicable) may nevertheless enforce this agreement against the Seller or Purchaser as if the assignment of rights had not occurred; and
(ii)
the assignment shall not in any way operate so as to increase the liability or reduce the rights, including rights of set-off, of the Seller or Purchaser (as applicable) under this agreement.
24.
PAYMENTS
24.1.
Unless otherwise expressly stated (or as otherwise agreed in the case of a given payment), each payment to be made to the Seller or to the Purchaser under this agreement shall be made in USD by transfer of the relevant amount into the relevant account on the date the payment is due for value on that date and in immediately available funds. The relevant account for a given payment is:
(a)
if that payment is to the Seller, the following account of the Seller:

[***]

or such other account as the Seller shall, not less than three Business Days before the date that payment is due, have specified by giving notice to the Purchaser for the purpose of that payment; or

(b)
if that payment is to the Purchaser, such account as the Purchaser shall, not less than three Business Days before the date that payment is due, have specified by giving notice to the Seller for the purpose of that payment.
24.2.
If a party defaults in making any payment when due of any sum payable under this agreement, it shall pay interest on that sum from (and including) the date on which payment is due until (but excluding) the date of actual payment (after as well as before judgment) at an annual rate equal to 2% above the base rate from time to time of the Bank of England, which interest shall accrue from day to day and be compounded monthly.
24.3.
Payment of a sum in accordance with this clause 24 shall constitute a payment in full of the sum payable and shall be a good discharge to the payee (and those on whose behalf such payment is made) of the payor’s obligation to make such payment and the payor (and those on whose behalf such payment is made) shall not be obliged to see to the application of the payment as between those on whose behalf the payment is received.
24.4.
Any payments pursuant to this agreement shall be made in full, without any set off, counterclaim, restriction or condition and without any deduction or withholding (save as may be required by law or as otherwise agreed by the parties). If any deductions or withholdings on account of Tax are required by law, the payer shall account to the relevant Tax Authority for the amount so required to be deducted or withheld, and except in the case of the Consideration, the Break Fee, the Seller Break Fee, the Cost Coverage Amount or any payment under paragraph 1.5 of Schedule 10, interest or payments in settlement of Intra-Group Payables, or Intra-Group Receivables or any Pass-Back Amounts the payer shall be obliged to pay to the recipient such additional amounts as will ensure that the recipient receives, in total, an amount which (after such deduction or withholding has been made) is no more and no less than it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding, provided that if a party shall have transferred (for the avoidance of doubt, by whatever means, including by way of a declaration of trust or anything that amounts in substance to a transfer) the benefit in whole or in part of this agreement or shall have changed its tax residence or the permanent establishment to which the rights under this agreement are allocated then the liability of any other party under this clause 24.4 shall be limited to that (if any) which it would have been had no such transfer or change taken place.
24.5.
Where any payment is made or to be made under this agreement pursuant to an indemnity, compensation or reimbursement provision (which shall not include the Break Fee, the Seller Break Fee or the Cost Coverage Amount or any payment under paragraph 1.5 of Schedule 10), then (except where the amount payable already takes such Taxation into account) the sum payable shall be adjusted to such sum as will ensure that after payment of any Taxation charged on such sum in the hands of the recipient (including any Taxation which would have been charged in the absence of any Reliefs other than a Relief available to the recipient in respect of the matter giving rise to the payment (a Related Relief)) the recipient is left with a sum equal to the sum that it would have received in the absence of such a charge to Taxation after giving credit for any Related Relief provided that if a party shall have transferred (for the avoidance of doubt, by whatever means, including by way of a declaration of trust or anything that amounts in substance to a transfer) the benefit in whole or in part of this agreement or shall have changed its tax residence or the permanent establishment to which the rights under this agreement are allocated then the liability of the other party under this clause 24.5 shall be limited to that (if any) which it would have been had no such transfer or change taken place. This provision shall not apply to Taxation attributable to a payment being properly treated as an adjustment to the consideration paid by the Purchaser under this agreement or if and to the extent that the amount of the indemnity, compensation or reimbursement payment has already been adjusted to take account of the Taxation that is charged on receipt or Relief that is available in respect of the matter giving rise to the payment.
24.6.
The payee under clause 24.4 shall use reasonable endeavours to claim from the relevant Tax Authority any Relief arising as a result of any deduction or withholding which gives rise to an obligation for the payer to make an increased payment under clause 24.4. The payee shall pay to the payor within ten Business Days of obtaining the Relief, an amount equal to the lesser of the value of the Relief obtained and the additional sum paid under clause 24.4.
25.
Purchaser’s guarantee
25.1.
The Purchaser’s Guarantor unconditionally and irrevocably:
(a)
guarantees to the Seller the payment when due of all amounts payable by the Purchaser or any other member of the Purchaser’s Group under or pursuant to this agreement and/or the other Transaction Documents;
(b)
undertakes to ensure that the Purchaser and any member of the Purchaser’s Group shall perform when due all of their respective obligations under or pursuant to this agreement and the other Transaction Documents;
(c)
agrees that if and each time that the Purchaser or any other member of the Purchaser’s Group fails to make any payment when it is due under or pursuant to this agreement or any other Transaction Document, the Purchaser’s Guarantor shall on demand (without requiring the Seller first to take steps against the Purchaser, any member of the Purchaser’s Group or any other person) pay that amount to the Seller as if it were the principal obligor in respect of that amount; and

(d)
agrees as principal debtor and primary obligor to indemnify the Seller against all Losses incurred by the Seller, or any other member of the Seller’s Group, flowing from any non-payment or default of any kind by the Purchaser or any other member of the Purchaser’s Group under or pursuant to this agreement or any other Transaction Document.
25.2.
The Purchaser’s Guarantor’s obligations under this agreement shall not be affected by any matter or thing which but for this provision might operate to affect or prejudice those obligations, including:
(a)
any time or indulgence granted to, or composition with, the Purchaser, or any member of the Purchaser’s Group or any other person;
(b)
the taking, variation, renewal or release of, or neglect to perfect or enforce this agreement, any other Transaction Document or any right, guarantee, remedy or security from or against the Purchaser, any member of the Purchaser’s Group or any other person;
(c)
any variation or change to the terms of this agreement or any other Transaction Document; or
(d)
any unenforceability or invalidity of any obligation of the Purchaser or any other member of the Purchaser’s Group, so that this agreement shall be construed as if there were no such unenforceability or invalidity.
25.3.
Until all amounts which may be or become payable under this agreement and the other Transaction Documents have been irrevocably paid in full, the Purchaser’s Guarantor shall not as a result of this agreement or any payment or performance under this agreement be subrogated to any right or security of the Seller or claim or prove in competition with the Seller against the Purchaser or any other person or claim any right of contribution, set-off or indemnity.
25.4.
The Purchaser’s Guarantor shall not take or hold any security from the Purchaser or any other member of the Purchaser’s Group in respect of this clause 25 and any such security which is held in breach of this provision shall be held by the Purchaser’s Guarantor on trust for the Seller.
25.5.
The Purchaser’s Guarantor shall indemnify and hold harmless the Seller for all legal and other Losses suffered or incurred by it in connection with the enforcement of the Purchaser’s Guarantor’s obligations under this agreement.
26.
Purchaser’s Guarantor warranties

The Purchaser’s Guarantor warrants to the Seller as at the date of this agreement and at Completion that:

(a)
it is a company validly existing under the law of its jurisdiction of incorporation;
(b)
it has the requisite power, capacity and authority to execute and deliver this agreement and to perform its obligations under this agreement and has taken all action necessary to validly authorise such execution and delivery and the performance of such obligations;
(c)
this agreement when executed will constitute legal, valid and binding obligations of the Purchaser’s Guarantor in accordance with its terms;
(d)
the execution and delivery by the Purchaser’s Guarantor of this agreement and the performance of the obligations of the Purchaser’s Guarantor under it do not and will not conflict with or constitute a material default under any provision of:
(i)
any agreement or instrument to which the Purchaser’s Guarantor is a party; or
(ii)
the constitutional documents of the Purchaser’s Guarantor; or

(iii)
any law, lien, lease, order, judgment, award, injunction, decree, ordinance, or regulation or any other restriction of any kind or character by which the Purchaser’s Guarantor is bound;

in each case that would reasonably be expected to have a material adverse effect on the Purchaser’s Guarantor’s ability to perform its obligations under this agreement;

(e)
all authorisations from, and notices or filings with, any governmental or other authority that are necessary to enable the Purchaser’s Guarantor to execute, deliver and perform its obligations under this agreement have been obtained or made (as the case may be) and are in full force and effect and all conditions of each such authorisation have been complied with;
(f)
the Purchaser’s Guarantor is not insolvent under the laws of any relevant jurisdiction or unable to pay its debts as they fall due and the Purchaser’s Guarantor has not stopped paying its debts as they fall due;
(g)
no administrator, receiver or administrative receiver has been appointed in respect of the whole or any part of the assets or undertaking of the Purchaser’s Guarantor;
(h)
no order has been made and no resolution has been passed for the winding-up of the Purchaser’s Guarantor and, so far as the Purchaser’s Guarantor is aware, no petition has been presented for that purpose;
(i)
no voluntary arrangement, compromise or similar arrangement with creditors has been proposed, agreed or sanctioned in respect of the Purchaser’s Guarantor;
(j)
outside the UK, no event or circumstance has occurred or exists analogous to those described in subclause 26(f) to subclause 26(i);
(k)
there are no:
(i)
outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against the Purchaser’s Guarantor;
(ii)
lawsuits, actions or proceedings pending or, to the Purchaser’s Guarantor’s knowledge, threatened against the Purchaser’s Guarantor; or
(iii)
investigations by any Governmental Entity which are pending or, to the Purchaser’s Guarantor’s knowledge, threatened against the Purchaser’s Guarantor,

which have adversely affected, or that would reasonably be expected to affect adversely, the Purchaser’s Guarantor’s right and ability to perform its obligations under this agreement in any material respect;

(l)
the Purchaser’s Guarantor has (and on the Completion Date shall have) immediately available on an unconditional basis the necessary cash resources to meet the Purchaser’s obligations under this agreement and each of the other Transaction Documents to which it is or will be a party including payment of the Consideration; and
(m)
the Purchaser’s Guarantor has (and on the Completion Date shall have) immediately available the necessary cash resources of its own, to enable the Purchaser to pay the Consideration and perform its obligations under this agreement and each of the other Transaction Documents to which it is or will be a party including payment of the Consideration.

27.
Seller’s guarantee
27.1.
Provided that Completion has occurred and the Eagle SARB Approval has been obtained, in consideration of the Purchaser entering into this agreement, the Seller’s Guarantor unconditionally and irrevocably guarantees to the Purchaser the due and punctual performance and observance by the Seller of its obligations (including its payment obligations) under or pursuant to Specific Indemnity Claims, Fundamental Warranty Claims and clause 3.7 of this agreement (the Seller’s Guaranteed Obligations), and agrees that if any Seller’s Guaranteed Obligation is or becomes unenforceable, invalid or illegal (other than as a result of any limitation imposed by this agreement) it will, as principal debtor and primary obligor, indemnify the Purchaser immediately on demand against all Losses which the Purchaser or any member of the Purchaser’s Group suffers flowing from any act or omission that would be a breach by the Seller of the Seller’s Guaranteed Obligations if the relevant Seller’s Guaranteed Obligation were not unenforceable, invalid or illegal, to the extent of any limit on the liability of the Seller in this agreement.
27.2.
If a Specific Indemnity Claim has arisen (a Seller’s Liability) and the Seller has not paid the agreed or determined amount to the Purchaser in respect of such Seller’s Liability, the Seller’s Guarantor shall within seven days of demand from the Purchaser, unconditionally perform (or procure performance of (including payment)) and satisfy (or procure the satisfaction of) the Seller’s Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this agreement and so that the same benefits shall be conferred on the Purchaser as it would have received (but without double counting) if the Seller’s Guaranteed Obligations had been duly performed, paid and satisfied by the Seller.
27.3.
This guarantee is to be a continuing guarantee and accordingly is to remain in force, subject to the provisions of this guarantee, until all the Seller’s Guaranteed Obligations shall have been performed or satisfied. This guarantee is in addition to and without prejudice to and not in substitution for any rights or security which the Purchaser may now or hereafter have or hold for the performance and observance of the Seller’s Guaranteed Obligations, provided that any amounts received by the Purchaser in respect of the Seller's Guaranteed Obligations shall reduce the Seller’s Guarantor’s liability accordingly.
27.4.
As a separate and independent stipulation the Seller’s Guarantor agrees that any of the Seller’s Guaranteed Obligations (including any monies payable) which may not be enforceable against or recoverable from the Seller by reason of any legal limitation, disability or incapacity on or of the Seller or the dissolution, amalgamation or reconstruction of the Seller or any other fact or circumstances (other than any limitation imposed by this agreement) shall nevertheless be enforceable against and recoverable from the Seller’s Guarantor as though the same had been incurred by the Seller’s Guarantor and the Seller’s Guarantor were the sole or principal obligor in respect thereof and shall, subject to either:
(a)
an award in respect of the underlying Seller’s Liability being Finally Determined by any court of competent jurisdiction (with no right of appeal or the time period to make an appeal having lapsed) in favour of the Purchaser, together with any award of costs and expenses in connection with it; or
(b)
the Purchaser and the Seller or Seller’s Guarantor have settled (in writing) upon an amount to be paid by the Seller or Seller’s Guarantor, as applicable, to the Purchaser in respect of the underlying Seller’s Liability, be performed or paid by the Seller’s Guarantor within seven days of demand from the Purchaser.

27.5.
The liability of the Seller’s Guarantor under this clause 27 shall not be affected, impaired, reduced or released by:
(a)
any variation of the Seller’s Guaranteed Obligations;

(b)
any forbearance, neglect or delay in seeking performance of the Seller’s Guaranteed Obligations or any granting of time for such performance;
(c)
the illegality, invalidity, or unenforceability of, or any defect in, any provision of this agreement or the Seller’s obligations under any of them;
(d)
any insolvency or similar proceeding; or
(e)
any other fact or event which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release or a defence to a guarantor.
27.6.
The Seller’s Guarantor shall indemnify and hold harmless the Purchaser for all legal and other Losses suffered or incurred by it in connection with the enforcement of the Seller’s Guarantor’s obligations under this agreement.
27.7.
Until all the Seller’s Guaranteed Obligations have been irrevocably performed or satisfied and, unless the Purchaser otherwise directs, the Seller’s Guarantor shall not exercise any rights of subrogation which it may have by reason of performance by it of its obligations under this clause 27.
27.8.
To the extent that the Eagle SARB Approval is not granted for the full duration of the Seller’s Guaranteed Obligations, the Seller’s Guarantor shall use all reasonable endeavours to procure the approval of the extension of the Eagle SARB Approval by the Eagle SARB and/or an authorised dealer in foreign exchange (Authorised Dealer), as may be required, in terms which specifically request the approval of (i) the full duration of the Seller’s Guaranteed Obligations; and (ii) that annual renewal by SARB of such approval and/or extension will not be required) by no later than the expiry of the Eagle SARB Approval so as to ensure that Seller’s Guarantor is able to give effect to clause 27.1 and to subclause 27.4(b) until all the Seller’s Guaranteed Obligations shall have been performed or satisfied, and shall do so in consultation with the Purchaser and taking into account the Purchaser’s reasonable comments in respect of any such applications.
27.9.
The Purchaser acknowledges and agrees that a failure to obtain any of the approvals contemplated in clause 27.8 is not, in and of itself, a breach of this agreement by the Seller or the Seller’s Guarantor, but without prejudice to the Seller’s Guarantor’s obligation under that clause to use all reasonable endeavours to obtain any such approval. The Purchaser further acknowledges and agrees that nothing in this agreement shall be construed as compelling or requiring the Seller or the Seller’s Guarantor to review or appeal any decision of the SARB and/or an Authorised Dealer nor to approach any court, arbitrator of other body in respect thereof.
27.10.
The Seller’s Guarantor warrants to the Purchaser as at the date of this agreement and at Completion that:
(a)
it is a company validly existing under the law of its jurisdiction of incorporation;
(b)
subject to the Eagle SARB Approval being obtained:
(i)
it has the requisite power, capacity and authority to execute and deliver this agreement and to perform its obligations under this agreement and has taken all action necessary to validly authorise such execution and delivery and the performance of such obligations;
(ii)
this agreement when executed will constitute legal, valid and binding obligations of the Seller’s Guarantor in accordance with its terms;

(iii)
the execution and delivery by the Seller’s Guarantor of this agreement and the performance of the obligations of the Seller’s Guarantor under it do not and will not conflict with or constitute a material default under any provision of:
(A)
any agreement or instrument to which the Seller’s Guarantor is a party;
(B)
the constitutional documents of the Seller’s Guarantor; or
(C)
any law, lien, lease, order, judgment, award, injunction, decree, ordinance or regulation or any other restriction of any kind or character by which the Seller’s Guarantor is bound;

in each case that would reasonably be expected to have a material adverse effect on the Seller’s Guarantor’s ability to perform its obligations under this agreement; and

(iv)
all authorisations from, and notices or filings with, any governmental or other authority (other than those included in the Conditions) that are necessary to enable the Seller’s Guarantor to execute, deliver and perform its obligations under this agreement have been obtained or made (as the case may be) and are in full force and effect and all conditions of each such authorisation have been complied with;
(c)
the Seller’s Guarantor is not insolvent under the laws of any relevant jurisdiction or unable to pay its debts as they fall due and the Seller’s Guarantor has not stopped paying its debts as they fall due;
(d)
no administrator, receiver or administrative receiver has been appointed in respect of the whole or any part of the assets or undertaking of the Seller’s Guarantor;
(e)
no order has been made and no resolution has been passed for the winding-up of the Seller’s Guarantor and, so far as the Seller’s Guarantor is aware, no petition has been presented for that purpose;
(f)
no voluntary arrangement, compromise or similar arrangement with creditors has been proposed, agreed or sanctioned in respect of the Seller’s Guarantor;
(g)
outside the UK, no event or circumstance has occurred or exists analogous to those described in subclause 27.10(c) to subclause 27.10(f); and
(h)
there are no:
(i)
outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against the Seller’s Guarantor;
(ii)
lawsuits, actions or proceedings pending or, to the Seller’s Guarantor’s knowledge, threatened against the Seller’s Guarantor; or
(iii)
investigations by any Governmental Entity which are pending or, to the Seller’s Guarantor’s knowledge, threatened against the Seller’s Guarantor, which have adversely affected, or that would reasonably be expected to affect adversely, the Seller’s Guarantor’s right and ability to perform its obligations under this agreement in any material respect.

28.
Blocking statute

The parties agree that each of subclause 15.1(m), paragraph 7.7 of Part 1 of Schedule 4 and paragraph 6 of Part 2 of Schedule 4 shall not apply if and to the extent that it would result in a breach, by or in respect of a party, of any provision of: (a) Council Regulation (EC) No 2271/1996 of 22 November 1996 (as amended), and as implemented by the EU’s Member States from time to time; or (b) Council Regulation (EC) No 2271/1996 of 22 November 1996 (as amended) as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended).

29.
General
29.1.
Each of the obligations, warranties and undertakings set out in this agreement (excluding any obligation which is fully performed at Completion) shall continue in force after Completion.
29.2.
Time is not of the essence in relation to any obligation under this agreement unless:
(a)
time is expressly stated to be of the essence in relation to that obligation; or
(b)
one party fails to perform an obligation by the time specified in this agreement and the other party serves a notice on the defaulting party requiring it to perform the obligation by a specified time and stating that time is of the essence in relation to that obligation.
29.3.
Except as otherwise expressly provided in this agreement, each party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this agreement. The Purchaser shall pay any notarial fees and costs and any transfer taxes (including real estate transfer taxes) together with applicable interest and/or penalties payable in connection with this agreement or its execution, or on the transfer of any of the Sale Shares provided that the Seller shall pay any transfer taxes (including stamp duty and stamp duty reserve tax) on the transfer of any of the Sale Shares that are attributable to or payable on or in respect of the RM2 Consideration together with applicable interest and/or penalties (but only to the extent that the Purchaser has submitted the stock transfer form in respect of the Sale Shares to HM Revenue & Customs within 30 days after Completion).
29.4.
The Purchaser shall submit a stamp duty application to HM Revenue & Customs in respect of the stock transfer form transferring the Sale Shares within 30 days from Completion. The stamp duty application shall unless otherwise agreed by the parties, take the position that no stamp duty is payable in respect of the RM2 Consideration to the extent that it is satisfied by the issue of a Promissory Note, unless a different position is required as a result of a change of law after the date of this agreement (in which case the Purchaser shall consult with the Seller as to the content of the stamp duty application before it is submitted and reflect the Seller’s reasonable comments in the submitted application).
29.5.
This agreement may be executed in counterparts, which taken together shall constitute one and the same agreement, and any party (including any duly authorised representative of a party) may enter into this agreement by executing a counterpart. Delivery of a counterpart of this agreement by email attachment shall be an effective mode of delivery.
29.6.
The rights of each party under this agreement:
(a)
may be exercised as often as necessary;
(b)
except as otherwise expressly provided by this agreement, are cumulative and not exclusive of rights and remedies provided by law; and
(c)
may be waived only in writing and specifically.

Delay in exercising or the non-exercise of any such right is not a waiver of that right.

29.7.
Except as expressly stated in this agreement, a person who is not a party to this agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999. Notwithstanding this clause 29.7, the parties to this agreement do not require the consent of any person having a right under the Contracts (Rights of Third Parties) Act 1999 to vary this agreement at any time.
29.8.
Save for the termination provisions set out in clauses 5.23, 7.4 or 8.6, no party has any right to terminate this agreement and the parties waive their rights (if any) to annul, rescind, dissolve, withdraw from, cancel or terminate this agreement in any circumstances.
29.9.
This agreement may only be amended in writing and where such amendment is signed by all the parties.
29.10.
If any provision in this agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the parties.
29.11.
To the extent that it is not possible to delete or modify the provision, in whole or in part, under clause 29.10 then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this agreement and the legality, validity and enforceability of the remainder of this agreement shall, subject to any deletion or modification made under clause 29.10, not be affected.
29.12.
If there is any inconsistency between the provisions of this agreement and those of any other Transaction Document, then the provisions of this agreement shall prevail.
29.13.
No failure or delay by any party in exercising any right or remedy provided under this agreement shall operate as a waiver of it, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of it or the exercise of any other right or remedy. Any waiver of a breach of this agreement shall not constitute a waiver of any subsequent breach.
30.
WHOLE AGREEMENT
30.1.
This agreement and the other Transaction Documents contain the whole agreement between the parties relating to the transaction contemplated by the Transaction Documents and supersede all previous agreements, whether oral or in writing, between the parties relating to these transactions except the Confidentiality Agreement. Except as required by statute, no terms shall be implied (whether by custom, usage or otherwise) into this agreement.
30.2.
Each party:
(a)
acknowledges that in agreeing to enter into this agreement and the other Transaction Documents it has not relied on: (i) any express or implied representation, warranty, collateral contract or other assurance made by or on behalf of any other party before the entering into of this agreement; or (ii) any warranty given to another party other than itself pursuant to this agreement or the other Transaction Documents;
(b)
waives all rights and remedies which, but for this clause 30.2, might otherwise be available to it in respect of any such express or implied representation, warranty, collateral contract or other assurance; and
(c)
acknowledges and agrees that no such express or implied representation, warranty, collateral contract or other assurance may form the basis of, or be pleaded in connection with, any claim made by it under or in connection with this agreement.

30.3.
Nothing in this agreement limits or excludes any liability for fraud or limits any remedy which cannot be waived as a matter of Applicable Law.
31.
Governing law

This agreement and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

32.
JURISDICTION
32.1.
Except where the parties have agreed a particular method of resolving disputes under particular provisions of this agreement, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this agreement) and the parties submit to the exclusive jurisdiction of the English courts.
32.2.
The parties waive any objection to the English courts on grounds that they are an inconvenient or inappropriate forum to settle any such dispute.
32.3.
Life Healthcare Group Holdings irrevocably appoints the Seller as its agent under this agreement for service of process in any proceedings before the English courts.
32.4.
The Purchaser’s Guarantor irrevocably appoints the Purchaser as its agent under this agreement for service of process in any proceedings before the English courts.
32.5.
If the person appointed pursuant to clause 32.3 or 32.4 (as applicable) is unable for any reason to act, the Seller’s Guarantor or the Purchaser’s Guarantor (as applicable) must immediately appoint another agent (and in any event within 10 Business Days of the event taking place). Failing this, the Purchaser or the Seller (as applicable) may appoint another process agent in England for this purpose, in its absolute discretion. The Seller’s Guarantor and the Purchaser’s Guarantor (as applicable) agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings or render service of those proceedings ineffective. Clauses 32.3, 32.4 and this clause 32.5 does not affect any other method of service allowed by law.
33.
LANGUAGE

The language of this agreement and the transactions envisaged by it is English and all notices to be given in connection with this agreement must be in English. All demands, requests, statements, certificates or other documents or communications to be provided in connection with this agreement and the transactions envisaged by it must be in English or accompanied by a certified English translation; in this case the English translation prevails unless the document or communication is a statutory or other official document or communication.

THIS AGREEMENT has been signed by the parties (or their duly authorised representatives) on the date stated at the beginning of this agreement.

Schedule 1

The Company and its Subsidiaries

Part 1

The Company

Company name:	Life Molecular Imaging Limited
Corporate seat/Place of incorporation	England and Wales, UK
Company number / Registration number/Trade register	04824675
Date of incorporation	8 July 2003
Registered office address	25 Barnes Wallis Road, Fareham, Hampshire, United Kingdom, PO15 5TT
Share capital	88,980,619 ordinary shares of GBP 1 each as at the date of this agreement, together with (at Completion) any additional Ordinary Shares issued in accordance with clause 7.8
Names of Directors/Managers	L M T Dinkelborg N F Beukman M P Jongens P G Wharton-Hood P P Van Der Westhuizen
Shareholders	Life Medical Group Limited
Name of company secretary	N/A

Part 2

Subsidiaries

Company name:	Life Molecular Imaging GmbH
Corporate seat/Place of incorporation	Germany
Company number / Registration number/Trade register	HRB 136823 B
Date of incorporation	26 July 2011
Registered office address	Tegeler Strasse 6-7 13353 Berlin Deutschland
Share capital	25,000 shares of EUR 1 each
Names of Directors/Managers	Dr. Ludger Dinkelborg Michel Jongens
Shareholders	Life Molecular Imaging Limited
Name of Company Secretary	N/A

Company name:	Life Molecular Imaging Inc.
Corporate seat/Place of incorporation	Delaware
Company number / Registration number/Trade register	83-1191022
Date of incorporation	5 July 2018
Registered office address	75 State Street Floor 1 Boston MA 02109 United States
Share capital	100 shares common stock authorized; 1 share common stock issued
Names of Directors/Managers	L M T Dinkelborg C Ruby M P Jongens
Shareholders	Life Molecular Imaging GmbH (1 share common stock)
Name of company secretary	C Ruby

Schedule 2

Accounts and Applicable Accounting Standards

(1) Company name	(2) Accounts Date	(3) Audited/ Unaudited	(4) Applicable Accounting Standards
Life Molecular Imaging Limited	30 September 2023	Audited	FRS102 (UK GAAP)
Life Molecular Imaging GmbH	30 September 2023	Audited	HGB (GER GAAP)
Life Molecular Imaging Inc	30 September 2024	Unaudited	US GAAP

Schedule 3

Properties

Address	Property interest	Lessee	Lessor
Langstone Technology Park, Langstone Road, Hants, PO9 1SA, UK	Leased	The Company	Fasset Ltd
Tegeler Str. 6, 13353 Berlin, Germany	Leased	Life Molecular Imaging GmbH	Sechste Bayer Real Estate VV GmbH & Co KG (SBRE) Represented by Hausverwaltung Hoell GmbH
Tegeler Str. 7, 13353, Berlin, Germany	Leased	Life Molecular Imaging GmbH	Sechste Bayer Real Estate VV GmbH & Co KG (SBRE) Represented by Hausverwaltung Hoell GmbH
Labor- und Kellerräume im Gebäude, S109, Werk Berlin, Müllerstraße 178, 13353 Berlin Germany	Leased	Life Molecular Imaging GmbH	Bayer AG, Pharmaceutical Division Müller Straße 178 13353 Berlin

Schedule 4

Seller’s Warranties

Part 1

Seller’s Fundamental Warranties

1.
Title to Sale Shares
1.1.
The Sale Shares constitute the whole of the issued and allotted share capital of the Company and are fully paid up.
1.2.
The Seller is the sole legal and beneficial owner of the Sale Shares and has the right, power and authority to transfer such Sale Shares to the Purchaser.
1.3.
There is no Encumbrance on, over or affecting any of the Sale Shares.
2.
Target Group Companies
2.1.
Each Target Group Company is validly existing and is a company duly incorporated under the law of its jurisdiction of incorporation.
2.2.
The shares, details of which are set out opposite “Share capital” under a Target Group Company’s name in Schedule 1, constitute the whole of the issued and allotted share capital of the relevant Target Group Company, have been properly and validly issued and allotted and are fully paid up and there are no Encumbrances on, over or affecting any of the shares in any Target Group Company.
2.3.
No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the creation, allotment, conversion, issue, redemption, registration, sale or transfer or repayment of any share or loan capital or any other security giving rise to a right over, or an interest in the capital of, any Target Group Company under any option, agreement or other arrangement (including conversion rights and rights of pre-emption).
3.
Incorporation and capacity
3.1.
The Seller is a company validly existing under the laws of its jurisdiction of incorporation.
3.2.
Subject to the LHG Shareholder Approval Condition being satisfied, the Seller has the requisite power, capacity and authority to execute and deliver this agreement, and each of the other Transaction Documents to which it is or will be a party, and to perform its obligations under each of them and has taken (or will by Completion have taken) all action necessary to authorise such execution and delivery and the performance of such obligations.
3.3.
This agreement constitutes, and each of the other Transaction Documents to which the Seller is or will be a party will, when executed, constitute legal, valid and binding obligations of the Seller and is enforceable in accordance with their respective terms.
4.
Filings and consents

All material authorisations from, and notices or filings with, each applicable Governmental Entity (for the avoidance of doubt, other than the Regulatory Clearances to be obtained by the Purchaser pursuant to clause 5) that are necessary to enable the Seller to execute, deliver and perform its obligations under this agreement and each of the other Transaction Documents to which it is or will be a party have been obtained or made (as the case may be) and are in full force and effect and all conditions of each such authorisation have been complied with in all material respects.

5.
No default

The execution and delivery by the Seller of this agreement and of each of the other Transaction Documents to which it is or will be a party and the performance of the obligations of the Seller under it and each such other Transaction Document does not and will not conflict with or constitute a material default or material breach under any provision of:

(a)
any agreement or instrument to which the Seller is a party or by which it is bound, subject to the Avocet Condition being satisfied;
(b)
the constitutional documents of the Seller; or
(c)
any law, lien, lease, order, judgment, award, injunction, decree, ordinance or regulation or any other restriction of any kind or character by which the Seller is bound.
6.
Solvency – Target Group
6.1.
No order has been made, and no petition has been presented or resolution passed, for the winding up of any Target Group Company or for the appointment of a liquidator or provisional liquidator to any such entity.
6.2.
No administrator has been appointed in relation to any Target Group Company and, so far as the Seller is aware, no notice has been given or filed with any court of an intention to appoint such an administrator.
6.3.
So far as the Seller is aware, no petition or application has been presented or order made for the appointment of an administrator in respect of any Target Group Company.
6.4.
No receiver or administrative receiver has been appointed, nor any notice given of the appointment of any such person, over the whole or part of a Target Group Company’s business or assets.
6.5.
No moratorium has been sought or has been granted under any applicable insolvency legislation in respect of a Target Group Company.
6.6.
No voluntary arrangement has been proposed or approved by a Target Group Company or a Seller under any applicable insolvency legislation in respect of a Target Group Company.
6.7.
No compromise or scheme of arrangement has been proposed to, or proposed, approved, agreed to, or sanctioned by, all of, or an entire class of, the creditors of a Target Group Company.
6.8.
No Target Group Company has stopped paying its debts as and when they fall due or become unable to pay its debts within the meaning of section 123(1) of the Insolvency Act 1986.
7.
Solvency and Business Compliance – Seller
7.1.
The Seller is not insolvent under the laws of any relevant jurisdiction or unable to pay its debts as they fall due and the Seller has not stopped paying its debts as they fall due.
7.2.
No administrator, receiver or administrative receiver has been appointed in respect of the whole or any part of the assets or undertakings of the Seller.
7.3.
No order has been made and no resolution has been passed for the winding-up of the Seller and no petition has been presented for that purpose.
7.4.
No voluntary arrangement, compromise or similar arrangement with creditors has been proposed, agreed or sanctioned in respect of the Seller.

7.5.
Outside the UK, no event or circumstance has occurred or exists analogous to those described in paragraphs 7.1 to 7.4.
7.6.
There are no:
(a)
outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against the Seller;
(b)
lawsuits, actions or proceedings pending or, to the Seller’s knowledge, threatened against, the Seller; or
(c)
investigations by any Governmental Entity which are pending or, to the Seller’s knowledge, threatened against the Seller,

which have adversely affected, or that would reasonably be expected to affect adversely, the Seller’s right and ability to perform its obligations under this agreement or each of the other Transaction Documents in any material respect.

7.7.
Neither the Seller nor: (i) any other member of the Seller’s Group; or (ii) any of the Seller’s officers, or directors is a Restricted Person.

Part 2

Business Warranties

1.
Accuracy of Information

The particulars relating to:

(a)
the Company set out in Schedule 1; and
(b)
the other Target Group Companies set out in Schedule 1,

are true and accurate in all respects.

2.
Target Group Companies
2.1.
The Company is not, and has not agreed to become, the holder or beneficial owner of any class of any shares, debentures or other securities or ownership interests of any person anywhere in the world save for the Subsidiaries.
2.2.
The statutory books and records (including registers, minute books and share ledgers or shareholder lists) of each Target Group Company which are required to be maintained under Applicable Law (the Books and Records) have, since the Relevant Date, been kept up to date and maintained in accordance with Applicable Law and contain complete and accurate records of all matters required to be dealt with in such Books and Records, and no Target Group Company has, since the Relevant Date, received a written notice or allegation that any Books and Records are incorrect or should be rectified.
2.3.
The Books and Records are in the possession or control of the Target Group Companies.
2.4.
Since the Relevant Date, all filings and registrations required by Applicable Law to be delivered or made by the Target Group Companies to company registries or commercial registers in each relevant jurisdiction have been duly delivered or made.
2.5.
The articles of association and other constitutional documents in the Data Room are true and accurate copies of the articles of association and other constitutional documents of the Target Group Companies and, since the Relevant Date there have not been and are not any breaches by any Target Group Company of its articles of association or constitutional documents.
2.6.
No Target Group Company has any obligation to pay any deferred consideration or earn out with respect to the acquisition of any member of the Target Group, other than any deferred consideration or earn out which has been specifically provided for in the Accounts or the Management Accounts.
2.7.
The execution and delivery of this agreement and of each of the other Transaction Documents, and the performance of the obligations thereunder, does not and will not conflict with or constitute a material default or material breach under any provision of (i) the constitutional documents of any member of the Target Group, or (ii) any law, lien, lease, order, judgment, award, injunction, decree, ordinance or regulation or any other restriction of any kind or character by which a member of the Target Group is bound.

3.
Accounts
3.1.
The final audited or unaudited financial statements and accounts of each of the Company and Life Molecular Imaging GmbH: (i) for each of the three (3) financial years ending on 30 September 2022, 30 September 2023 and 30 September 2024; and (ii) for the calendar months ending 31 October and 30 November 2024 have been prepared:
(a)
under the historical cost convention and in accordance with all (i) Applicable Laws applicable to the preparation of such audited or unaudited financial statements and accounts, and (ii) Applicable Accounting Standards as at the relevant date of their financial year end; and
(b)
are not materially affected by any changes or inconsistencies of accounting policies or practices.
3.2.
The Accounts identified as being audited in column (3) of the table set out in Schedule 2:
(a)
give a true and fair view of the assets, liabilities, financial position and state of affairs of the relevant Target Group Company as at the Accounts Date and of the profit and loss of the relevant Target Group Company for the financial year ended on the Accounts Date; and
(b)
have been fully and properly prepared in accordance with the Applicable Accounting Standards and Applicable Law, using the same accounting policies as those adopted and applied in preparing the accounts of such Target Group Company for the previous three financial years applied on a consistent basis.
3.3.
The Accounts identified as being unaudited in column (3) of the table set out in Schedule 2:
(a)
give a view of the assets and liabilities of the relevant Target Group Company as at the Accounts Date and of the profit and loss of the relevant Target Group Company for the financial year ended on the Accounts Date, that does not materially misstate such assets and liabilities and profits or losses; and
(b)
have been prepared in accordance with the Applicable Accounting Standards and Applicable Law, using the same accounting policies as those adopted and applied in preparing the accounts of such Target Group Company for the previous three financial years applied on a consistent basis.
3.4.
The value of each of the fixed assets in the Accounts does not exceed its current market value.
3.5.
The Management Accounts:
(a)
have been prepared in good faith with reasonable skill, attention and care and on a basis consistent with the basis employed in preparing such accounts for the immediately preceding 12-month period and were derived from the books of account and ledgers of the relevant Target Group Company; and
(b)
do not materially misstate, taken as a whole, the assets and liabilities and the profit and loss of the Target Group as at the Management Accounts Date for the period then ended.
3.6.
Since the Accounts Date:
(a)
no Target Group Company has declared, made or paid any dividend or other distribution to its members or shareholders;
(b)
the business of each Target Group Company has been carried on in the ordinary and usual course consistent with past practice and as a going concern;

(c)
no Target Group Company’s business has been materially and adversely affected by any factor, save for such factors affecting similar businesses to a like extent;
(d)
no Target Group Company has incurred capital expenditure or additional borrowings or any other indebtedness otherwise than in the ordinary and usual course of business;
(e)
there has been no material change to the policies of any Target Group Company with respect to the payment of any creditors or collection from any debtors;
(f)
no Target Group Company has issued or allotted or agreed to issue any share or loan capital and no share or loan capital of a Target Group Company has been repaid in whole or in part or has become liable to be repaid;
(g)
there has been no material change in any method of accounting practices of any Target Group Company, except as required by the Applicable Accounting Standards;
(h)
no Target Group Company has agreed or committed to do any of the actions in paragraphs (a) to (g) above; and
(i)
there has been no material adverse change in the financial or trading position or prospects of any Target Group Company and the Target Group’s business has not been materially and adversely affected by the loss of any customer or source of supply.
3.7.
No Target Group Company has, since the Accounts Date, released any debtor on terms requiring it to pay less than the book value of any debt nor engaged in any financing arrangements or arrangements having the commercial effect of borrowing, in each case that is not shown in the Accounts.
4.
Licences
4.1.
Each Target Group Company has all licences, permissions, authorisations and consents (including Marketing Authorisations) required for the carrying on of its business as at the date of the agreement in all material respects, and such licences, permissions, authorisations and consents are in full force and effect and are being complied with in all material respects. So far as the Seller is aware, no such licence, permission, authorisation or consent is likely to be suspended, modified or revoked or expire without the ability of the Target Group Company to seek to renew such licence, permission, authorisation or consent.
4.2.
No Target Group Company has, since the Relevant Date, received written notice from any Governmental Entity that it is materially in default under any licence, permission, authorisation or consent (including any Marketing Authorisation) and so far as the Seller is aware, no facts, matters or circumstances are existing that may give rise to such a notice being given or issued.
4.3.
Other than any pending variations, amendments, supplements or extensions as disclosed in the Disclosed Information, each Marketing Authorisation (in each case to the extent a Product is Commercialised pursuant to or in reliance upon the relevant Marketing Authorisation) is in full force and effect, no Marketing Authorisation is subject to revocation proceedings and, so far as the Seller is aware, there are no circumstances existing that would reasonably be expected to lead to the revocation of any Marketing Authorisation.
5.
Compliance with laws
5.1.
Each Target Group Company is conducting and has, since the Relevant Date, conducted its business in material compliance with Applicable Law and no Target Group Company is or has, since the Relevant Date, been in breach in any material respect of any Applicable Law.

5.2.
No Target Group Company has, since the Relevant Date, received written notice from any Governmental Entity that it is in violation of any statute, regulation, order, decree or judgment of any court of the jurisdiction in which it is incorporated, where such violation or default would have a material adverse effect on the business of such Target Group Company.
5.3.
There is no disciplinary proceeding or enquiry by, or order, decree, decision or judgment of, any court, tribunal, arbitrator, governmental agency or regulatory body outstanding against any Target Group Company.
6.
Business compliance
6.1.
So far as the Seller is aware, no Target Group Company is in violation of, has violated in the period since the Relevant Date, or has otherwise engaged in conduct that could reasonably be expected to result in the application of punitive measures directly pursuant to, any applicable Anti-Bribery Laws, Anti-Money Laundering Laws or Sanctions in connection with the business of the Target Group.
6.2.
No Target Group Company, nor any director or officer of any Target Group Company is a Restricted Person.
6.3.
Except as Disclosed by the Seller, no Target Group Company is conducting, or has since the Relevant Date conducted, any business activities directly or, so far as the Seller is aware, indirectly involving or otherwise relating to any Restricted Person, any Sanctioned Country, Russia or Belarus.
6.4.
So far as the Seller is aware, no Target Group Company is, or has been, in the period since the Relevant Date, subject to any litigation, arbitration, settlement, alternative dispute resolution or proceedings, or Sanctions Authority-initiated investigation, concerning any offence, or potential offence, by any Target Group Company under applicable Anti-Bribery Laws, Anti-Money Laundering Laws and/or Sanctions in connection with the business of the Target Group.
7.
Regulatory

No Target Group Company engages in any activities that would require a mandatory filing pursuant to the UK’s National Security and Investment Act 2021 (including any related or ancillary regulations) as a result of the transactions contemplated by this agreement.

8.
Products
8.1.
The manufacture of all Products has (since the Relevant Date) been and is being conducted in material compliance with all Applicable Laws including applicable Good Manufacturing Practices. No manufacturing site owned or leased by any Target Group Company, or, so far as the Seller is aware, any of their respective contract manufacturers (including PET manufacturing facilities) for any Product or component thereof, is or, since the Relevant Date, has been, subject to a shutdown or import or export prohibition related to the Products imposed or requested by any Governmental Entity. No Target Group Company or, so far as the Seller is aware, any of their respective contract manufacturers for any Product or component thereof, has, since the Relevant Date, received any (i) FDA Form 483, (ii) warning letter, (iii) untitled letter, (iv) requests or requirements to make changes to any Product or any manufacturing processes or procedures related to any Product, or (v) other similar correspondence or written notice from the FDA or any other Governmental Entity alleging or asserting material noncompliance with Applicable Law with respect to any Product. So far as the Seller is aware, no event has occurred since the Relevant Date which would reasonably be expected to lead to any material proceeding, enforcement, inspection or other action by any Governmental Entity or any FDA Form 483 warning letter, untitled letter or request or requirement to make changes to the Products or any component thereof or the manner in which the Products or any component thereof are manufactured.

8.2.
All animal studies or other preclinical tests performed since the Relevant Date in connection with or as the basis for any Clinical Trial Authorisation or Regulatory Approval required for any Product either (i) have been conducted in accordance, in all material respects, with applicable Good Laboratory Practices or (ii) involved experimental research techniques that could not be performed by a registered Good Laboratory Practices testing laboratory and have employed in all material respects the procedures and controls generally used by qualified experts in animal or preclinical study of products comparable to those being developed by any Target Group Company. Since the Relevant Date, no Target Group Company has received any written notice or other communication from a Governmental Entity alleging or asserting material noncompliance with Applicable Law with respect to any animal or preclinical study with respect to any Product, or recommending or requiring the termination, suspension or material modification of any animal or preclinical study with respect to any Product. Since the Relevant Date, no Target Group Company has collected, maintained, altered, or reported data from any animal study or other preclinical test performed in connection with or as the basis for any Clinical Trial Authorisation or Regulatory Approval or clearance required for any Product in a manner that, if such data were reported to FDA or another Governmental Entity, would be or would result in an untrue statement of material fact or fraudulent statement to FDA or any other Governmental Entity.
8.3.
All clinical trials being conducted by or, as far as the Seller is aware, on behalf of a Target Group Company have (since the Relevant Date) been and are being conducted in material compliance with Applicable Laws, including Good Clinical Practices. Since the Relevant Date, no Target Group Company has received any written notices, correspondence or other communication from any Governmental Entity or any ethics committee or institutional review board, alleging or asserting material noncompliance with Applicable Law with respect to any clinical trial conducted by or, as far as the Seller is aware, on behalf of a Target Group Company, or recommending or requiring the termination, suspension or material modification of any planned or ongoing clinical trials conducted by, or, as far as the Seller is aware, on behalf of, a Target Group Company. Since the Relevant Date, no Target Group Company has collected, maintained, altered, or reported data from any clinical study performed in connection with or as the basis for any Clinical Trial Authorisation or Regulatory Approval for any Product in a manner that, if such data were reported to FDA or another Governmental Entity, would be or would result in an untrue statement of material fact or fraudulent statement to FDA or any other Governmental Entity.
8.4.
The Products sold by the Target Group Companies since the Relevant Date have been sold in compliance in all material respects with Applicable Law, the applicable Marketing Authorisation and all applicable product specifications.
8.5.
All material documents, reports and notices required to be maintained or filed with any Governmental Entity by the Target Group Companies with respect to the Target Group or any Product have been so maintained or filed on a timely basis, and were complete and accurate in all material respects as of the date of filing (or were subsequently updated, changed, corrected, or modified prior to the date of this agreement).
8.6.
No material regulatory, clinical or safety event has occurred in relation to the Pipeline Products and no Target Group Company has received any notification or claim from any person of any such event (or the possibility of any such event). So far as the Seller is aware, since the Relevant Date no serious Adverse Event has occurred which should have been reported (but has not yet been reported) to any Governmental Entity or ethics committee or institutional review board with respect to the safety, efficacy or quality of any Product.
8.7.
There are no material outstanding claims (being a written claim, legal action, proceeding, suit, investigation, prosecution, mediation, or arbitration) against any Target Group Company in respect of defects or otherwise relating to liability for the Products manufactured or supplied by any of them, nor has any such claim been threatened in writing since the Relevant Date.

8.8.
Since the Relevant Date, no Target Group Company has:
(a)
either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal, or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged lack of safety or efficacy or material regulatory compliance of any Product and no material Adverse Event claim has been made or brought against any Target Group Company relating to the efficacy or safety of any Product that is Commercialised by the Seller’s Group; or
(b)
withheld from any Governmental Entity any information in the possession of a Target Group Company relating to the safety, toxicity, quality or efficacy of any Product that is Commercialised by the Seller’s Group that has been requested by any Governmental Entity or is required by Applicable Law to be disclosed to a Governmental Entity.
8.9.
No Target Group Company, nor, as far as the Seller is aware, any officer, director, managing employee or agent of any Target Group Company (as that term is defined in 42 C.F.R. § 1001.1001): (i) has, since the Relevant Date, made an untrue statement of a material fact or any fraudulent statement, committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its Application Integrity Policy “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any other equivalent Governmental Entity to invoke any similar policy; (ii) has, since the Relevant Date, been charged with or convicted of any criminal offense relating to the delivery of an item or service under Medicare, Medicaid, TRICARE or any similar government health care program (collectively, Federal Health Care Programs); (iii) has, since the Relevant Date, been subject to, or convicted of any crime or engaged in any conduct for which debarment, exclusion, or suspension from participation in any Federal Health Care Program, or otherwise under 21 U.S.C. Section 335a, 42 U.S.C. Section 1320a-7 or any similar Applicable Law, is mandated or permitted; (iv) has, since the Relevant Date, had a civil monetary penalty assessed against it, him or her under Section 1128A of the Social Security Act, codified at Title 42, Chapter 7, of the United States Code; (v) is currently listed on the United States General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs or the HHS/OIG List of Excluded Individuals/Entities; (vi) has, since the Relevant Date, been entered on, or engaged in any conduct that would reasonably be expected to result in entry on, any of the FDA Clinical Investigator enforcement lists, including (A) the Disqualified/Totally Restricted List, (B) the Restricted List or (C) the Adequate Assurances List; (vii) as far as the Seller is aware, is the target or subject of any current or potential investigation relating to any Federal Health Care Program-related offense; (viii) has, since the Relevant Date, been debarred or is subject to debarment pursuant to Section 306 of the Federal Food, Drug and Cosmetic Act (21 U.S.C. 335a); (ix) has, since the Relevant Date, been disqualified pursuant to 21 C.F.R. § 312.70 or § 812.119; or (x) has, since the Relevant Date, engaged in any activity that is in violation of, or is cause for civil penalties, debarment or mandatory or permissive exclusion under Applicable Law.
9.
Properties
9.1.
The descriptions of the Properties set out in Schedule 3 are true and accurate.
9.2.
The Properties are the only real property leased or occupied by a Target Group.
9.3.
The Target Group Company named in Schedule 3 as lessee of each Property is entitled to use of the whole of such Property in accordance with the relevant lease.
9.4.
Where the interest of any Target Group Company in any of the Properties is as a lessee under a lease:
(a)
no lease has been terminated and no Target Group Company has received any notification relating to the termination of any such lease;

(b)
there are no subsisting material disputes that have been notified to any Target Group Company between any Target Group Company and the landlord under the relevant lease in relation to such lease;
(c)
so far as the Seller is aware, there is no material subsisting breach, nor any material non-observance of any covenant, condition or agreement contained in any such lease on the part of the Target Group Company; and
(d)
save as disclosed in the Data Room, no rent review under any lease is outstanding.
9.5.
No Target Group Company has at any time assigned or otherwise disposed of any freehold, leasehold or licensed property in respect of which any Target Group Company has any continuing liability either: (i) as original contracting party; (ii) by virtue of any direct covenant or under an authorised guarantee agreement given on a sale or assignment to or from any Target Group Company or as a surety for the obligations of any other person in relation to such property; or (iii) by virtue of any other arrangement.
9.6.
There are no outstanding actions, disputes, claims or demands between a Target Group Company and any third party which have had or may have a material adverse effect on the use of any Property for the purpose of the Target Group Company’s business.
10.
Environment
10.1.
Each Target Group Company has all Environmental Licences necessary for its business (all of which are valid and subsisting) and is in material compliance with the terms and conditions of such Environmental Licences.
10.2.
Each Target Group Company is conducting, and has since the Relevant Date conducted, in all material respects, the business of the Target Group in compliance with applicable Environmental Law and the Environmental Licences.
10.3.
No circumstances exist which could result in any Environmental Licence being revoked, suspended, varied or limited or which might prejudice its renewal, nor are there any circumstances which require any further material Environmental Licence to be obtained.
10.4.
No Target Group Company is nor since the Relevant Date has been the subject of or otherwise a party to any material litigation, arbitration, settlement, alternative dispute resolution or proceedings directly concerning Environmental Law.
10.5.
So far as the Seller is aware, there is no pollution or contamination of the Environment attributable to the operations of the business of the Target Group, which could reasonably be expected to give rise to, or result in, material liabilities on any Target Group Company.

11.
Intellectual Property Rights
11.1.
Folder Eagle_Mainroom/03_IP/10_IP Overview/10_Update_11-Nov-2024 of the Data Room contains lists of all (i) Patents issued by or filed with any Governmental Entity, (ii) applications for registration or registered Trademarks, (iii) any material unregistered Trademarks used on the label or packaging for the Product, (iv) applications for registration or registered Copyrights and (v) internet domain name registrations, websites and social media handles, in each case, comprised in the Owned Company Intellectual Property.
11.2.
Each of the Patents that is Registered Company Intellectual Property that is Owned Company Intellectual Property and that is material to the Business as currently operated and conducted identifies each inventor of the claims thereof as determined in accordance with the Applicable Law of the jurisdiction in which such Patent is issued or is pending, or, in the case of abandoned Patents, was pending.
11.3.
The Owned Company Intellectual Property and the Non-Owned Company Intellectual Property licensed or sublicensed to the Target Group constitutes all of the Intellectual Property Rights that are material and necessary to operate and conduct the Business as currently operated and conducted, and, so far as the Seller is aware, as the Business so far as it relates to NeuraCeq and PI-2620 is currently contemplated by the Target Group to be operated and conducted. Neither the Seller’s Group, nor, so far as the Seller is aware, any other party own or have rights in any Intellectual Property Rights (y) that are material and necessary to operate and conduct the Business as currently operated and conducted or (z) that are material to the Commercialisation of the Product and, so far as the Seller is aware, as the Business so far as it relates to NeuraCeq and PI-2620 is currently contemplated by the Target Group to be operated and conducted.
11.4.
Copies of all agreements in respect of Non-Owned Company Intellectual Property to which a member of the Target Group is a party are available in the Data Room. Each such agreement is in full force and effect.
11.5.
(i) So far as the Seller is aware, the Commercialisation of the Product in [***] does not, infringe any valid Patents of any Person, (ii) no member of the Seller’s Group or the Target Group has filed or threatened in writing (including any writing consisting of an unsolicited written offer to license any of the Owned Company Intellectual Property or a request for indemnification) any material claims alleging that a Third Party has infringed, misappropriated or otherwise violated any Company Intellectual Property, (iii) so far as the Seller is aware no Third Party has infringed, misappropriated, or otherwise violated any Company Intellectual Property, (iv) no Third Party has filed or threatened in writing (including any writing consisting of an unsolicited written offer to license such Third Party’s Intellectual Property Rights or a request for indemnification) any material claims alleging that any member of the Seller’s Group or Target Group has infringed, misappropriated or otherwise violated any Person’s Intellectual Property Rights and (v) no such claims, cases, or threats are currently pending and, so far as the Seller is aware, there are no facts or circumstances that could give rise to any such claims, cases or threats.
11.6.
(i) None of the material Owned Company Intellectual Property has been or currently is the subject of any Action; (ii) so far as the Seller is aware, none of the material Non-Owned Company Intellectual Property has been or currently is the subject of any Action; and (iii) so far as the Seller is aware, none of the material Owned Company Intellectual Property and none of the material Non-Owned Company Intellectual Property has been or currently is the subject of any threatened Action. No material Owned Company Intellectual Property and, so far as the Seller is aware, no material Non-Owned Company Intellectual Property has been or currently is the subject of any Order (x) restricting the rights of any member of the Target Group in, to and under such Company Intellectual Property, (y) adversely affecting the validity, enforceability, use, right to use, ownership, registration, right to register, priority, duration, scope or effectiveness of any such Company Intellectual Property or (z) triggering any additional payment obligations with respect to any such Company Intellectual Property.

11.7.
All right, title and interest in and to all of the material Owned Company Intellectual Property are owned solely by a member of the Target Group free and clear of all Encumbrances. With respect to each item of Registered Company Intellectual Property that is material Owned Company Intellectual Property or that is material Non-Owned Company Intellectual Property, no written notice from any Third Party challenging their scope, registration, right to register, duration, validity, priority, inventorship, enforceability or ownership thereof has been received by the Seller’s Group or the Target Group. With respect to each item of Registered Company Intellectual Property that is material Owned Company Intellectual Property, and to Seller’s knowledge, with respect to Registered Company Intellectual Property that is material Non-Owned Company Intellectual Property, (i) each such item is not the subject of any re-examination proceeding, inter partes review proceeding, post grant review proceeding, opposition, or any other proceeding or dispute challenging their scope, ownership, registration, right to register, duration, priority, inventorship, enforceability or validity, (ii) no opposition, extension of time to oppose, interference, rejection, or refusal to register has been pending, filed or issued in connection with any application to register any such item, (iii) except with respect to Patents, each such item is subsisting, in full force and effect, valid and enforceable and, with respect to Patents, each such item is subsisting, in full force and effect and enforceable, and, so far as the Seller is aware, valid; and (iv) the Seller’s Group and Target Group have complied with its duty of candor and disclosure in all material respects and has made no material misrepresentations in the filings submitted by it to any applicable Governmental Entity with respect to all such Patents. All fees, Taxes, annuities and other payments associated with filing, prosecuting, issuing, recording, registering or maintaining any Registered Company Intellectual Property that is material Owned Company Intellectual Property or that is material Non-Owned Company Intellectual Property that are due prior to the Completion Date have been, so far as the Seller is aware, paid in full in a timely manner to the proper Governmental Entity.
11.8.
No member of the Seller’s Group or any Target Group Company is party to any contract currently in force granting another Person (other than another Target Group Company), or permitting another Person (other than another Target Group Company) to retain, with respect to (i) any material Owned Company Intellectual Property, (ii) material Non-Owned Company Intellectual Property that is exclusively licensed to any member of the Target Group, the first right, as between such other Person and the applicable member of the Target Group, (1) to bring any infringement, misappropriation or other enforcement action with respect to any such Company Intellectual Property; (2) to defend any claim of infringement, misappropriation or other violation arising from the use or practice or other exploitation of any such Company Intellectual Property (or pursuant to which the Target Group expressly agrees to indemnify any Person against any such claim) or (3) to control the prosecution or maintenance of any such Company Intellectual Property.
11.9.
(i) All current and former officers (or equivalents) and employees of the Seller’s Group and Target Group who have access to any trade secrets or other material confidential and non-public information of the Target Group or who have conceived of or reduced to practice any Intellectual Property Rights for or on behalf of the Target Group that is material to the Business as currently conducted have executed and delivered to the Target Group a binding and enforceable written agreement which includes customary confidentiality terms and restrictions on use sufficient to protect the proprietary interest of the Target Group with respect to any such trade secrets or other material confidential and non-public information to which such Person may be provided access and which provides for the present assignment to a member of the Target Group of all such Persons’ rights, title and interest in and to any Intellectual Property Rights made in the course of services performed for the Seller’s Group or Target Group by such Persons; (ii) all current and former consultants and independent contractors to the Seller’s Group and Target Group who have access to any material confidential and non-public information of the Target Group or who have conceived of or reduced to practice any material Intellectual Property Rights for or on behalf of the Target Group have executed and delivered to the Target Group a binding and enforceable written agreement which includes customary confidentiality terms and restrictions on use sufficient to protect the proprietary interest of the Target Group with respect to any such confidential and non-public information to which such Person may be provided access and which provides for the present assignment to a member of the Target Group of all such Persons’ rights, title and interest in and to any Intellectual Property Rights made in the course of services performed for the Seller’s Group or Target Group by such Persons; (iii) so far as the Seller is aware, no current or former officer (or equivalent), employee, consultant or independent contractor of the Seller’s Group or Target Group is in violation of any term of any such confidentiality agreement or assignment agreement between such individual or other Person and the Seller’s Group or Target Group; and (iv) so far as the Seller is aware, the Seller’s Group and Target Group have complied with all applicable procedures (y) mandated by Applicable Law relating to assignments by any officer (or equivalent), employee, consultant or independent contractor of the Seller’s Group and Target Group with respect to any Intellectual Property Rights made in the course of services performed by any such Person for the Seller’s Group or Target Group that is material to the Business as currently conducted or (z) that are necessary to effectuate the transfer of all right, title and interest of such officer (or equivalent), employee, consultant or independent contractor in and to any such Intellectual Property Rights to the Target Group. No current or former officers (or equivalents) or employee of the Seller’s Group or the Target Group or, so far as the Seller is aware, current or former consultants and independent contractors to the Seller’s Group or Target Group who have conceived of or reduced to practice any Intellectual Property Rights for or on behalf of any member of the Seller’s Group or Target Group that is material to the Business as currently conducted owns any right, title, or interest in or to any such Intellectual Property Rights created or developed by such officer (or equivalent), employee, consultant or independent contractor during their employment or other engagement with such Seller’s Group or Target Group Company, and, the Seller’s Group and Target Group have not received any written notice or claim to the contrary and, so far as the Seller is aware, there are no facts or circumstances that could give rise to any such claims.
11.10.
With respect to each Patent included in the Registered Company Intellectual Property that is Owned Company Intellectual Property, (i) the applicable member of the Seller’s Group or Target Group has complied in all material respects with all Applicable Laws in connection with the filing and prosecution of such Patent, and (ii) so far as the Seller is aware, all listed inventors of such Patent are the sole inventors of such Patents and have irrevocably assigned all right, title and interest in and to such inventions and Patents to a member of the Target Group (including through Third Parties, if applicable) pursuant to a valid and enforceable assignment agreement recorded with the applicable Governmental Entity.
11.11.
So far as the Seller is aware, no trade secrets or material confidential or proprietary Know-How, data or information of the Target Group has been disclosed to any Person unless such disclosure was made pursuant to a commercially reasonable written agreement with provisions that include customary confidentiality terms and restrictions on use sufficient to protect the proprietary interest of the Target Group with respect to such trade secrets or other confidential and non-public Know-How, data or information and requiring such Person to maintain the confidentiality of such trade secrets, Know-How, data or information. so far as the Seller is aware, there has not been any breach or threat of a breach by any such Person of any such agreement. The Seller’s Group and the Target Group have taken commercially reasonable measures at least commensurate with industry standards to protect, preserve and maintain the confidentiality of the trade secrets and other material confidential or other proprietary Know-How, data or information included in the Owned Company Intellectual Property.
11.12.
Other than pursuant to a contract set forth in the folders “Eagle_Cleanroom/02_Company_Obligations/ FBBNeuraceq”, “Eagle_Cleanroom/02_Company_Obligations/PI-2620”, Eagle_Cleanroom/02_Company_Obligations/ADDF” and “Eagle_Cleanroom/04_Contracts/Litigation” in the Data Room, there are no royalties, license fees, honoraria or other payment obligations of the Target Group with respect to any of the material Non-Owned Company Intellectual Property.
11.13.
No member of the Seller’s Group or the Target Group has received any written opinions from counsel with respect to the validity, invalidity, enforceability, unenforceability, inventorship, non-infringement or infringement of any Company Intellectual Property.

11.14.
Except for any fees payable to a Governmental Entity to issue, register or maintain any of the Registered Company Intellectual Property listed and for any payments required pursuant to a contract listed in the Signing Disclosure Letter and the Completion Disclosure Letter, no payment of any kind is required to be made to any Person for the ownership or use of, or with respect to any covenant not to sue or immunity from suit under, any material Company Intellectual Property. So far as the Seller is aware, no funding, facilities or personnel of any educational institution or Governmental Entity were used to develop or create, in whole or in part, any material Owned Company Intellectual Property.
11.15.
No Governmental Entity or agency or any university, college or other educational or research institution (each, an R&D Sponsor) has any valid claim of right to, ownership of or other encumbrance on any material Owned Company Intellectual Property. No funding, facilities or personnel of any R&D Sponsor were used, directly or indirectly, to develop or create, in whole or part, any material Owned Company Intellectual Property, in such a manner that could adversely affect the Target Group’s rights in such Owned Company Intellectual Property.
11.16.
Neither the execution, delivery or performance of this agreement, nor the consummation of any of the transactions or agreements contemplated by this agreement, will, with or without notice or the lapse of time or both, result in, (i) a loss of, or Encumbrance on, any material Owned Company Intellectual Property or, so far as the Seller is aware, any material Non-Owned Company Intellectual Property, (ii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to, or in any material Owned Company Intellectual Property or, so far as the Seller is aware, any material Non-Owned Company Intellectual Property, (iii) any material Owned Company Intellectual Property, or, so far as the Seller is aware, any material Non-Owned Company Intellectual Property becoming subject to any restriction with respect to its use or operation in the Business as currently conducted, or (iv) any loss or termination of any license or other right held by the Target Group with respect to any material Non-Owned Company Intellectual Property or a change in the scope of any such license or right or a change to the payments under any such license.
12.
Material Contracts
12.1.
A copy of each contract to which any Target Group Company is a party and which:
(a)
is an association, partnership, joint venture, consortium, or profit or loss sharing arrangement, or an agency, licensing, marketing, distributorship, purchasing or manufacturing arrangement;
(b)
any director or former director of any Target Group Company or any Connected Person is or has (since the Relevant Date) been interested in, whether directly or indirectly;
(c)
establishes any guarantee, indemnity, suretyship, form of comfort or support (whether legally binding or not) given by any Target Group Company in respect of any other party’s liability (contingent or otherwise) for any obligations;
(d)
materially restricts its freedom, or that of any other Target Group Company from time to time, to carry on their respective businesses in any part of the world in such manner as they may think fit;
(e)
relates to matters not within the ordinary and usual course of business of that Target Group Company;
(f)
is dependent on the guarantee of any third party (including for the avoidance of doubt, any member of the Seller’s Group), other than another Target Group Company;
(g)
is not on arms’ length terms (provided that nothing in this Seller’s Warranty relates to any matter concerning transfer pricing);

(h)
requires the counterparty to consent to the Transaction or grants termination rights to such counterparty upon consummation or Completion of the Transaction; or
(i)
provides for any royalty, profit sharing or contingent payment right; or
(j)
is otherwise material to the Business,

(any such contract a Material Contract)

is available in the Data Room.

12.2.
The Seller is not aware of any breach of any Material Contract by the relevant Target Group Company and no Target Group Company has received written notice from any counterparty to any Material Contract that any Target Group Company is in breach of the terms of such Material Contract.
12.3.
All of the Material Contracts to which a member of the Target Group is a party are in full force and effect.
12.4.
No person is entitled to receive from any Target Group Company any finder’s fee, brokerage or other commission in connection with the purchase of the Sale Shares.
12.5.
At all times since the Relevant Date (or, if later, the date of the Material Contract), the terms of each Material Contract have been complied with in all material respects by the relevant member of the Target Group.
12.6.
So far as the Seller is aware:
(a)
there are no grounds for rescission, avoidance or repudiation of any of the Material Contracts to which a member of the Target Group is a party and no notice of termination or of intention to terminate has been given or received in respect of any of them during the previous 12 months; and
(b)
there are no circumstances currently existing which are reasonably likely to give rise to a breach of any Material Contract by the relevant Target Group Company.
12.7.
Other than the Licence and Commercial Agreement(s) or any TSA(s) (or any arrangements subject to any TSA(s)) (in each case, if and to the extent entered into between the parties) there are no existing contracts, arrangements or understandings, whether legally binding or not, between, on the one hand, any Target Group Company and, on the other hand, a member of the Seller’s Group.
13.
Debtors

No Target Group Company is owed any sums other than trade debts incurred in the ordinary and usual course of business or sums owed by another Target Group Company pursuant to intercompany loans.

14.
Indebtedness
14.1.
Details of all financial debt outstanding or available to the Target Group Companies are available in the Data Room.
14.2.
No part of any borrowings of any member of the Target Group is dependent on the guarantee or indemnity of, or security provided by, another person (other than another member of the Target Group), and no contract or arrangement to which any member of the Target Group is a party is dependent on the guarantee or indemnity of, or security provided by, another person (other than another member of the Target Group).

14.3.
There is no current and ongoing event of default or any other event or circumstance which would entitle any person to call for early repayment of any financial debt of a Target Group Company or to enforce any security given by a Target Group Company.
14.4.
No Target Group Company has, since the Relevant Date, received written notice:
(a)
that it is in default under the terms of any third party financial debt; or
(b)
to repay any of its third party financial debt in advance of its stated maturity.
14.5.
The amounts borrowed or guaranteed by the Target Group Companies, either individually or in aggregate, do not exceed any limitation on its borrowings or guarantees imposed by any of its financial facilities or contained in its constitutional documents, any debt programme or in any agreement or instrument binding upon any Target Group Company.
14.6.
There is no outstanding guarantee, indemnity or similar assurance against loss or other security or arrangement having effect equivalent to the granting of security (whether or not legally binding) given by any Target Group Company to secure the indebtedness of any member of the Seller’s Group or otherwise for the benefit of any member of the Seller’s Group.
14.7.
Save for any Encumbrance of which details are available in the Data Room, no Target Group Company has granted an Encumbrance over any of its assets or undertaking.
14.8.
No assets of the Target Group Companies are subject to any Encumbrances which relate to the indebtedness of any member of the Seller’s Group or otherwise for the benefit of any member of the Seller’s Group.
14.9.
No Target Group Company has received a grant or subsidy or financial assistance from a government department or agency or a local or other authority, except for subsidies and financial assistance received by a Target Group Company in connection with the COVID-19 pandemic.
14.10.
Details (including the principal amount owing and interest thereon) of all indebtedness owed by a Target Group Company to any member of the Seller’s Group (other than Trade Debts) are available in the Data Room.
15.
Assets
15.1.
All of the assets material to the operation of the Target Group included in the Accounts or acquired after the Accounts Date, other than assets disposed of or realised in the ordinary course of business and rights and retention of title arrangements arising by operation of law in the ordinary course of business (for the purposes of this paragraph, the Material Assets):
(a)
are legally and beneficially owned by the Target Group Companies, except for those disposed of since the Accounts Date in the ordinary course of business;
(b)
are free of Encumbrances or any agreement or commitment to create an Encumbrance, and no person, as far as the Seller is aware, has claimed to be entitled to create such an Encumbrance;
(c)
are not subject to any lease, hire purchase agreement or factoring arrangement; and
(d)
are, to the extent capable of being in possession, in possession or under the control of the Target Group Companies (except where held by a third party in the ordinary course of business).

15.2.
The Target Group Companies own or have the right to use all Material Assets.
15.3.
Other than pursuant to any Licence and Commercial Agreement(s) or TSA(s) (if and when entered into between the relevant parties), no Target Group Company depends on the use of assets owned by or in the name of, or facilities or services provided by, any member of the Seller’s Group (other than a Target Group Company) and there are no contracts material to the Business which relate both to the Target Group and any member of the Seller’s Group (other than a Target Group Company).
15.4.
The rights, properties, assets and facilities owned by the Target Group, taken together with the contractual arrangements made available in the Data Room and to which the Target Group is a party, comprise all the rights, properties, assets, facilities and services necessary for the Target Group to carry on the Business immediately after Completion in all material respects in the manner in which and upon the terms on which it is carried on at the date of this agreement.
16.
Litigation
16.1.
Except as claimant in the collection of debts arising in the ordinary course of business, no Target Group Company is a claimant or defendant in or otherwise as a party to any claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation, arbitration or administrative proceeding, nor, so far as the Seller is aware, since the Relevant Date has any such claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation, arbitration or administrative proceeding been threatened in writing by or against any Target Group Company.
16.2.
No Target Group Company, nor any of the properties, assets or operations which it owns or in which it is interested, is subject to any continuing injunction, judgment or order of any Governmental Entity, nor is in default under any order, licence, regulation or demand of any Governmental Entity or with respect to any order, suit, injunction or decree of any Governmental Entity.
17.
Systems
17.1.
No Target Group Company has, since the Relevant Date, received written notice that it is in material default under any Material IT Agreement or that any counterparty to any Material IT Agreement intends to terminate or has threatened to terminate a Material IT Agreement. Each Material IT Agreement is in full force and effect.
17.2.
So far as the Seller is aware, since the Relevant Date, there have been no failures, breakdowns, security breaches or unauthorised disclosures of data in respect of the Systems that are material to the business of the Target Group.
17.3.
A Target Group Company is either: (i) the owner of the Systems; or (ii) is licensed or otherwise authorised to use the Systems.
17.4.
Each Target Group Company:
(a)
has security measures in place to protect the Systems that are in accordance with current good industry practice to prevent Security Incidents (as that term is defined in paragraph 18.1 below); and
(b)
has procedures to back up data on Systems and disaster recovery plans that are in accordance with current good industry practice.

18.
Data Protection Laws
18.1.
In this paragraph 18 of this Part 2 of Schedule 4:
(a)
Data Protection Authority means any Governmental Entity responsible for the supervision and enforcement of Data Protection Law;
(b)
Data Protection Law means all Applicable Law concerning the protection and/or processing of Personal Data or privacy;
(c)
Personal Data has the meaning given in applicable Data Protection Law (and shall also include “personal information,” “personally identifiable information,” or any similar term each as defined by applicable Data Protection Law);
(d)
Security Incident means any (i) accidental, unlawful or unauthorised access, use, loss, exfiltration, disclosure, alteration, destruction, encryption, compromise, or other processing of Personal Data; (ii) unauthorised or unlawful occurrence or series of occurrences on or conducted through the Target Group’s Systems that impacts the confidentiality, integrity or availability of the Target Group’s Systems; or (iii) occurrence that constitutes a “data breach,” “security breach,” “personal data breach,” “security incident,” “cybersecurity incident,” or any similar term under any Data Protection Law;
18.2.
Since the Relevant Date, each Target Group Company has complied in all material respects with the applicable requirements of Data Protection Laws.
18.3.
As of the date of this agreement, no requests to any Target Group Company made by data subjects in respect of the exercise of rights relating to Personal Data and Data Protection Law remain unsatisfied.
18.4.
Since the Relevant Date, no Target Group Company:
(a)
has received any written notice from any Data Protection Authority alleging non-compliance with Data Protection Law or threatening to conduct an investigation into or take enforcement action against any Target Group Company for the same;
(b)
has received any written notice of any claim or legal action brought by, or on behalf of, any person in respect of any breach of any Data Protection Laws; or
(c)
has suffered a Security Incident that required notification to a Data Protection Authority, or to any other person under Applicable Law.
19.
Employees
19.1.
The Seller has made available in the Data Room in respect of the Target Group Companies, to the extent applicable:
(a)
details of all Employees, including their job title, location, employing entity, job grade, reporting line, start date, date of birth, full-time or part-time status, remaining length of probationary period, employment status (active or nature of leave of absence), weekly working hours, current remuneration and other benefits;
(b)
details of post-termination restrictions for all Senior Employees, including length and type of restriction; and
(c)
any severance or redundancy policy applicable to the Employees, whether contractual or not and whether written or established by custom and practice.

19.2.
The Data Room includes particulars of all persons (individuals or bodies corporate) currently engaged by any Target Group Company as an independent contractor, consultant or worker (each a “Non-Employee”), including length of assignment, remuneration and notice provisions.
19.3.
No person is currently employed indirectly by a Target Group Company through a staffing or professional employer organisation.
19.4.
Each Target Group Company has taken reasonable steps to ensure the proper and correct classification of any Non-Employee engaged by it and no allegation has been received by any Target Group Company that any Non-Employee has been incorrectly categorised for tax, national insurance (or social security) and/or employment law purposes.
19.5.
The Data Room contains copies of the standard terms and conditions of employment used by the Target Group and representative of those used by the employing entities within the Target Group depending on grade or work level, and no individuals employed by the Target Group are engaged on terms which materially deviate from those contained in the Data Room.
19.6.
Since the Accounts Date, no material change has been made to the emoluments or other terms of engagement of any Senior Employee of any Target Group Company.
19.7.
Save as disclosed in the Data Room, there is not in existence any written contract of employment between a Target Group Company and an Employee which cannot be terminated by the employing company by giving six months’ notice or less.
19.8.
None of the Senior Employees have given or been given notice to terminate their employment.
19.9.
No offer of employment or engagement has been made by any Target Group Company that has not yet been accepted, or that has been accepted but where the employment or engagement has not yet started, in each case, with a gross annual basic salary or fee that exceeds USD 75,000.
19.10.
The acquisition of the Sale Shares by the Purchaser or compliance with the terms of this agreement will not entitle any Employees of the Target Group Companies to terminate their employment or receive any payment or other benefit.
19.11.
No Target Group Company has any outstanding liability to any Employee other than for remuneration accrued for the current wage or salary period, liabilities with respect to the Share Awards, accrued holiday pay for the current holiday year, bonuses accrued in the accounts of the relevant Target Group Company for the current bonus period or reimbursement of normal business expenses.
19.12.
No loans have been made to any current, former or proposed employees or directors of a Target Group Company (or to any nominee or associate of such employees or directors) which were made or arranged by a Target Group Company, its holding company, a Subsidiary or any employee benefit trust or similar arrangement established by the Company, its holding company or a Subsidiary.
19.13.
Save as disclosed in the Data Room, no trade union, works council or other body representing employees is recognised by any Target Group Company in any way for bargaining, information or consultation purposes and details of any collective agreements applicable to any Target Group Company or its Employees are in the Data Room. Neither the U.S. Subsidiary nor, with respect to U.S. Employees, any other Target Group Company has ever been a party to or had any obligations under a collective bargaining, works council or similar agreement.
19.14.
No Target Group Company is, or has in the period since the Relevant Date been, involved in any strike or industrial or trade dispute or any dispute or negotiation with any trade union or other body representing Employees or former Employees. Neither the U.S. Subsidiary nor, with respect to U.S. Employees, any other Target Group Company has ever experienced, nor, so far as the Seller is aware, is there now threatened, any walkout, strike, union activity, picketing, work stoppage, work slowdown, any effort to organize or any other similar occurrence or any attempt to represent the labour force of the U.S. Subsidiary or any U.S. Employees.

19.15.
No collective consultation process with any trade union, works council or other body representing Employees is required as a condition to the completion of the transactions envisaged by this agreement.
19.16.
Save as disclosed, there is not in force any agreement to which any Target Group Company is party which provides that a change of control of the Target Group, whether occurring alone or in conjunction with another event (such as termination of employment) would entitle any Employee to any payment, right or benefit and there is no term of employment for any Employee which provides that a change of control, direct or indirect, entitles the Employee to treat the change of control as amounting to a breach of the relevant contract or entitling him/her to any payment, additional period of notice or other benefit whatsoever and entitling him/her to treat himself/herself as redundant or otherwise dismissed or released from any obligation.
19.17.
In the three years preceding the date of this agreement, there has not been a claim by any Employees for equal pay, unlawful deduction from wages, breach of the UK Agency Workers Regulations 2010 (or equivalent), or any claim for sexual, sexual orientation, age, disability (including discrimination arising from disability and a failure to make reasonable adjustments), religious, racial, national or ethnic discrimination or harassment or victimisation.
19.18.
No Target Group Company has any:
(a)
outstanding or threatened claims by any person who is now or has been an Employee, or any statutory dismissal, disciplinary or grievance procedures in progress in relation to any such person(s), or any disputes outstanding with any such person(s) or with any unions or any other body representing all or any such person(s);
(b)
current or threatened industrial action (whether official or unofficial) involving any Employee; or
(c)
current industrial relations matters which have been referred to any authority for advice, conciliation or arbitration; and

there are, so far as the Seller is aware, no facts or circumstances which are likely to give rise to any such matters referred to in paragraphs (a) to (c).

19.19.
Save as disclosed in the Data Room, no Target Group Company is or has in the period since the Relevant Date been involved in any dispute, claim or legal proceedings, whether arising in common law, contract, statute, pursuant to European law or otherwise with or in relation to any Employee, former Employee or contractor for compensation in excess of GBP100,000 (or such equivalent amount in any other currency). There is no action, summon, demand, charge (including unfair labour practice charge), complaint, suit, proceeding, claim, litigation, lawsuit, suspension, subpoena, debarment, investigation, arbitration, mediation, examination, audit, prosecution or other legal, administrative or arbitral proceeding pending or, so far as the Seller is aware, threatened with respect to any U.S. Employees or U.S. Consultants, on the one hand, and any Target Group Company, on the other, and so far as the Seller is aware, there are no facts that reasonably would be expected to give rise to any such actions or other proceedings.
19.20.
All Employees have the right to live and work in the jurisdiction where they currently perform work for a Target Group Company.
19.21.
Save as disclosed in the Data Room, in the period since the Relevant Date no Target Group Company has carried out any collective redundancy or mass dismissal of 20 or more Employees.
19.22.
Each individual engaged by a Target Group Company as a self-employed contractor has been correctly categorised as self-employed for tax, national insurance and employment law purposes and no allegation to the contrary has been received by any Target Group Company.

19.23.
So far as the Seller is aware, in the period of three years preceding the date of this agreement, no Target Group Company (nor any predecessor or owner of any part of their respective businesses) has been a party to a relevant transfer for the purposes of any Applicable Laws implementing EU Directive 2001/23/EC or any other Applicable Laws having similar effect affecting any Employee (or former Employee). No Employee has had their terms of employment varied (or purported to be varied) for any reason as a result of or connected with such a transfer.
19.24.
The U.S. Subsidiary has completed a Form I-9 (Employment Eligibility Verification) for each of its employees, and each such Form I-9 has since been updated as required by Applicable Law.
19.25.
No Target Group Company has (or will have, taking into account any currently anticipated employment actions) (i) effectuated a “plant closing” (as defined in the WARN Act), (ii) effectuated a “mass layoff” (as defined in the WARN Act), or (iii) undertaken any other similar action requiring notice under the WARN Act. No Target Group Company has any outstanding liability under the WARN Act.
19.26.
Save where such rights vest in a Target Group Company automatically or by default pursuant to Applicable Law, each Employee and Non-Employee (current or former) has executed a nondisclosure and assignment-of-rights agreement for the benefit of one or more Target Group Companies vesting in the Target Group Companies all rights in work product created by such person during such person’s period of service with the Target Group Companies.
19.27.
No allegations of sexual harassment have been made against any Employee, and no Target Group Company has entered into any settlement agreements related to allegations of sexual harassment by any Employee.
19.28.
Each Target Group Company is and at all times has been in material compliance with all Applicable Law governing, and all contractual commitments related to, the employment of labour and engagement of non-employee workers.
19.29.
Each Target Group Company has complied fully with its legal obligations relating to PAYE, employment taxes, national or social insurance contributions, the apprenticeship levy and any similar amounts payable to a Tax Authority outside the United Kingdom.
19.30.
No Tax has arisen nor so far as the Seller is aware is likely to arise to a Target Group Company as a result of any person acquiring, holding or disposing of shares or securities or an interest in shares or securities where the right or opportunity to acquire the same was acquired before the date of this Agreement and is or was available by reason of employment.
19.31.
Neither the execution and delivery of this agreement nor the consummation of the transactions contemplated hereby will (alone or in connection with any other event) result in (i) a change in the ownership or effective control of a corporation or in the ownership of a substantial portion of the assets of a corporation, in each case, within the meaning of Section 280G of the Code or (ii) the payment of any amount that could, individually or in combination with any other payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code and without regard to Section 280G(b)(4) of the Code).
19.32.
Each “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code that is maintained by a Target Group Company or pursuant to which any Target Group Company could have any liability, or in which any U.S. Employee or U.S. Consultant participates, has a plan document that satisfies the requirements of Section 409A of the Code and has been operated in compliance with the terms of such plan document and the requirements of Section 409A of the Code, in each case such that no Tax is or has been due or payable under Section 409A of the Code. No Target Group Company is under any obligation to pay, or pay a gross-up payment with respect to, any Taxes owed by any other person, including any Taxes under Section 409A of the Code or Section 4999 of the Code.

20.
Incentives
20.1.
Particulars of or, in the case of a document, a copy of, the rules and/or terms of all incentive plans or arrangements in which any current or former Employee, director, officer or consultant of any Target Group Company participates or has any entitlement to participate in (including, for the avoidance of any doubt, both securities-based and cash incentive schemes or arrangements) and any share option plans, restricted share plans, deferred bonus plans savings or investment plans, phantom plans and any ad hoc or form of individual arrangements, including in each case any such plan or arrangement which is proposed to be introduced, are in the Data Room.
20.2.
The details of all incentive awards made to any current or former Employee, director, officer or consultant of any Target Group Company which are subsisting, including, where applicable, details of: (i) the Share Plan to which the Seller Share Award is subject; and (ii) the number of shares subject to the Seller Share Award, are in the Data Room.
20.3.
Except in respect of the CIP EBT, no Target Group Company has at any time established, operated, settled assets to or otherwise has had any liability to any employee benefit trust or other employee trust.
20.4.
Each Target Group Company (as applicable) has complied with all filing requirements in relation to all incentive plans or arrangements in which any current or former Employee, director, officer or consultant of any Target Group Company participates or has any entitlement to participate (including for the avoidance of doubt, cash incentive schemes or arrangements, the Share Plans and Seller Share Awards) to the relevant Tax Authority.
20.5.
No claim in relation to any incentive plans or arrangements in which any current or former Employee, director, officer or consultant of any Target Group Company participates or has any entitlement to participate (including, for the avoidance of doubt, cash incentive schemes or arrangements, the Share Plans and/or Seller Share Award) has been made or, so far as the Seller is aware, threatened against any Target Group Company or against any person whom any Target Group Company is or may be liable to compensate or indemnify.
21.
Pensions and death benefits
21.1.
Other than under the Schemes or pursuant to any State Pension Scheme, no Target Group Company has any obligation to pay, provide or contribute towards any Retirement Benefit or U.S. Benefit Plan for or in respect of any current or former Employees or officers of a Target Group Company or towards any costs in respect of the provision of any Retirement Benefit or U.S. Benefit Plan.
21.2.
So far as the Seller is aware, in relation to any Retirement Benefit arrangement:
(a)
no Target Group Company and no director or officer of any Target Group Company or Employee or fiduciary of any U.S. Benefit Plan is engaged in any investigation, prosecution, action or other proceedings concerning any act or failure to act which may give rise to regulatory action or in relation to which a penalty, notice, direction or order might be imposed by any Governmental Entity (including by the UK Pensions Regulator under sections 38 to 56, sections 58A to 58D, or section 88A of the Pensions Act 2004, as applicable); and
(b)
there are no facts or circumstances which might give rise to the same.
21.3.
Each Target Group Company has paid all contributions and expenses (including contributions to any pension protection fund or Pensions-Sicherungs-Verein Versicherungsverein auf Gegenseitigkeit (PSVaG), as applicable) which are due and payable by them to the Schemes and U.S. Benefit Plans and any State Pension Schemes in operation in the jurisdictions in which the Target Group Companies employ Employees as and when such contributions and expenses have fallen due.

21.4.
The Target Group Company incorporated in the UK has complied with its automatic enrolment obligations under Part 1 of the UK Pensions Act 2008 and, so far as the Seller is aware, each Target Group Company is, and has at all times been, in material compliance with any obligations or requirements under Applicable Law with respect to the provision of Retirement Benefits.
21.5.
All contributions, insurance premiums, tax and expenses payable on or before Completion by a Target Group Company to and in respect of any Retirement Benefit arrangement or U.S. Benefit Plan have been duly paid or will be paid in full to the person to whom they are due on the due dates for such payments. The contributions in respect of these Retirement Benefit arrangements have been or will be paid at the rates set out in the schedule of contributions or the payment schedule in force at the time that the contribution was due and paid.
21.6.
All lump sum death and disability benefits payable by each Target Group Company in the event of the death of an Employee are fully insured with a reputable insurance company. The Seller is not aware of any reason these policies might be invalidated, or why the insurer might try to set them aside.
21.7.
No Target Group Company: (i) operates or has ever operated a defined benefit pension scheme; or (ii) has at any time operated or participated in an occupational pension scheme (as defined in section 1 of the UK Pension Schemes Act 1993) located in the UK which accepts contributions from an employer based outside of the UK. As far as the Seller is aware, neither any Target Group Company, nor any ERISA Affiliate, has at any time sponsored, contributed to or had any liability with respect to (a) any employee benefit plan is subject to Title IV or Section 302 of ERISA or Section 412 of the Code; (b) a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA; (c) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA or Applicable Law of any state in the USA); (d) a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code; or (e) a plan, program, or arrangement that provides for health or welfare benefits in the USA on a less-than-fully insured basis (other than flexible spending accounts) or after termination of employment (except at the employee’s cost, to the extent required by the continuation coverage provisions of Title I, Subtitle B, Part 6 of ERISA and Section 4980B(f) of the Code or similar provisions of state Law).
21.8.
As far as the Seller is aware, each U.S. Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favourable and up-to-date determination letter (or, if applicable, advisory or opinion letter) from the U.S. Internal Revenue Service, on which the applicable plan sponsor is entitled to rely, and there are no facts or circumstances that could reasonably be expected to cause the loss of such qualification or the imposition of material liability, penalty or Tax under ERISA, the Code or other Applicable Law. As far as the Seller is aware, each U.S. Benefit Plan has been operated in compliance in all material respects with its terms and Applicable Law. Neither any Target Group Company, nor any ERISA Affiliate, has or could reasonably be expected to have, any liability for any Tax under Sections 4975 through 4980 or Sections 4980B through 4980I of the Code or any penalty under Section 502 of ERISA.
22.
Insurance
22.1.
The folder “Eagle_Mainroom\01_Structure_Governance\Insurance Certificates” in the Data Room contains copies of the material insurance policies maintained by or on behalf of each Target Group Company (including any Seller’s Insurance Policies which relate to the Target Group and any Target Group Insurance Policies).
22.2.
All the material assets of each of the Target Group Companies which would normally be insured against by comparable companies carrying on similar businesses (and of a similar size operating in similar jurisdictions) or owning assets of a similar nature have at all material times been and are insured for amounts and with deductibles and excesses reasonably regarded as adequate taking into account the size and operations of the Target Group and the jurisdictions in which the operations of the Target Group are carried on against risks normally insured against by comparable companies carrying on similar businesses (and of a similar size operating in similar jurisdictions) or owning assets of a similar nature.

22.3.
Each Target Group Company has at all material times been and is reasonably (taking into account the size and operations of the Target Group and the jurisdictions in which the operations of the Target Group are carried on) covered against risks normally insured against by comparable companies carrying on similar businesses (and of a similar size operating in similar jurisdictions).
22.4.
In respect of the insurance policies referred to in paragraph 22.1:
(a)
no member of the Seller’s Group and no member of the Target Group has received any notification that such insurances are not valid or enforceable;
(b)
no act, omission, misrepresentation or non-disclosure by or on behalf of any member of the Seller’s Group or any Target Group Company has occurred which makes any of these policies void, voidable or unenforceable;
(c)
so far as the Seller is aware, no circumstances have arisen which would render any of the policies void or unenforceable for illegality or otherwise; and
(d)
so far as the Seller is aware, there has been no breach of the terms, conditions and warranties of any of the policies that would entitle insurers to decline to pay all or any part of any claim made under the policies or to terminate any policy.
22.5.
Details of all material insurance claims made by any Target Group Company since the Relevant Date are contained in the Data Room.
22.6.
No insurance claim in excess of GBP250,000 is outstanding and, so far as the Seller is aware, no circumstances exist which are likely to give rise to any such insurance claim.
23.
Tax

Taxation returns and records

23.1.
All returns, computations, notices, accounts, statements, reports or information which were required by law to have been made by or in respect of any Target Group Company for any Taxation purpose have been properly and on a timely basis submitted to the relevant Tax Authority; all such returns, computations, notices, accounts, statements, reports and information supplied to any Tax Authority were, when submitted, correct and were made on a proper basis. None of the above is nor, so far as the Seller is aware, is likely to be the subject of any dispute with any Tax Authority. Each Target Group Company has complied on a timely basis with all notices validly served on it and any other requirements lawfully made of it by any Tax Authority.
23.2.
Each Target Group Company has prepared and kept in its possession, custody or control all records, invoices and other information relating to Taxation which that Target Group Company is required by Applicable Law to maintain.

Taxation liabilities

23.3.
Each Target Group Company has paid and accounted for all Tax for which it has become liable to pay and which has fallen due.

Deductions and withholdings

23.4.
Each Target Group Company has made all deductions in respect, or on account, of any Tax from any payments made by it which it is required by law to have made.

Penalties and interest

23.5.
In the last three years no Target Group Company has been liable to pay a penalty, surcharge, fine or interest in connection with Tax.

Concessions

23.6.
The amount of Tax chargeable on any Target Group Company during the last six years has not been affected by any concession, agreement or (formal or informal) arrangement with any Tax Authority (not being a concession, agreement or arrangement based on relevant legislation or published practice).

Investigations

23.7.
No Target Group Company is or has in the past three years been involved in any: (i) dispute; (ii) non-routine audit; or (iii) non-routine investigation in relation to Tax with a Tax Authority or, so far as the Seller is aware, is likely to become involved in such a dispute, audit or investigation.

Residence

23.8.
No Target Group Company is treated for any Tax purpose as resident in a country other than its country of incorporation and does not have a permanent establishment, branch or fixed place of business outside such jurisdiction. No Target Group Company is liable to, and has at no time incurred any Tax in respect of income, profit or gains, in any jurisdiction other than its jurisdiction of incorporation.

Tax Groupings

23.9.
No Target Group Company has, or has at any time in the last six years, (i) had its tax affairs dealt with on a consolidated basis; or (ii) formed a fiscal unity; or (iii) entered into any tax allocation or sharing arrangement (including any arrangement under which tax losses or tax reliefs are surrendered or claimed or agreed to be surrendered or claimed) in respect of its profits, gains or losses or those of any other company, in each case except as set out in the Signing Disclosure Letter and the Completion Disclosure Letter or where the only parties to the relevant arrangement, consolidation or unity are Target Group Companies.
23.10.
No Target Group Company is a party to any joint venture, partnership or other arrangement or contract that could reasonably be expected to be treated as a partnership for Tax purposes.

Transfer Taxes

23.11.
All documents in the enforcement of which any Target Group Company may be interested have been duly stamped (to the extent that such enforcement would require such documents to be duly stamped).
23.12.
Neither entering into this agreement nor Completion will result in the withdrawal of Relief in respect of any stamp duty, stamp duty land tax, land transaction tax or any other transfer tax that was granted on or before the date of this agreement which will affect a Target Group Company.

General

23.13.
No Target Group Company is nor, so far as the Seller is aware, will become in respect of periods, part periods or events falling or occurring on or before the date of this agreement, liable to pay, or to pay any amount in respect of, any Tax which is primarily chargeable to any other person.
23.14.
No Target Group Company will suffer any liability to Tax in consequence of Completion, entering into this agreement or any other thing done pursuant to the terms of this agreement.

23.15.
Other than in the ordinary course of business, no Target Group Company is required to include in a Post-Completion Tax Period taxable income in excess of USD100,000 attributable to income that accrued (for purposes of financial statements) in a Pre-Completion Tax Period but was not recognised for Tax purposes in any Pre-Completion Tax Period. For the purposes of this warranty 23.15, “Post-Completion Tax Period” means any Tax period beginning after the Completion Date and that portion of any Straddle Period beginning after the Completion Date; “Pre-Completion Tax Period” means any Tax period ending on or before the Completion Date and that portion of any Straddle Period ending on and including the Completion Date; and “Straddle Period” means any Tax period beginning on or before the Completion Date and ending after the Completion Date.
23.16.
No Target Group Company has made any election to defer, or is deferring or has deferred, the payment of Taxes from a pre-Completion Tax Period to a post-Completion Tax Period.
23.17.
No Target Group Company has entered into any agreement or arrangement which extends the period for assessment or payment of any Taxation.
23.18.
No Target Group Company has applied for any refunds of Taxes previously paid by or with respect to the relevant Target Group Company within the past three years.
24.
US Taxes
24.1.
No Target Group Company has made an election under Section 897(i) of the Code to be treated as a domestic corporation.
25.
Anti-avoidance
25.1.
No Target Group Company has been, in the last three years, a party to, nor has otherwise been involved in, any transaction, scheme or arrangement:
(a)
the main purpose of which was avoiding, deferring or reducing a liability to Tax or producing a loss for Tax purposes with no corresponding commercial or economic loss or circumventing the intended limits of a Relief; or
(b)
in relation to which advisers considered that there was a risk that the Target Group Company could be liable to Tax as a result of the principles in W. T. Ramsay Ltd v IRC (54 TC 101) (as developed in subsequent cases), or as a result of the principles in Halifax (C-255/02) (as developed in subsequent cases), or under the General Anti-Abuse Rule (in Part 5 of the Finance Act 2013) or any similar legislation in any jurisdiction outside the United Kingdom; or
(c)
that, so far as the Seller is aware, is or was required to be disclosed to any Tax Authority under any provisions of any Law (including, without limitation, any Law that implements Council Directive (EU) 2018/822) that requires disclosure of tax planning arrangements (including, without limitation, arrangements to avoid reporting obligations under the common reporting standard developed by the Organisation for Economic Co-operation and Development and arrangements involving offshore structures); or
(d)
that, so far as the Seller is aware, is a reportable transaction within the meaning of Section 6707A(c)(1) of the Code.
25.2.
So far as the Seller is aware, no Target Group Company has entered into any notifiable arrangements for the purposes of Part 7 of the Finance Act 2004, any notifiable contribution arrangement for the purpose of the national insurance contribution (Application of Part 7 of the Finance Act 2004) Regulations 2007 (SI 2007/785) or any notifiable schemes for the purposes of Schedule 11A to the Value Added Tax Act 1994, or any similar legislation in any jurisdiction outside the United Kingdom.

25.3.
The Company has in place such prevention procedures (as defined in sections 45(3) and 45(7) of the Criminal Finances Act 2017 (CFA 2017) as it considers to be required for compliance with CFA 2017. No Target Group Company is nor has been the subject of any investigation, enquiry or enforcement proceedings regarding any offence or alleged offence under Part 3 CFA 2017, and, so far as the Seller is aware, no such investigation, enquiry or enforcement proceedings have been threatened or are pending.
26.
VAT
26.1.
Each Target Group Company:
(a)
has complied in all material respects with all Laws relating to value added tax (VAT);
(b)
is duly registered for the purposes of VAT in all jurisdictions in which it is required by Law to be registered;
(c)
has made and accounted for all payments of VAT due from it;
(d)
has made and delivered all required VAT returns to applicable Tax Authorities;
(e)
is not liable to pay any penalties for non-payment of VAT; and
(f)
has not been required to give security in respect of VAT.
27.
Research and development tax relief
27.1.
Each Target Group Company has complied with all requirements in respect of any R&D Credit, or any similar credit, payment or grant in a jurisdiction outside the United Kingdom, received or claimed. There are no current circumstances under which any amount of payment, Relief or allowance in respect of such claimed R&D Credit(s) could reasonably be expected to be disallowed or required to be repaid to any Tax Authority.

Schedule 5

Claims

1.
Disclosed Information
1.1.
The matters disclosed in the Signing Disclosure Letter and the Completion Disclosure Letter (together, the Disclosed Information) shall be deemed disclosed to the Purchaser.
1.2.
References in the Signing Disclosure Letter and the Completion Disclosure Letter to paragraph numbers shall be to paragraph numbers in Schedule 4 to which the disclosure most likely relates. Such references are given for convenience only and shall not limit the effect of any of the Disclosed Information, all of which is made against the Seller’s Warranties (other than the Seller’s Fundamental Warranties) as a whole to the extent the relevance is readily apparent on the face of such disclosure. Information set out in the Disclosed Information is included solely to qualify the Seller’s Warranties (other than the Seller’s Fundamental Warranties), is not an admission of liability with respect to the matters covered by such information and is not warranted in any respect whatsoever. The inclusion of any specific item or amount in the Signing Disclosure Letter and/or the Completion Disclosure Letter is not intended to imply that such item or amount (or higher or lower amounts) is or is not material, and no party shall use the fact of the inclusion of any such item or amount in the Signing Disclosure Letter and/or the Completion Disclosure Letter in any dispute as to whether any obligation, item, amount or matter not described therein is or is not material for the purposes of this agreement.
2.
Exclusions
2.1.
The Seller shall not be liable in respect of any Claim to the extent that the fact matter or circumstance giving rise to such Claim is taken into account in the Completion Statement in the calculation of Net Debt and/or Working Capital.
2.2.
The Seller shall not be liable in respect of any Warranty Claim (other than any Fundamental Warranty Claim) to the extent that the fact, matter or circumstance giving rise to such Warranty Claim:
(a)
was Disclosed in the Disclosed Information; or
(b)
was disclosed in this agreement, including the Schedules; or
(c)
is a fact, matter or circumstance of which the Purchaser has actual knowledge at the date of this agreement.
2.3.
The Seller shall not be liable in respect of any Warranty Claim (other than any Fundamental Warranty Claim or Warranty Claim in respect of the Tax Warranties) to the extent that the fact, matter or circumstance giving rise to such Warranty Claim:
(a)
was specifically disclosed in the Accounts or the Management Accounts; or
(b)
has been or is made good or is otherwise compensated for without cost to the Purchaser or any Target Group Company; or
(c)
would not have arisen (or would have been reduced) but for a change in legislation or a change in the interpretation of legislation on the basis of case law made after the date of this agreement (whether relating to Taxation, the rate of Taxation or otherwise) or any amendment to or the withdrawal of any practice previously published by any Tax Authority, in either case occurring after the date of this agreement, whether or not that change, amendment or withdrawal purports to be effective retrospectively in whole or in part; or
(d)
would not have arisen (or would have been reduced) but for any change at or after Completion: (i) of the date to which any Target Group Company makes up its accounts; or (ii) in the bases, methods, principles or policies of accounting of any Target Group Company other than a change which is reported by the auditors for the time being of a Target Group Company to be necessary in their opinion because such bases, methods, principles or policies of accounting as at the date of Completion are not in accordance with any published accounting practice or principle then current; or

(e)
would not have arisen (or would have been reduced) but for (i) any act or omission of any member of the Seller’s Group or any Target Group Company on or before Completion carried out at the written request of the Purchaser or (ii) any voluntary act or omission of any Target Group Company or any other member of the Purchaser’s Group after Completion in circumstances where any member of the Purchaser’s Group or any Target Group Company knew or ought reasonably to have known that the relevant act or omission would give rise to a liability; or
(f)
would not have arisen (or would have been reduced) but for a cessation, or any change in the nature or conduct, of any trade carried on by any Target Group Company at Completion, being a cessation or change occurring on or after Completion.
3.
Financial limits

Subject to paragraph 14, the liability of the Seller shall be limited as follows:

(a)
the maximum aggregate liability of the Seller arising out of or in connection with any and all Warranty Claims (other than any Fundamental Warranty Claim) and Tax Covenant Claims shall not exceed USD1;
(b)
the maximum aggregate liability of the Seller arising out of or in connection with any and all Specific Indemnity Claims shall be limited to USD10,000,000; and
(c)
the maximum aggregate liability of the Seller and the Seller’s Group in respect of any and all Claims under this agreement (including, for the avoidance of doubt, any and all Fundamental Warranty Claims, Specific Indemnity Claims, Tax Covenant Claims and any Other Claim) shall not exceed an amount equal to the amount of the Consideration that has been paid, or has become payable and is to be paid by way of set-off in accordance with paragraph 10 of this Schedule, to the Seller.
4.
Time limits

The liability of the Seller in respect of Claims shall terminate as follows:

(a)
on the third anniversary of the Completion Date in respect of all Seller’s Warranties (other than the Tax Warranties);
(b)
on the seventh anniversary of the Completion Date in respect of the Tax Warranties and in respect of Tax Covenant Claims;
(c)
on 1 January 2029, in relation to any Specific Indemnity Claim;
(d)
on the seventh anniversary of the Completion Date, in respect of any claim for breach of clause 9.2; and
(e)
on the date falling 24 months following the Completion Date, in respect of all Other Claims (save for Specific Indemnity Claims or Claims pursuant to clause 11.4 or clause 18),

except in respect of any Claim of which notice is given to the Seller in accordance with the provisions of paragraph 5 below before the relevant date in paragraphs (a) to ((e) above) or in respect of any Specific Tax Assessment that is notified to the Seller in accordance with clause 18 before the relevant date in paragraph (c) above or in respect of the Intangibles Dispute. The liability of the Seller in respect of any Claim shall in any event terminate if proceedings in respect of it have not been commenced within six months after the giving of notice of that Claim in accordance with the provisions of paragraph 5 below (or, if that Claim is based on a liability which at the time of the giving of such notice is contingent only, within three months after such contingent liability gives rise to an obligation to make a payment).

5.
Notice

If the Purchaser or, following Completion, a Target Group Company, becomes aware of a fact, matter or circumstance which may give rise to a Claim (other than a Specific Indemnity Claim), the Purchaser shall give notice to the Seller specifying the relevant facts (including the Purchaser’s estimate, on a without prejudice basis, of the amount of such Claim) as soon as reasonably practicable (and in any event within 60 days) after it or the Target Group Company (as the case may be) becomes aware of that fact, matter or circumstance provided that where the Purchaser fails to provide such notice within the 60-day period, the Purchaser shall not be prevented from making such a Claim (and shall not relieve the Seller of any liability that it may have to the Purchaser), except if and to the extent such failure has increased the liability of the Seller pursuant to such Claim.

6.
Reduction in Consideration

Any payment made by the Seller in respect of a Claim shall, to the maximum extent possible, be deemed to be a reduction in the Consideration.

7.
Duty to mitigate

The Purchaser shall take all steps reasonably necessary to mitigate any loss or damage incurred by it as a result of any fact, matter or circumstance giving rise to a Warranty Claim.

8.
Recovery from third parties

If:

(a)
the Seller makes a payment in respect of a Claim (the Damages Payment);
(b)
at any time after the making of such payment, the Purchaser or any other member of the Purchaser’s Group receives or recovers any sum (whether by payment, discount, credit, relief or otherwise) other than from the Seller which would not have been received but for the fact, matter or circumstance giving rise to that Claim (the Third Party Sum);
(c)
the receipt of the Third Party Sum was not taken into account in calculating the Damages Payment; and
(d)
the aggregate of the Third Party Sum (together with any previous Third Party Sums relating to the fact, matter or circumstance giving rise to that Claim) and the Damages Payment exceeds the amount required to compensate the Purchaser in full for the loss or liability which gave rise to the Claim in question (such excess being the Excess Recovery), the Purchaser shall, promptly following receipt of the Third Party Sum by it or the relevant member of the Purchaser’s Group, repay to the Seller an amount equal to the lower of:

(i)
the Excess Recovery; and
(ii)
the Damages Payment after deducting all costs incurred by the Purchaser or the relevant member of the Purchaser’s Group in recovering the Third Party Sum and any Tax payable on the receipt of the Third Party Sum, in each case less any amounts previously repaid to the Seller pursuant to this paragraph in relation to the fact, matter or circumstance giving rise to that Claim.

9.
Insurance

Without prejudice to the Purchaser's duty to mitigate any loss in respect of any Claim (other than a Specific Indemnity Claim) under this agreement if in respect of any matter which would otherwise give rise to a Claim, it is entitled to claim under any policy of insurance, the amount of insurance monies to which the Purchaser is entitled shall reduce pro tanto or extinguish that Claim.

10.
Set-off
10.1.
Without prejudice to any right of set-off or deduction specifically provided to the Purchaser pursuant to this agreement, and subject to paragraph 10.2 below, the Purchaser waives any and all rights of set-off, counterclaim, deduction or retention against or in respect of any of its payment obligations under this agreement or any other Transaction Documents which it might otherwise have by virtue of any Claim.
10.2.
The Purchaser may set off each of the following against or in respect of any of the Purchaser’s payment obligations under this agreement or any other Transaction Document: (i) any amount due to it in respect of any Claim which has been Finally Determined; and (ii) any costs and/or expenses for which any member of the Seller’s Group is liable pursuant to clauses 17 and/or 18.
11.
Contingent liabilities

If any Claim (other than a Tax Covenant Claim or a Specific Indemnity Claim) is based upon a liability which is contingent only, the Seller shall not have any obligation to make a payment in respect thereof unless (and until) such contingent liability gives rise to an obligation to make a payment and unless such obligation to make a payment arises within one year after the applicable date set out in paragraph 4(a) to (e), as applicable.

12.
No double recovery

The Purchaser agrees that it shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of the same loss. For this purpose, recovery by any member of the Purchaser’s Group shall be deemed to be recovery by the Purchaser.

13.
Remedy of breaches

If the fact, matter or circumstance giving rise to a Claim is capable of remedy, the Seller shall have no liability in respect of that Claim unless the relevant fact, matter or circumstance is not remedied within 20 Business Days after the date on which the Seller is given notice as contemplated by paragraph 5 of this Schedule 5 in relation to that fact, matter or circumstance. The Purchaser shall procure that the Seller is given the opportunity in that 20 Business Day period to remedy the relevant fact, matter or circumstance and shall, without prejudice to paragraph 7 of this Schedule, provide all reasonable assistance to the Seller to remedy the relevant fact, matter or circumstance.

14.
Effect of fraud

Nothing in this Schedule 5 or Schedule 6 shall exclude or limit any liability for (or remedy in respect of) fraud or fraudulent misrepresentation.

Schedule 6

Tax Covenant

1.
Covenant
1.1.
The Seller covenants with the Purchaser, subject to the following provisions of this Schedule, to pay to the Purchaser an amount equal to:
(a)
any Actual Tax Liability of any Target Group Company which arises:
(i)
as a result of any Event or Events occurring on or before Completion; or
(ii)
in respect of any profits earned on or before Completion;
(b)
any Deemed Tax Liability;
(c)
any Actual Tax Liability of any Target Group Company which does not arise directly or primarily in consequence of or by reference to anything done by any Target Group Company and either:
(i)
arises as a result of any failure by any Relevant Person to discharge a liability that it has to pay, account for or discharge any Tax; or
(ii)
arises directly or primarily in consequence of or by reference to anything done by a Relevant Person,

and in each case would not have arisen but for: (A) the relationship, on or at any time before Completion, of a Target Group Company with, or (B) the acquisition of any asset by a Target Group Company from, that Relevant Person, and for the purposes of this paragraph 1.1(c) Relevant Person means a member of the Seller’s Group; and

(d)
any costs or expenses reasonably and properly incurred by the Purchaser or a Target Group Company in connection with:
(i)
any Tax Liability referred to in this paragraph 1.1 (including such costs or expenses so incurred in taking any action to avoid, eliminate, resist or settle any such item); or
(ii)
successfully taking any action under this Schedule.
1.2.
For the purposes of this Schedule (other than paragraph 3), all rights and liabilities of the parties deriving from the application of any Tax to any Target Group Company shall be calculated on the assumption (if not actually the case) that the date of Completion is the end of a Tax Period of the relevant Target Group Company for the purposes of the Tax in question.
2.
Exclusions
2.1.
The covenants contained in paragraph 1 shall not apply to a Tax Liability and there shall be no claim under the Tax Warranties in respect of that Tax Liability if and only to the extent that:
(a)
provision or reserve in respect of the Tax Liability has been made (including where the Tax Liability has been reflected in a provision or reserve not specifically referable to Tax) in the Completion Balance Sheet; or
(b)
the Tax Liability is a liability that was paid or discharged before Completion and such payment or discharge was reflected in the Completion Balance Sheet; or

(c)
the Tax Liability would not have arisen but for a Relevant Change of Law or a Relevant Accounting Change; or
(d)
the Tax Liability would not have arisen but for a Relevant Voluntary Act; or
(e)
the Tax Liability has been made good without cost to any member of the Purchaser's Group or any Target Group Company; or
(f)
the Tax Liability would not have arisen but for a failure by the Purchaser to comply with any of its obligations under this Schedule; or
(g)
the Tax Liability arises as a result of the failure or omission of a Target Group Company to make any valid claim, election, surrender or disclaimer, to give any valid notice or consent or to do any other thing under any enactment or regulation relating to Tax after Completion where the making, giving or doing of that claim, election, surrender, disclaimer, notice, consent or other thing was taken into account in computing the provisions for Tax in the Completion Balance Sheet and notified to the Purchaser in writing with specific reference to this paragraph 2.1(g).
2.2.
The covenants contained in paragraph 1 shall not apply to any cost or expense within paragraph 1.1(d) if and to the extent that, as a result of the exclusions contained in this paragraph 2, those covenants do not apply to the Tax Liability to which that cost or expense relates.
3.
Limitations
3.1.
Paragraphs 3(a), 3(c) and 4(b) of Schedule 5 to this agreement shall apply to limit the liability of the Seller under this Schedule.
4.
Payment
4.1.
Subject to paragraph 4.2, the Seller shall make any payment under paragraph 1: (i) within ten Business Days after the date on which written demand of the amount due is received by the Seller from the Purchaser; or (ii) if later:
(a)
subject to paragraph 4.1(b), if the payment relates to an Actual Tax Liability which has not at the date of that demand become due, on the date five Business Days before the date on which payment is due in respect of that Actual Tax Liability;
(b)
if the payment relates to an Actual Tax Liability which is the subject of a Disputed Tax Claim and the date on which payment of that Actual Tax Liability is required by law has been postponed following an application to the relevant Tax Authority, court or tribunal, five Business Days before the date on which payment in respect of that Actual Tax Liability becomes required by law after that postponement, provided always that
(i)
if any action to be taken for the purposes of resisting, appealing, disputing, compromising or defending that Disputed Tax Claim (including any such action to be taken at the request or direction of the Seller in accordance with any provision of this Schedule) cannot be taken prior to the Tax that is the subject matter of the Disputed Tax Claim, or a payment on account of that Tax, being paid, then the Seller shall pay to the Purchaser an amount equal to that amount of Tax (a Disputed Tax Payment) within five Business Days after receipt by the Seller of written notice from the Purchaser specifying that amount and including evidence reasonably satisfactory to the Seller that the action to be taken for the purposes of resisting, appealing, disputing, compromising or defending that Disputed Tax Claim cannot be taken prior to the Tax that is the subject matter of the Disputed Tax Claim, or a payment on account of that Tax, being paid; and

(ii)
if the Seller makes a Disputed Tax Payment, and the Disputed Tax Claim is settled or compromised for a lesser sum than the amount of the Disputed Tax Payment, then the difference between the Disputed Tax Payment and the amount for which the Disputed Tax Claim is settled or compromised shall be repaid to the Seller within five Business Days after, as applicable: (i) the receipt of a repayment in respect thereof by a Target Group Company or any member of the Purchaser's Group from the relevant Tax Authority; or (ii) if such a repayment is set off against any other amount payable to the relevant Tax Authority, the date upon which that other amount would otherwise have been due for payment;
(c)
if the payment relates to a Deemed Tax Liability that is the use or set off of any Purchaser's Relief in circumstances where an Actual Tax Liability would otherwise have arisen, on the date two Business Days before the date on which that Actual Tax Liability would have been due but for the use or set-off of the relevant Purchaser's Relief; and
(d)
if the payment relates to the unavailability, loss, reduction or cancellation of a right to a repayment of Tax falling within paragraph (a) of the definition of Deemed Tax Liability, the date on which the repayment would have been made had it not been for that unavailability, loss, reduction or cancellation.
4.2.
If this Schedule provides for any cost or expense to be borne by one party (including where any action is provided to be taken "at the expense of" that party) (Party A), and that cost or expense is incurred or suffered by:
(a)
the other party (Party B); or
(b)
where Party B is the Purchaser, by a Target Group Company,

then Party A shall pay to Party B an amount equal to the cost or expense in question (including an amount equal to any VAT thereon which Party B certifies, acting reasonably and in good faith, is not otherwise recoverable by the person incurring that cost or expense or the representative member of any VAT group to which that person belongs) within five Business Days after the date on which written demand for that amount is received by Party A from Party B.

5.
Double recovery
5.1.
No party to this agreement shall be entitled to recover damages or obtain recovery, payment or reimbursement under this Schedule to the extent that such party has already obtained (and retained) recovery, payment or reimbursement in respect of the same matter under this agreement.
5.2.
If and to the extent that a Relief has been taken into account in reducing the amount of, or any payment in respect of any breach of the Tax Warranties, that Relief or (as applicable) the relevant part of it being a Previously Counted Relief, then that Previously Counted Relief cannot be taken into account a further time in any way in reducing the liability of the Seller under this Schedule or the agreement.
6.
Interpretation
6.1.
In this Schedule and for the purposes of clauses 17 and 18, the following words and expressions shall have the following meanings:

Accounts Relief means any Relief (other than a right to a repayment of Tax) which:

(a)
has been taken into account in computing (and so reducing) any provision for deferred tax which appears in the Completion Balance Sheet or in eliminating such a provision that would otherwise have appeared; or

(b)
has been taken into account in the Completion Balance Sheet as an asset;

Actual Tax Liability means a liability to make a payment of Tax;

Deemed Tax Liability means:

(a)
the use or set off of any Purchaser's Relief in circumstances where, but for that use or set off, an Actual Tax Liability would have arisen in respect of which the Seller would have been liable under paragraph 1, disregarding the financial limitations in paragraph 3 of Schedule 5, in which case the amount of the Deemed Tax Liability shall be the amount of the Actual Tax Liability in respect of which the Seller would have been liable under paragraph 1 but for such use or set off; and
(b)
the amount of any repayment of Tax to a Target Group Company to the extent that the right to that repayment has been taken into account in the Completion Balance Sheet as an asset but is unavailable, lost, reduced or cancelled;

Disputed Tax Claim means any Tax Claim which is resisted, appealed, disputed, compromised or defended by a Target Group Company;

Event means any transaction, event, circumstance, expiry of any time period, act or omission (or any transaction, event, circumstance, expiry of any time period, act or omission deemed to occur for Tax purposes), and references to an Event or Events occurring on or before Completion shall include an Event or Events deemed for Tax purposes to occur on or before Completion;

Purchaser's Group means the Purchaser and those companies (other than the Target Group Companies) which may be treated for relevant Tax purposes as being, or as having at any time been, either a member of the same group of companies as the Purchaser or otherwise associated with the Purchaser;

Purchaser's Relief means:

(a)
a Relief arising to a Target Group Company:
(i)
as a result of an Event or Events occurring (or deemed to occur) after Completion; or
(ii)
in respect of a period beginning on or after Completion (other than a Relief arising as a result of an Event or Events which took place wholly before Completion and that is or are reflected in the Completion Balance Sheet);
(b)
an Accounts Relief;
(c)
a Relief arising to any member of the Purchaser's Group at any time; or
(d)
a repayment of Tax which is taken into account in the Completion Balance Sheet;

Relevant Accounting Change means any change after Completion of the date to which any of the Target Group Companies makes up its accounts, or in the bases, methods or policies of accounting of the Purchaser or any of the Target Group Companies other than a change which is necessary in order to correct a failure before Completion to comply with accounting standards with which the relevant Target Group Company was required to comply;

Relevant Change of Law means a change in legislation announced after Completion, or a change in the interpretation of legislation on the basis of case law made after Completion (whether relating to Tax, the rate of Tax or otherwise) or any amendment to or the withdrawal of any practice previously published by a Tax Authority, in either case occurring after Completion, whether or not that change, amendment or withdrawal purports to be effective retrospectively in whole or in part;

Relevant Voluntary Act means a voluntary act or omission carried out or effected by the Purchaser or any member of the Purchaser's Group or any Target Group Company after Completion which the relevant member of the Purchaser’s Group knew, or ought to have known, would have given rise to liability in question, excluding any act or omission which:

(a)
is in the ordinary course of business as carried on by the relevant Target Group Company at Completion; or
(b)
is required in order to comply with a legal commitment of the relevant Target Group Company that existed on or before Completion;
(c)
is made at the prior written request of the Seller (including pursuant to its rights under this Schedule); or
(d)
is imposed on a Target Group Company by any legislation (including applicable GAAP) whether coming into force before, on or after Completion or for the purpose of avoiding or mitigating a penalty imposable by such legislation at Completion;

Seller's Group means the Seller and those companies (other than the Target Group Companies) which may be treated for relevant Tax purposes as being, or as having at any time been, either a member of the same group of companies as the Seller or otherwise associated with the Seller;

Tax Claim means:

(a)
any notice, enquiry, demand, assessment, determination, letter or other document issued, or other action taken, by or on behalf of a Tax Authority, from which it appears that the Purchaser or a Target Group Company may incur a liability or increased liability to Tax, or may suffer the unavailability, loss, reduction or cancellation of a Relief; or
(b)
any return, amended return, computation or any other documents required for the purposes of Tax;

Tax Liability means an Actual Tax Liability or a Deemed Tax Liability;

Tax Period means, in relation to any Tax, a period in respect of which a return or a payment to a Tax Authority is required to be made in relation to a Target Group Company;

6.2.
In this Schedule, any reference to:

profits includes income, profits or gains of any description and from any source;

profits earned includes profits earned, accrued or received (or treated as, or deemed to be, earned, accrued or received for Tax purposes);

profits earned on, after or before a certain date or in respect of a certain period includes profits treated as, or deemed to be, earned on, after or before that date or in respect of that period for Tax purposes;

the date on which an Actual Tax Liability is due refers to the last date on which the relevant payment can be made without any liability for interest or penalties for late payment arising in respect of it;

a repayment of Tax includes any repayment supplement or interest in respect of it; and

6.3.
General words used in this Schedule shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.
6.4.
Any stamp duty chargeable on any document (or in the case of a document that is outside the UK, any stamp duty that would be chargeable on the document if it were brought into the UK) that is necessary to establish the title of any Target Group Company to any asset, and any interest, fine or penalty relating to that stamp duty, shall be deemed to be an Actual Tax Liability of that Target Group Company which arises as a result of an Event occurring on the last date on which that stamp duty can be paid without any liability for interest or penalties for late payment arising in respect of it.
6.5.
In this Schedule, unless the contrary intention appears:
(a)
a reference to a paragraph is a reference to a paragraph of this Schedule; and
(b)
a reference, express or implied, to an enactment (which includes any legislation in any jurisdiction) includes:
(i)
that enactment as amended, extended or applied by or under any other enactment (before, on or after the date of this Schedule);
(ii)
any enactment which that enactment re-enacts (with or without modification); and
(iii)
any subordinate legislation (including regulations) made (before, on or after the date of this Schedule) under that enactment, including (where applicable) that enactment as amended, extended or applied as described in subparagraph (i), or under any enactment which it re-enacts as described in subparagraph (ii).

Schedule 7

Completion obligations

Part 1

Seller’s obligations

At Completion, the Seller shall:

(a)
deliver to the Purchaser or the Purchaser’s Lawyers:
(i)
a duly executed stock transfer form in favour of the Purchaser or its nominee(s) of all the Sale Shares;
(ii)
the original share certificate(s) representing the Sale Shares (or an express indemnity in a customary form that is satisfactory to the Purchaser acting reasonably and in good faith), and not a replacement certificate, in the case of any found to be missing;
(iii)
a letter (in a customary form that is satisfactory to the Purchaser acting reasonably and in good faith) from the Seller confirming that the Seller has ceased to be a registrable relevant legal entity (within the meaning of section 790C of the Companies Act 2006);
(iv)
resignation letters (in a customary form that is satisfactory to the Purchaser acting reasonably and in good faith) effective on Completion of each Outgoing Director as a director of the Company;
(v)
an irrevocable power of attorney (in a customary form that is satisfactory to the Purchaser acting reasonably and in good faith), executed by the Seller in favour of the Purchaser to enable the Purchaser (with effect from Completion and pending registration of the relevant transfers) to exercise all voting and other rights attaching to the Sale Shares and to appoint proxies for this purpose;
(vi)
the Completion Disclosure Letter duly executed by the Seller; and
(vii)
a certificate signed by a director or executive officer of the Seller in the form attached hereto at Appendix 2 certifying that the Seller has, at all times prior to Completion (save for any breaches of clause 7.1 cured in accordance with the relevant period set out in clause 7.4) complied in all material respects with its obligations pursuant to clause 7.1 of the Agreement and that the Seller’s Fundamental Warranties are true and accurate in all respects as at the Completion Date;
(b)
pay or procure that payment is made to the Purchaser of a sum equal to the amount of the Estimated Intra-Group Receivables (if any) in accordance with clauses 12.1 and 24;
(c)
use all rights available to it to procure the passing of a board resolution of the Company approving the registration of the stock transfer form referred to in paragraph (a)(i) of this Part 1 of this Schedule 7 subject only to it being duly stamped; and
(d)
use all rights available to it to procure the passing of a board resolution of the Company accepting the resignations referred to in paragraph (a)(iv) of this Part 1 of this Schedule 7 and appointing such persons (within the maximum number permitted by the articles of association of the Company) as the Purchaser may nominate as directors and secretary (to the extent such nomination is given by the Purchaser no later than three Business Days prior to Completion).

Part 2

Purchaser’s obligations

At Completion, the Purchaser shall:

(a)
make a payment (or procure payment) in accordance with clause 3.1 and 24 to the Seller of an amount equal to the Estimated Consideration;
(b)
pay or procure that payment is made to the Seller of a sum equal to the amount of the Estimated Intra-Group Payables (if any) in accordance with clauses 12.1 and 24; and
(c)
deliver to the Seller or the Seller’s Lawyers the Completion Disclosure Letter duly executed by the Purchaser.

Schedule 8

Completion Balance Sheet, Completion Statement and EBITDA Statement

Part 1

[***]

Schedule 9

Independent Accountants

1.
Where any Outstanding Disputed Items fall to be referred in accordance with subparagraph 3.1(b) of Part 1 of Schedule 8 to Independent Accountants for determination, the Independent Accountants shall be:
(a)
such firm of chartered accountants of international repute as the Seller and the Purchaser may agree in writing within five Business Days after the expiry of the period allowed by subparagraph 3.1(b) of Part 1 of Schedule 8 for the Seller and the Purchaser to reach agreement over the relevant Outstanding Disputed Items; or
(b)
failing such agreement:
(i)
the Seller and the Purchaser shall jointly apply within 10 Business Days after the expiry of the period allowed by subparagraph 3.1(b) of Part 1 of this Schedule 9 to the President’s Nomination Scheme of the ICAEW for instruction; or
(ii)
where the Seller or the Purchaser refuses to make a joint application, the Seller or the Purchaser may apply to the President’s Nomination Scheme of the ICAEW following the grant of an order by a court of competent jurisdiction for such nomination to be made by the ICAEW, in either of which cases the Independent Accountants shall be nominated for this purpose by the President of the ICAEW for the time being.

2.
The Seller and the Purchaser shall each agree to joint terms of engagement with the Independent Accountants as soon as reasonably practicable and shall not unreasonably withhold or delay their consent to such terms if they are reasonable and consistent with the provisions of this agreement.
3.
Except to the extent that the Seller and the Purchaser agree otherwise, the Independent Accountants shall act on the basis of the following principles.
(a)
The Independent Accountants shall act as experts and not as arbitrators.
(b)
The Outstanding Disputed Items shall be notified to the Independent Accountants in writing by the Seller and/or the Purchaser within 10 Business Days of the Independent Accountants’ appointment.
(c)
In resolving any Outstanding Disputed Item, the Independent Accountants:
(i)
shall only consider the items or amounts that remain unresolved between the Seller and the Purchaser; and
(ii)
may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party.
(d)
The Independent Accountants’ determination must be based solely on the definitions and other applicable provisions of this agreement or correcting mathematical errors.
(e)
The terms of reference of the Independent Accountants shall be as set out in this Schedule 9.
(f)
Except as set out in this Schedule 9, the Independent Accountants shall decide the procedure to be followed in their determination.

(g)
The procedure followed by the Independent Accountants shall give the parties a reasonable opportunity to make written representations to the Independent Accountants and the Independent Accountants shall make available to each party the other party's written representations promptly once all such representations have been received by the Independent Accountants.
(h)
Following delivery of their respective written representations in accordance with the procedure followed by the Independent Accountants, the parties shall each have the opportunity to comment once only on the other party’s written representations by written comment delivered to the Independent Accountants not later than 10 Business Days after receipt of the other party’s written representations and, after such period, neither the Seller nor the Purchaser shall be entitled to make further statements, representations or submissions except insofar as the Independent Accountants so request (in which case it shall, on each occasion, give the other party (unless otherwise directed) 10 Business Days to respond to any statements, representations or submission so made).
(i)
The Independent Accountants shall make their determination as soon as is reasonably practicable.
(j)
The determination by the Independent Accountants shall be made available to the parties in writing and, unless otherwise agreed by the parties, shall include reasons for the determination.
(k)
The determination by the Independent Accountants shall, in the absence of manifest error (when the relevant part of their determination shall be void and the matter shall be remitted to the Independent Accountants for correction), be final and binding on the parties.
(l)
The costs of the determination, including the fees and expenses incurred by the Independent Accountants, shall be borne in such proportions as the Independent Accountants determine, or, in the absence of such determination equally as between the Seller on the one hand and the Purchaser on the other hand.

Schedule 10

[***] SPA

[***]

Schedule 11

RM2 provisions

[***]

EXHIBIT A
LOAN NOTE INSTRUMENT

DATED […..]

UNSECURED LOAN NOTE INSTRUMENT

FOR €______

RELATING TO LANTHEUS RADIOPHARMACEUTICALS UK LIMITED

THIS UNSECURED LOAN NOTE INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) LANTHEUS SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO LANTHEUS THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

THIS LOAN NOTE INSTRUMENT (the “Loan Note Instrument” or this “Deed”) is made as a deed poll on _____________ by:

LANTHEUS RADIOPHARMACEUTICALS UK LIMITED, a private limited liability company incorporated under the laws of England with registered number 16107946 and whose registered office is at Ashcombe Court, Woolsack Way, Godalming, Surrey, United Kingdom, GU7 1LQ (“Lantheus”).

IT IS AGREED as follows:

1.
Definitions and Interpretations
1.1.
The following words, expressions and abbreviations apply in this Deed:

“Note” has the meaning set out in Clause 6.

“Principal Amount” has the meaning set out in Clause 2.“Register” the register-of Notes and Seller to be maintained by Lantheus pursuant to Clause 9.

“Right” has the meaning set out in Clause 11.3.

“Sale and Purchase Agreement” means the sale and purchase agreement between Lantheus, the Purchaser’s Guarantor, the Seller and the Seller’s Guarantor (each as defined therein) dated 12 January 2025 (as amended and/or amended and restated from time to time).

1.2.
Capitalised terms used but not defined herein shall have the meanings ascribed to them in the Sale and Purchase Agreement.
2.
Instrument

Lantheus promises to pay to the Seller the principal sum of €[●] (the “Principal Amount”), in the manner provided herein and in the Notes.

3.
Maturity Date
3.1.
All amounts outstanding and unpaid under this Loan Note Instrument shall be due and payable without further action on the part of the Seller one (1) year from and including the date first written above to the Seller, such payment to be made at the relevant time by Lantheus to the Seller's account.
3.2.
The Seller shall have the optional right at any time to serve notice on Lantheus requiring payment of any and all amounts outstanding and unpaid under the Loan Note Instrument (in which case payment shall be required within five Business Days following the date of the notice), provided that no notice shall be served on Lantheus until the date falling six (6) months from and including the date first written above.

4.
Status

The Notes shall constitute a direct obligation of Lantheus and shall rank pari passu in all respects without any discrimination or preference among all other Notes, with all other unsecured and unsubordinated obligations of Lantheus, except to the extent provided by law, as unsecured obligations of Lantheus.

5.
Interest

The Notes shall accrue no interest.

6.
Note
6.1.
Lantheus shall issue to the Seller, and the Seller shall be entitled to a promissory note in respect of this Loan Note Instrument in the form or substantially in the form set out in Annex 1 (the “Note”).
6.2.
Upon receipt by Lantheus of evidence satisfactory to it of the loss, theft, destruction or mutilation of the Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of unsecured indemnity satisfactory to it, and upon reimbursement to Lantheus of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, Lantheus will make and deliver in lieu of such Note a new Note of like tenor and unpaid Principal Amount and dated as of the original date of the Note. An entry to the issue of the new Note and indemnity (if any) shall be made forthwith in the Register.
6.3.
The Seller (in its capacity as such) shall earn no interest under this Loan Note Instrument.
7.
Title
7.1.
Lantheus will recognise only the Seller as legal and beneficial owner of the Note.
8.
Assignment
8.1.
The Seller may not assign or transfer its rights and obligations under this Loan Note Instrument or the Note.
9.
Register of Loan Notes
9.1.
A register of the Notes will be kept by Lantheus at its registered office and there shall be entered in such register:
9.1.1.
the name and address of the Seller for the time being;
9.1.2.
the Principal Amount and issue date of the Note held by the Seller;
9.1.3.
the date at which the name of the Seller is entered in respect of the Note standing in his name; and
9.1.4.
particulars of repayment, transfer and other changes of ownership of the Note.
9.2.
Any change of name or address on the part of the Seller shall be notified to Lantheus as soon as reasonably practicable and the Register shall be altered accordingly.
9.3.
The Seller and any person authorised in writing by any such persons shall be at liberty at all reasonable times during office hours to inspect the register and take copies of and extracts from the register or any part thereof.

10.
Payments
10.1.
All payments by Lantheus under this Deed and/or the Note shall be made in full without any deduction or withholding on account of Tax, save for any such deduction or withholding which is required by law.
11.
Amendments and Waivers
11.1.
No amendment of this Loan Note Instrument will be effective unless it is in writing by supplemental deed poll executed by Lantheus with the written consent of the Seller.
11.2.
Any waiver of any right, power or remedy under this Loan Note Instrument must be in writing and may be given subject to any conditions thought fit by the grantor. No such waiver will take effect if the person seeking the waiver has failed to disclose to the grantor every material fact or circumstance which (so far as the person seeking the waiver is aware) has a bearing on its subject matter. Unless otherwise expressly stated, any such waiver will not be deemed to be a waiver of any subsequent breach and will be effective only for the purpose for which it is given.
11.3.
No failure of Lantheus or the Seller to exercise, nor delay in exercising, any right, power or remedy in connection with this Loan Note Instrument (“Right”) will operate as a waiver of that Right, nor will any single or partial exercise of any Right preclude any other or further exercise of that Right or the exercise of any other Right.
12.
Notices
12.1.
Any notice or other communication to be given under this Loan Note Instrument must be in writing and must be delivered or sent by courier or by e-mail to the party to whom it is to be given at its address or e-mail address appearing in this agreement as follows:
12.1.1.
to the Seller at:

Oxford Parks, Building 2
203 Oxford Road
Dunkeld, Gauteng
2196, South Africa

marked for the attention of Group Head of Legal; or
e-mail address: [***]
with a copy (which shall not constitute notice) to:

Allen Overy Shearman Sterling LLP
One Bishops Square
London E1 6AD
UK

marked for the attention of Matthew Appleton; or
e-mail address: matthew.appleton@aoshearman.com

12.1.2.
to Lantheus at:

Lantheus Medical Imaging, Inc.
201 Burlington Road
South Building
Bedford, MA 01730
USA

marked for the attention of Daniel M. Niedzwiecki, General Counsel
e-mail address: [***]
with a copy (which shall not constitute notice) to:

Covington & Burling LLP
The New York Times Building
620 8th Avenue
New York
NY 10018
United States

marked for the attention of Jack Bodner; or
e-mail address: jbodner@cov.com

and

Covington & Burling LLP
22 Bishopsgate
London
EC2N 4BQ
United Kingdom

marked for the attention of Gregor Frizzell; or
e-mail address: gfrizzell@cov.com,

or at any such other address (or e-mail address) of which it shall have given notice for this purpose to the other party under this Clause 12.

12.2.
Any notice or other communication shall be deemed to have been given:
12.2.1.
if delivered or sent by courier, on the date of delivery to the relevant address; or
12.2.2.
if sent by email, upon the generation of a receipt notice by the recipient’s server or, if such notice is not so generated, upon delivery to the recipient’s server,

but if the notice or other communication would otherwise be taken to be received after 5.00 pm or on a Saturday, Sunday or public holiday in the place of receipt then the notice or communication is taken to be received at 9.00am (local time at the place of receipt) on the next day which is not a Saturday, Sunday or public holiday.

12.3.
In proving the giving of a notice or other communication, it shall be sufficient to prove that delivery was made or that the email was properly addressed and transmitted by the sender’s server into the network and there was no apparent error in the operation of the sender’s email system, as the case may be.
12.4.
This Clause 12 shall not apply in relation to the service of any claim form, notice, order, judgment or other document relating to or in connection with any proceedings, suit or action arising out of or in connection with this agreement.
13.
Severability

If any provision of this Loan Note Instrument is held to be illegal, invalid or unenforceable, in whole or in part, under any Law, such provision will to that extent be deemed not to form part of this Loan Note Instrument but the legality, validity and enforceability of the remainder of this Loan Note Instrument will not be affected.

14.
Enforcement
14.1.
The Seller shall be entitled to enforce the terms of this Loan Note Instrument against Lantheus.
15.
Governing Law
15.1.
This Loan Note Instrument, the Note and any non-contractual obligations arising out of or in connection with it shall be governed by English law.
16.
Jurisdiction
16.1.
Clause 32 (Jurisdiction) of the Sale and Purchase Agreement is hereby incorporated by reference, mutatis mutandis, as if fully set forth herein.
17.
No Listing
17.1.
This Loan Note Instrument and the Note shall not be capable of being dealt on any stock exchange and no application shall be made to any stock exchange for permission to deal in, or for the listing or quotation of, this Loan Note Instrument.

[Signature page follows]

SIGNATURE PAGE TO THE LOAN NOTE INSTRUMENT

Executed and delivered as a Deed by LANTHEUS RADIOPHARMACEUTICALS UK LIMITED by Daniel Niedzwiecki, sole director	Signature

Witness signature:	……………………………………………………
Witness name:	……………………………………………………
Witness address:	……………………………………………………
Witness occupation:	……………………………………………………

Annex 1

Promissory Note

Principal Amount of €[●]

Lantheus Radiopharmaceuticals UK Limited

(“Lantheus”)

UNSECURED PROMISSORY NOTE

(the “Note”)

Note in respect of €[●] in principal amount

THIS IS TO CERTIFY THAT [name] of [address] is/are the registered holder(s) of the principal amount stated at the top of this Note, which Note was constituted by an instrument entered into by Lantheus on [_____] (the “Instrument”) and are issued with the benefit of and subject to the provisions contained in the Instrument. The registered holder may not assign or transfer this Note, nor any its rights and obligations arising hereunder.

The Note shall not be capable of being dealt in on any stock exchange in the United Kingdom or elsewhere and no application has or will be made to any stock exchange for permission to deal in or for an official or other quotation for the Note.

DATED: [_____]

EXECUTED as a DEED by LANTHEUS RADIOPHARMACEUTICALS UK LIMITED

acting by [two duly authorised representatives]

By:	………………………………	By:	………………………………
Name:	………………………………	Name:	………………………………
Title:	………………………………	Title:	………………………………

Appendix 1

Licence and Commercial Agreement(s) for opted-in Licensed Products – Term Sheet

Non-Binding Term Sheet between Licensor and Life Healthcare Group Holdings Limited

The following table sets forth the principal terms of a proposed transaction between Life Healthcare Group Holdings Limited (LHG) and Lantheus Radiopharmaceuticals UK Limited (Licensor, each a Party, and collectively, the Parties), pursuant to which Licensor would grant to LHG the right to opt into an exclusive licence in the LHG Territory (defined below) to Licensor’s intellectual property and technologies relating to the applicable Licensed Product(s) (defined below).

Any agreement that the Parties may reach regarding the matters set forth in this term sheet would be subject to the review and approval of the transaction by each Party’s management (including, in respect of the Licensor, the Purchaser) and, as required, its board of directors, the receipt of all necessary consents from all necessary third parties (e.g., upstream licensors and/or any regulatory and competition authorities) regarding the proposed transaction, and the negotiation, execution and delivery of one or more definitive agreements (the Definitive Agreement) regarding the proposed transaction. It is also understood that this term sheet is non-binding and does not describe all of the terms and conditions, including all material terms, which would be included in the Definitive Agreement. Each Party agrees to negotiate reasonably and in good faith with the intent to enter into the Definitive Agreement within sixty (60) Business Days after Completion, subject to each party’s right to invoke the “baseball arbitration” provisions of Section 7.6 of this agreement (the SPA) after such sixty (60) day period; provided that neither LHG nor Licensor would have any obligation with respect to the proposed Definitive Agreement unless and until such Definitive Agreement has been duly authorised, executed, and delivered by an authorised representative of each of LHG and Licensor. Terms that are capitalised but not defined herein shall have the definitions as set forth in this SPA.

1.	Parties	Licensor and LHG
2.	Option

Following Completion, LHG may elect to include NeuraCeq (as approved by the FDA at the time of Completion) under the scope of the licence grants set out in the Definitive Agreement in respect of one or more countries within the LHG Potential Territory (defined below) (such election, a NeuraCeq Opt-In). Following LHG’s NeuraCeq Opt-In, NeuraCeq would thereafter be deemed a Licensed Product under the Definitive Agreement in the relevant country in the LHG Territory.

Following Regulatory Approval in the U.S. of any Pipeline Milestone Product, Licensor would notify LHG of such Regulatory Approval, and LHG may elect to include such Pipeline Milestone Product under the scope of the licence grants set out in the Definitive Agreement in respect of one or more countries within the LHG Potential Territory (such election, a Pipeline Milestone Product Opt-In) (any NeuraCeq Opt-In and/or Pipeline Milestone Product Opt-In, an Opt-In). Following LHG’s Pipeline Milestone Product Opt-In, the applicable Pipeline Milestone Product would be deemed a Licensed Product under the Definitive Agreement in the relevant country in the LHG Territory.

In each case, to the extent any Licensed IP (defined below) with respect to any Licensed Product is not Controlled (to be defined in the Definitive Agreement) by Licensor (but is, rather, owned by an Affiliate of Licensor), Licensor shall procure the grant of a licence or sub-license of such Licensed IP from such Affiliate to LHG consistent with the Commercialisation Licence and the Manufacturing Licence (each defined below).

Following each Opt-In with respect to a Licensed Product in a specific country or territory within the LHG Potential Territory (with respect to such Licensed Product, each such country or territory, the LHG Territory), LHG may subsequently exercise an Opt-In for such Licensed Product in respect of one or more additional countries or territories in the LHG Potential Territory by notifying Licensor, through the JSC, of the additional countries or territories in which LHG intends to Commercialise the Licensed Product, and these additional countries or territories will be added to the scope of the LHG Territory in respect of that Licensed Product.

3.	Licence Grant

Under the Definitive Agreement, following the Opt-In with respect to a Licensed Product, Licensor would grant LHG:

(b) an exclusive (subject to paragraph 12 below), sublicensable (in accordance with paragraph 19 below) licence under the Licensed IP to (i) develop such Licensed Product in the Field (defined below) in the LHG Territory in accordance with a Development Plan (defined below) solely for the purposes of obtaining and maintaining regulatory approval in the LHG Territory (Develop) and (ii) commercialise (including promote, distribute, market, sell and use (or conduct any of those activities with respect to)) (Commercialise) such Licensed Product in the Field in the LHG Territory (the Commercialisation Licence); and

(c) an exclusive (subject to paragraph 12 below), sublicensable (in accordance with paragraph 19 below) licence under the Licensed IP to manufacture (solely for the purposes of Commercialising in the LHG Territory) (Manufacture) such Licensed Product in the Field in the LHG Territory (the Manufacturing Licence).

The Exploitation means the Development, Commercialisation and Manufacture (each as defined above) of the applicable Licensed Product(s) in the Field in the LHG Territory.

Each Party acknowledges that it is anticipated that the most significant value ascribed to the Licensed Products will be derived from exploitation of the Licensed Products in the Licensor Territory, and that each Party mutually benefits under the SPA from successful exploitation of Licensed Products in the Licensor Territory.

Therefore, each of the Parties agrees that the Definitive Agreement is intended to ensure that: (i) the Exploitation activities in the LHG Territory would not adversely affect the exploitation activities or the Licensed Products in the Licensor Territory; and (ii) LHG is able to maximise the commercial opportunity for the applicable Licensed Products in the applicable countries in the LHG Territory, if it exercises any Opt-In for such Licensed Products in such countries, provided this does not conflict with and is not inconsistent with (i).

Without limiting the foregoing, the scope and terms of the Commercialisation Licence and the Manufacturing Licence would be consistent with the terms of any upstream agreements with or consents of third parties with respect to the Licensed Products and Licensed IP and would include terms that enable Licensor to comply with its obligations under such upstream agreements or consents.

4.	Licensed Products

NeuraCeq (as described above), as well as any Pipeline Milestone Product that has received Regulatory Approval in the U.S., in each case, for which LHG has Opted In (from or after the date of such Regulatory Approval).

Any Licensed Product in respect of which Licensor (or any Affiliate of Licensor) has an upstream payment obligation to a third party is a Pass-Through Licensed Product.

5.	Licensed IP	The Licensed Trade Marks, Licensed Patents and Licensed Know How (each defined below) and any Improvements (to be defined in the Definitive Agreement) to the foregoing.
6.	Licensed Know How

With respect to a Licensed Product, any know-how, data and information (including regulatory documentation) Controlled by: (a) the Target Group as of the effective date of the Definitive Agreement (the Effective Date) or (b) Licensor or its Affiliates during the term of the Definitive Agreement that is generated by Licensor or its Affiliates in the Development of such Licensed Product in the Field in the Licensor Territory, in each case (a) and (b), that is reasonably necessary for the Exploitation of such Licensed Product in the LHG Territory.

7.	Licensed Patents

(d) The patents and patent applications listed below in this paragraph 7 that are Controlled by the Target Group as of the Effective Date; and

(e) With respect to a Licensed Product, all patents and patent applications in the LHG Territory Controlled by the Licensor or any of its Affiliates and filed by or on behalf of Licensor or any of its Affiliates after the Effective Date which claim the composition of matter of such Licensed Product, the method of use of such Licensed Product in the Field, or the method of manufacture of such Licensed Product that is the subject of the Technology Transfer.

		Patent	Country / Designated Country	Date of grant	Registration number
		[***]	[***]	[***]	[***]

		Patent Application	Country / Designated Country	Application Number	Application date
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]

8.	Licensed Trade Marks

Any registered trade marks and trade mark applications set out below in this paragraph 8; or, with respect to any Licensed Product, any other registered trade marks and trade mark applications that are Controlled by Licensor or any of its Affiliates after the Effective Date and agreed by the Parties, each acting reasonably and in good faith, for use in the Commercialisation of such Licensed Product in accordance with the Definitive Agreement.

		Trademark	Country	Application Number	Registration Number
		[***]	[***]	[***]	[***]

		Trademark Application	Country	Application Number	Registration Number
		[***]	[***]	[***]	[***]

9.	Field	The indication or indications specified in the “Indications and Usage” section of the labelling approved by the FDA in the Regulatory Approval for such Licensed Product in the U.S.
10.	LHG Potential Territory	[***]
11.	Licensor Territory	Worldwide excluding LHG Potential Territory
12.	Retained Rights

Licensor would retain all rights under the Licensed IP: (a) to perform its obligations under the Definitive Agreement and to develop the Licensed Products in the LHG Potential Territory for the purposes of commercialisation and other exploitation of the Licensed Products in the Licensor Territory; and (b) that are not expressly granted to LHG under the Definitive Agreement.

13.	Grantback Licence

LHG would grant Licensor an exclusive (including as to LHG), fully paid-up, perpetual, irrevocable and royalty-free licence, including the right to grant sublicenses (though multiple tiers), under any intellectual property and know-how, data and information (including regulatory documentation) generated, discovered or created by or on behalf of LHG or any of its Affiliates, permitted sublicensees or subcontractors (in accordance with paragraph 19 below) under or in connection with the Definitive Agreement or in respect of any Licensed Product (other than any Improvements to Licensed IP), in each case, that is reasonably necessary for Licensor to (a) develop the Licensed Products in the LHG Potential Territory for the purposes of commercialisation and other exploitation of the Licensed Products in the Licensor Territory, and (b) develop, manufacture, use and commercialise Licensed Products in the Licensor Territory.

14.	Improvements

Any Improvements to Licensed IP generated, discovered or created by or on behalf of LHG or any of its Affiliates, permitted sublicensees or subcontractors (in accordance with paragraph 19 below) by LHG will (as between LHG and Licensor) vest in and be solely owned by Licensor.

15.	Reference Rights

Following the Opt-In with respect to a Licensed Product, Licensor would grant LHG the right to cross-reference (through multiple tiers in accordance with paragraph 19 below) the regulatory filings for such Licensed Product Controlled by Licensor and its Affiliates in the Licensor Territory for the purpose of LHG’s Exploitation in the LHG Territory.

Following the Opt-In with respect to a Licensed Product, LHG would grant Licensor the right to cross-reference (through multiple tiers) and its Affiliates and sublicensees the regulatory filings for any Licensed Product Controlled by LHG and its Affiliates in the LHG Territory for the purpose of the development, manufacture, commercialisation and obtaining regulatory approval of the Licensed Products in the Licensor Territory.

16.	Diligence

Following the Opt-In with respect to a Licensed Product, in addition to any applicable diligence obligations pursuant to any upstream or other third party agreements with respect to such Licensed Product and related Licensed IP, LHG would use Commercially Reasonable Efforts (to be defined in the Definitive Agreement in a manner materially consistently with the definition thereof in the SPA) to Commercialise such Licensed Product in the Field in the LHG Territory.

17.	Upstream Payment Obligations

Following the Opt-In with respect to a Licensed Product, LHG would be responsible for any amounts payable by Licensor or Life Molecular Imaging Limited to third parties as a result of or to the extent attributable to (a) entry into the Definitive Agreement or (b) LHG’s sale or other exploitation of a Licensed Product or Licensed IP (including the grant of any sublicenses thereunder) by or on behalf of LHG or any of its Affiliates, permitted sublicensees or subcontractors (in accordance with paragraph 19 below), including any upstream royalty obligations and sublicensing fees.

18.	Royalties

Following the Opt-In with respect to a Licensed Product, LHG shall report all financial information relating to such Licensed Product to Licensor necessary to calculate upstream payment obligations (as agreed in the Definitive Agreement) on a quarterly basis. Following receipt of each such quarterly report, Licensor shall calculate the amount of royalties due and payable and shall confirm that amount (including the applicable royalty rate) to LHG in writing.

The royalty payable to Licensor shall be, in accordance with the paragraph 17 above, all amounts actually payable by Licensor or Life Molecular Imaging Limited to its relevant licensors (or other third parties) in respect of sales of the Licensed Products, in each case calculated in accordance with the terms of the agreements between Licensor or Life Molecular Imaging Limited and its relevant licensors or other third parties.

19.	Sublicensing / Subcontracting

The licence grants in paragraph 3 and rights to cross-reference in paragraph 15 would be sublicensable (and additional rights to cross-reference would only be granted) through multiple tiers only to: (a) Affiliates or subcontractors, including any service provider, distributor, manufacturer, agent or similar persons, in each case, of LHG performing Exploitation activities in the LHG Territory for and on behalf of Licensor; or (b) other qualified and capable third parties with the prior written consent of Licensor.

LHG may subcontract its activities with respect to the manufacture, distribution and commercialisation of the applicable Licensed Products in the LHG Territory in the Field.

All such permitted sublicensees and subcontractors must be on terms consistent with the applicable terms of the Definitive Agreement and LHG would be responsible for their acts and omissions.

20.	Technology Transfer

Following each Opt-In with respect to a Licensed Product, the Parties would negotiate a technical transfer plan and cooperate in good faith to enable the transfer of the manufacturing process for such Licensed Product to LHG or its designee at one manufacturing site in South Africa to enable Exploitation of such Licensed Product in the Field in the LHG Territory (the Technology Transfer).

All costs incurred by Licensor with respect to the Technology Transfer would be borne by LHG, including FTE costs of Licensor. All FTE costs would be charged at fully burdened cost + 15%.

The Parties shall, each acting reasonably and in good faith, discuss any technology transfer to additional sites in Africa at LHG’s reasonable request.

21.	Starting Materials Supply	Following the Opt-In with respect to a Licensed Product, LHG would contract directly with the manufacturers of synthesis boxes, cold kits, precursor and other specialised materials necessary to the manufacture of such Licensed Product (Starting Materials). The Parties, each acting reasonably and in good faith, would explore implementing a transitional supply of Starting Materials from Licensor to LHG pending completion of those direct contracts.

22.	Governance

Following the Opt-In with respect to the first Licensed Product and through the applicable royalty term, the Parties would establish a joint steering committee (the JSC), which would be composed of an equal number of representatives of Licensor and LHG (each of whom would have appropriate technical credentials, experience, knowledge and authority for such role), to coordinate Exploitation activities in the LHG Territory with Licensor’s activities in the Licensor Territory (where required) and serve as a decision-making forum. Within the JSC, following consultation and an escalation process, final decision-making authority would be as mutually agreed in the Definitive Agreement, subject to paragraph 23 below.

Subject to paragraph 23 below, governance and dispute resolution mechanisms would be further discussed and negotiated in the Definitive Agreement.

23.	Licensor Consent Rights

Licensor would have final decision making authority over any matters relating to intellectual property (subject to the terms of the Definitive Agreement in respect of enforcement, defence, prosecution and maintenance of intellectual property in the LHG Territory as outlined in paragraph 27), any Development Plan(s), clinical trials, regulatory submissions for approval, and publications in all markets, in each case where required to protect the Licensed Product brands in Licensor’s major markets in the Licensor Territory, which consent would not be unreasonably conditioned, delayed or withheld. For clarity and without limitation, it would be considered reasonable for Licensor to withhold any such consent with respect to any such activity that would reasonably be expected to have a non-trivial adverse effect on the development, manufacture or commercialisation of any Licensed Product in the Licensor Territory.

24.	Development

If LHG wishes to conduct any clinical trials or Development activities required to obtain or maintain Regulatory Approvals for any Licensed Products in the LHG Territory, LHG would be required to submit a plan to the JSC for review and to Licensor for approval with respect to such activities (a Development Plan) prior to conducting any such activities. LHG would only be permitted to conduct clinical trials or Development activities in the Field and in the LHG Territory, and only in accordance with a Development Plan approved by Licensor and at LHG’s sole cost.

25.	Commercialisation and Manufacturing

Subject to Licensor’s consent rights (described in paragraph 23 above) and the JSC’s review and/or approval (as applicable and as required in accordance with the Definitive Agreement), LHG would be solely responsible, directly and/or through its Affiliates, permitted sublicensees or subcontractors (in accordance with paragraph 19), at its own expense, for all Commercialisation and Manufacturing activities specifically related to the Licensed Products in connection with Exploitation in the LHG Territory.

26.	Regulatory Coordination

Subject to Licensor’s consent rights (described in paragraph 23 above), LHG would be responsible for preparing regulatory submissions, filing and registering the Licensed Product and for obtaining pricing and reimbursement for such Licensed Product in the LHG Territory. LHG would be the marketing authorisation holder for such Licensed Product in the LHG Territory and responsible for all regulatory communications with respect thereto; provided that LHG would promptly notify Licensor or the JSC of any material regulatory communications with respect to the Licensed Products in the LHG Territory, and LHG would promptly provide to Licensor copies of any material correspondence or submissions, and notice of any meetings, with Regulatory Authorities with respect to the Licensed Products in the LHG Territory.

Licensor would have the right to review and approve any regulatory submissions for approval of the Licensed Products and attend any meetings with Regulatory Authorities relating thereto.

Licensor will, at LHG’s request, cost, and expense, provide regulatory dossiers of the Licensed Products and be reasonably available to answer questions in respect thereof.

The Parties would enter into customary data exchange and pharmacovigilance agreements.

27.	Enforcement and Defence, Prosecution and Maintenance of Intellectual Property

Following the Opt-In with respect to a Licensed Product, subject to Licensor’s consent rights (described above):

(a) Licensor would have the first right (but not the obligation) to file, prosecute and maintain all patent rights included in the applicable Licensed IP in the LHG Territory, and LHG would have step in rights (at its cost and expense) with respect to any such patent rights; and

(b) LHG would have the first right (but not the obligation) to enforce and defend all patent rights included in the applicable Licensed IP in the LHG Territory (provided that Licensor will control the enforcement and defense strategy), and Licensor would have step in rights (at its cost and expense) with respect to any such patent rights.

Subject to the mutual intent expressed in paragraph 3, additional customary terms and conditions related to prosecution, maintenance, enforcement and defence of Licensed IP would be set forth in the Definitive Agreement.

28.	Term

The term of the Definitive Agreement would commence on the Effective Date and continue, on a country-by-country basis and Licensed Product-by-Licensed Product basis, until expiration of the applicable royalty term, upon which the Commercialisation Licence and Manufacturing Licence under the Definitive Agreement with respect to such Licensed Product would become non-exclusive, fully paid, perpetual and irrevocable.

29.	Termination

The Definitive Agreement would include customary termination rights, including the right for each Party to terminate for uncured material breach by or insolvency of the other Party (and, in the case of LHG, to terminate the Definitive Agreement at will on three months’ written notice to Licensor).

30.	Consequences of termination

The Definitive Agreement would include customary termination consequences, including any reversion rights, provisions addressing post-termination and exit requirements, and (where applicable and agreed between the Parties) provisions to address the transfer of any marketing authorisations and other regulatory approvals and intellectual property held by LHG in the LHG Territory to Licensor.

31.	Governing Law	England and Wales, and the English courts would have exclusive jurisdiction to settle any dispute arising out of or in connection with the Definitive Agreement.
32.	Additional Terms

The Definitive Agreement would contain such other terms and conditions, to be negotiated by the Parties, that, subject to the mutual intent expressed in paragraph 3, are reasonable and customary in transactions of this nature, including, without limitation, exclusivity, representations and warranties, confidentiality, public announcements, use of names, publications, indemnification and liability, dispute resolution and assignment provisions.

Licensor would prepare the first draft of the Definitive Agreement and such draft would include terms that are consistent with this term sheet.

33.	Costs

Each Party would bear its own costs and expenses, including legal and accounting fees, in connection with the proposed transaction, including the negotiation and execution of the Definitive Agreement.

LHG shall reimburse Licensor for all direct, demonstratable administrative and support costs that are reasonably and properly incurred in performing its obligations under the Definitive Agreement in respect of each Licensed Product, including any patent prosecution and maintenance costs with respect to such Licensed Product, once LHG has exercised its Opt-In in respect of that Licensed Product. Licensor shall, following LHG’s reasonable request, provide evidence of such costs.

34.	Conditions

Entry into the Definitive Agreement would be subject to any third party consents required with respect to the Licensed Products and Licensed IP, including but not limited to any consents required from [***] under the [***].

The Parties would reasonably cooperate with each other to obtain any such required consents, and LHG would be responsible for any costs and expenses incurred by Licensor in respect of any such required consents.

Appendix 2

Completion Certificate Of Life Medical Group Limited

[●], 202[5]

This Completion Certificate is made and delivered by the undersigned director of Life Medical Group Limited (the Seller) pursuant to Schedule 7, Part 1 of the Share Purchase Agreement, dated as of [●] January, 2025 (as such agreement may be amended from time to time, the Agreement), among the Seller, Life Healthcare Group Holdings, the Purchaser and the Purchaser’s Guarantor (each as defined in the Agreement).

Capitalised terms used herein but not otherwise defined shall have the meanings given to such terms in the Agreement.

The undersigned hereby certifies on behalf of the Seller, solely in such undersigned’s capacity as [a member of the board of directors]/[an executive officer] of the Seller and not in the undersigned’s individual capacity, that:

(a)
the Seller has, at all times prior to Completion (save for any breaches of clause 7.1 cured in accordance with the relevant period set out in clause 7.4) complied in all material respects with its obligations pursuant to clause 7.1 of the Agreement; and
(b)
the Seller’s Fundamental Warranties are true and correct in all respects at the Completion Date as though made as of the Completion Date.

………………………………..

[Director/Executive Officer]

Annex 1

1.
All applicable approvals, clearances or waiting periods under the HSR Act, and any agreement with a Governmental Entity not to consummate the Transaction, shall have been obtained, expired or been terminated and no Governmental Entity of competent jurisdiction shall have entered or issued any decision, injunction, ruling or order with respect to Section 7 of the Clayton Act that is in effect and enjoins or otherwise prohibits the consummation of the Transaction.
2.
Following submission by the Purchaser of the CMA Briefing Paper to the CMA, either:
i.
the CMA confirming prior to the time at which all other Conditions have been satisfied (or waived) in terms satisfactory to the Purchaser that it has no further questions; or
ii.
if prior to the Completion Date, the CMA opens an investigation into the Transaction or imposes an order preventing Completion, the consent of the CMA under the Enterprise Act 2002 of the United Kingdom.
3.
The German Federal Ministry for Economic Affairs and Climate Action (Bundesministerium für Wirtschaft und Klimaschutz; BMWK) has:
i.
issued a certificate of non-objection (Unbedenklichkeitsbescheinigung) pursuant to sec. 58 para. 1 German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung; AWV) (Certificate of Non-Objection) or a clearance decision (Freigabe) pursuant to sec. 58a para. 1 AWV (Clearance) in relation to the Transaction; or
ii.
failed to initiate formal proceedings within the period set out in sec. 14a para. 1 no. 1 German Foreign Trade and Payments Act (Außenwirtschaftsgesetz; AWG), also in combination with sec. 14a para. 5 AWG; or
iii.
failed to prohibit the Transaction or to issue binding orders (Anordnungen) or other restrictions or obligations in relation thereto within the period specified in sec. 14a para. 1 no. 2, also in combination with sec. 14a paras 4 to 7 AWG; or
iv.
issued binding orders (Anordnungen) or any other restrictions or obligations in relation to the Transaction within the time periods specified in sec. 14a AWG, and the Purchaser, within ten (10) Banking Days of receipt of the relevant administrative decision (Verwaltungsakt), having notified the Seller in writing that it is prepared to comply with such orders and still wishes to consummate this Agreement, unless the Purchaser, to the extent legally permissible, decides to abstain from accomplishing a foreign direct investment proceeding in Germany.

SIGNATORIES

Executed on behalf of LIFE MEDICAL GROUP LIMITED by Petrus Phillippus Van Der Westhuizen, a director, and Peter Gerard Wharton-Hood, a director	……………………………………
Signature
……………………………………
Signature

Executed on behalf of LIFE HEALTHCARE GROUP HOLDINGS LIMITED by Petrus Phillippus Van Der Westhuizen, a director, and Peter Gerard Wharton-Hood, a director	……………………………………
Signature
……………………………………
Signature

Executed on behalf of LANTHEUS RADIOPHARMACEUTICALS UK LIMITED by Daniel Niedzwiecki, sole director	……………………………………
Signature

Executed on behalf of LANTHEUS MEDICAL IMAGING, INC. by Brian Markison, Chief Executive Officer	…………………………………… Signature